UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SunEdison Semiconductor Limited
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SUNEDISON SEMICONDUCTOR LIMITED
(Incorporated in the Republic of Singapore)
(Company Registration Number 201334164H)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on July 29, 2015

To our shareholders:
You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, the 2015 Annual General Meeting of Shareholders (the “2015 AGM”) of SunEdison Semiconductor Limited (“SSL” or the “Company”), which will be held at the Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303 U.S.A., at 7:00 a.m., Central Time, on Wednesday, July 29, 2015, for the following purposes:
As Ordinary Business

1.	To re-elect seven directors (being the entire Board of Directors) to serve on the Board of Directors;

2.
To approve the re-appointment of KPMG LLP as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015, and to authorize the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2016 Annual General Meeting of Shareholders (the “2016 AGM”);

As Special Business

3.
To consider as an ordinary resolution approval of the cash compensation to be paid to members of the Board of Directors from the date of the 2015 AGM through the date the 2016 AGM is held and for each approximately 12-month period thereafter;

4.	To consider as an ordinary resolution authorization of the Board to allot and issue shares of the Company;

5.	To consider as an ordinary resolution authorization of the Board to repurchase shares of the Company (the “Share Repurchase Mandate”);
As Ordinary Business

6.	To transact such other business as may properly come before the meeting and all adjournments thereof.
Further details in respect of the above resolutions are set out in the Company’s proxy statement for the 2015 AGM.

Notes About the 2015 Annual General Meeting of Shareholders
Singapore Statutory Financial Statements. At the 2015 AGM, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended December 31, 2014, together with the reports of the directors and auditors thereon, in compliance with the laws of Singapore. Shareholder approval of our Singapore audited accounts is not being sought by the proxy statement for the 2015 AGM (the “Proxy Statement”) and will not be sought at the 2015 AGM.
Proxy Materials on the Internet. We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders of record who own our ordinary shares in their own name registered with our transfer agent, Computershare Trust Company, N.A.) are not able to vote their shares over the Internet, but we provide this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or other nominee).

We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our 2015 AGM.
Eligibility to Vote at Annual General Meeting of Shareholders; Receipt of Notice. Our Board has fixed the close of business on June 5, 2015 as the record date for determining those shareholders who will be entitled to receive copies of this notice and accompanying Proxy Statement or the Notice of Availability of Proxy Materials. However, under Singapore law, only registered shareholders or “shareholders of record” on July 29, 2015 will be entitled to vote at the 2015 AGM. If you have sold or transferred all of your ordinary shares of the Company, you should immediately forward this Proxy Statement and the accompanying proxy card to the purchaser or transferee, or to the bank, broker or agent through whom the sale was effected, for onward transmission to the purchaser or transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC, we understand that in order for your vote to be counted at the 2015 AGM, you must also have been a holder of shares at, and with effect from, June 5, 2015, the date for determining shareholders entitled to receive notice of the 2015 AGM and related proxy materials. As of June 5, 2015, we had 41,603,314 ordinary shares issued and outstanding.
Quorum. The attendance, in person or by proxy, of at least a majority of our outstanding ordinary shares at the 2015 AGM is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2015 AGM, either in person or by proxy.
Proxies. A shareholder of record, entitled to attend and vote at the 2015 AGM, is entitled to appoint a proxy to attend the meeting and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If not delivered in person at the 2015 AGM, a proxy card must be received by us c/o Broadridge, 51 Mercedes Way, Endgewood, New York 11717, not less than 48 hours before the time appointed for holding the 2015 AGM or within such other time as may be required by the Singapore Companies Act. A shareholder of record may revoke its proxy at any time prior to the time it is voted. Shareholders of record who are present at the meeting may revoke their proxies in person or, if they prefer, may allow their proxies to be voted.
If you are a beneficial owner, you may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials by mail, you may vote by mail.
Mandatory Disclosure Regarding Share Repurchase Mandate Funds. Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore will be used to repurchase our ordinary shares if Proposal 5 (the Share Repurchase Mandate) is approved. In the event that we elect to purchase or acquire any of our ordinary shares, depending on the number of ordinary shares repurchased or acquired and then current market, business and other relevant conditions, we may use our internal sources of funds and/or external borrowings to finance any such purchases or acquisitions. The amount of funds required for us to purchase or acquire our issued ordinary shares, and the impact on our financial position will depend on the number of ordinary shares we purchase or acquire and the price at which we make such purchases. Our directors do not propose to exercise the Share Repurchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of
Shareholders to be held on July 29, 2015:
The notice of meeting, Proxy Statement and annual report to shareholders are available at
www.proxyvote.com.

June 17, 2015                        By Order of the Board,

SHAKER SADASIVAM
Director, President and Chief Executive Officer

You should read the entire accompanying Proxy Statement carefully prior to voting.

YOUR VOTE IS IMPORTANT
Brokers are not permitted to vote shares in director elections or most other matters appearing on the agenda for our annual meeting without instructions from the beneficial owner of those shares. If your shares are held in the name of your broker or bank, it is important to provide instructions with respect to your vote. We encourage you to vote promptly, even if you intend to attend the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2015
The Company’s proxy statement for the 2015 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended December 31, 2014 and the Company’s full annual report on Form 10-K for the 2014 fiscal year are available at www.sunedisonsemi.com.

SUNEDISON SEMICONDUCTOR LIMITED
PROXY STATEMENT FOR
2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

i

PROXY STATEMENT
for the
2015 ANNUAL GENERAL MEETING
of
SHAREHOLDERS
of
SUNEDISON SEMICONDUCTOR LIMITED
To Be Held on Wednesday, July 29, 2015
7:00 a.m. (Central Time)
at the Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303 U.S.A.

We are making this Proxy Statement available in connection with the solicitation by the Board of SSL (the “Board”) of proxies to be voted at the 2015 Annual General Meeting of Shareholders (the “2015 AGM”), or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice”). Unless the context otherwise requires, references in this Proxy Statement to “SSL,” “the Company,” “we,” “our,” “us” and similar terms are to SunEdison Semiconductor Limited.
Proxy Mailing. This Proxy Statement, the enclosed Proxy Card and the Notice were first made available on or about June 17, 2015 to shareholders of record as of June 5, 2015.
Costs of Solicitation. We will bear the cost of soliciting proxies. We intend to retain DF King, an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $12,500 plus reimbursement of reasonable expenses. We and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our ordinary shares.
Our Registered Office. The mailing address of our registered office is 9 Battery Road, #15-01, Straits Trading Building, Singapore 049910. Please note, however, that any shareholder communications should be directed to the attention of our General Counsel at the offices of SSL’s U.S. subsidiary, SunEdison Semiconductor LLC, 501 Pearl Drive, St. Peters, MO 63376, U.S.A.
Financial Statements; Presentation. In accordance with the laws of Singapore, our Singapore statutory financial statements are provided with this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement have been presented in U.S. dollars.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The close of business on June 5, 2015 is the record date for shareholders entitled to notice of the 2015 AGM. All of our ordinary shares issued and outstanding on July 29, 2015 are entitled to be voted at the 2015 AGM, and only shareholders of record on July 29, 2015 will be entitled to vote; each such shareholder will have one vote for each ordinary share so held on the matters to be voted upon. As of June 5, 2015, we had 41,603,314 ordinary shares issued and outstanding.
Proxies. Ordinary shares represented by proxies in the accompanying form, which are properly executed and received by us in accordance with the instructions set forth in the Notice, will be voted by the individuals named therein-Shaker Sadasivam, Jeffrey Hall and Sally Townsley, or any of them or their designees (together, the “Proxy Holders”)-at the 2015 AGM in accordance with the shareholders’ instructions set forth in the proxy. A Proxy Holder need not also be a shareholder.
If you sign and return your proxy but do not indicate how your shares are to be voted, then shares represented by proxies will be voted by the Proxy Holders in accordance with our Board’s recommendations: FOR the election of our Board nominees named in Proposal 1 and FOR each of Proposals 2 to 5.
Management does not know of any matters to be presented at the 2015 AGM other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. Without limiting our ability to apply the advance notice provisions in our Articles of Association with respect to the procedures that must be followed for a matter to be properly presented at an annual general meeting, if other matters should properly come before the 2015 AGM, the Proxy Holders will vote on such matters in accordance with their best judgment.

Any shareholder of record entitled to attend and vote at the 2015 AGM, has the right to revoke his or her proxy at any time prior to voting at the 2015 AGM by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, no later than 48 hours before the appointed time of the meeting or within such other time as may be required by the Singapore Companies Act, or (ii) attending the meeting and voting in person
If you are an institution and hold your shares in an account with the Depository Trust Company (“DTC”), vote your shares through DTC’s procedures. Your shares must be voted no less than 48 hours prior to the meeting (or within such other time as may be required by the Singapore Companies Act) or such longer period prior to the meeting as may be specified by DTC’s procedures. You may not vote your shares in person at the 2015 AGM unless you obtain a legal proxy from DTC.
If your ordinary shares are held in “street name” through a broker, bank, or other nominee, you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted. If you wish to change or revoke .your voting instructions, you will need to contact your broker, bank or other nominee holding your ordinary shares and follow their instructions. You may not vote your shares in person at the 2015 AGM unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares instead of the broker, bank or other nominee holding your shares.
If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC, we understand that in order for your vote to be counted at the 2015 AGM, you must also have been a holder of shares at, and with effect from, June 5, 2015, the date for determining shareholders entitled to receive notice of the 2015 AGM and related proxy materials. Shares held other than in registered form by a shareholder of record must be voted no less than 48 hours prior to the meeting (or within such other time as may be required by the Singapore Companies Act) or such longer period as may be specified by DTC’s, or DTC participants’, procedures. If you become a beneficial holder of shares after June 5, 2015 but before the meeting date and you wish to vote your shares, you must become a shareholder of record prior to the meeting date and (i) request a proxy card and return it in accordance with the procedures noted above or (ii) attend the meeting and vote in person. Please contact your broker, bank or other nominee holding your shares if you wish to become a shareholder of record.
Quorum. Representation at the 2015 AGM, in person or by proxy, of at least a majority of all issued and outstanding ordinary shares is required to constitute a quorum.
Abstentions and Broker Non-Votes. Abstentions and “broker non-votes” are considered present and entitled to vote at the 2015 AGM, for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a bank, broker or other nominee holding shares on behalf of a beneficial owner may not vote ordinary shares held by it because it (1) has not received voting instructions from the beneficial owner of those shares and (2) lacks discretionary voting power to vote those shares. A broker non-vote is treated as being entitled to vote on the relevant proposal but is not counted for purposes of determining whether a proposal has been approved and, therefore, has the practical effect of a vote against the proposal.
If you are a beneficial owner, your bank, broker or other nominee is entitled to vote your shares on “routine” matters, even if it does not receive voting instructions from you. Routine matters include all of the proposals to be voted on at the 2015 AGM, other than Proposal 1 (election of directors) and Proposal 3 (directors’ cash compensation).
Required Vote. With respect to Proposal 1 (election of directors), each nominee must receive the affirmative votes of at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2015 AGM and entitled to vote on the proposal in order to be elected.
The affirmative vote of shareholders holding at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2015 AGM and entitled to vote on the proposal is required to approve the re-appointment of KPMG LLP as the independent registered public accounting firm and independent Singapore auditor and authorize the Audit Committee to fix their remuneration pursuant to Proposal 2, and to approve the ordinary resolutions contained in Proposal 3 (directors’ cash compensation), Proposal 4 (authorization of ordinary share allotments and issuances) and Proposal 5 (the Share Repurchase Mandate).
Voting Procedures and Tabulation. We have appointed a representative of Broadridge Financial Solutions, Inc. as the inspector of elections to act at the 2015 AGM and to make a written report thereof. Prior to the 2015 AGM, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares outstanding and the voting power of each, determine the ordinary shares represented at the 2015 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PROPOSAL 1:
ELECTION OF DIRECTORS

General
Pursuant to the Singapore Companies Act, Chapter 50 (the “Singapore Companies Act”) and our Articles of Association, our Board must have at least one director who is ordinarily resident in Singapore. Pursuant to our Articles of Association, there is no maximum number of directors that may hold office at any time. Our Board currently consists of eight members and each of our directors is elected annually. We currently have one vacancy on the Board due to the recent resignation of Brian Wuebbels. We are in the process of a search for qualified candidates to fill this vacancy. At this time, we are seeking re-election of the remaining seven members of our Board.
The Company's directors are encouraged to attend the annual general meeting of shareholders. The 2015 AGM is the Company’s first AGM.

Director Nominees
Directors are elected at each AGM and hold office until their successors are duly elected or qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the seven individuals below for election as directors, all of whom are currently directors of the Company. Our Board expects that each of the nominees listed below will be available to serve as a director. Shareholders may not vote their proxies for a greater number of persons than the number of nominees named below.
In considering whether the director nominees have the experience, qualifications, attributes and skills, taken as a whole, to serve as directors of the Company, in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and our Board focused primarily on the information discussed in each of the director nominee’s biographical information set forth below. Our Board believes that each nominee has relevant experience, personal and professional integrity, the ability to make independent, analytical inquiries, experience with and understanding of our business and business environment and willingness and ability to devote adequate time to Board duties. We also believe that our directors together have the skills and experience to form a board that is well suited to oversee the Company.
Although the Nominating and Governance Committee does not have a formal written diversity policy for the Board, the Committee determines the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, with the objective of having a Board with adequately diverse backgrounds and experiences in light of the circumstances existing at that time. The Committee evaluates each individual in the context of the individual's potential contribution to the Board as a whole, with the objective of recommending a collective group that can best promote the success of the Company's business, represent shareholder interests through the exercise of sound judgment and allow the Board as a whole to benefit from the group's varying backgrounds and experiences.
Set forth below is certain information concerning the nominees for directors of the Company:
Antonio R. Alvarez, age 58, has served as one of our directors since May 2014. Mr. Alvarez is retired. He most recently served as the Chief Operating Officer of Aptina Imaging, an imaging technology company, from 2012 to August 2014. Prior to joining Aptina Imaging, Mr. Alvarez served as Chief Operating Officer of Advanced Analogic Technologies from October 2010 to 2012 and Chief Executive Officer of Leadis Technology from November 2005 to September 2009. Mr. Alvarez also served as Senior Vice-President of the Memory Products Division as well as Research & Development at Cypress Semiconductor prior to 2005. Mr. Alvarez also serves on the board of directors of SunEdison, Inc. (NYSE: SUNE) and ChipMOS Technologies (Bermuda) Ltd. (Nasdaq: IMOS), a leading independent provider of semiconductor testing and assembly services to customers in Taiwan, Japan and the United States. Mr. Alvarez brings to our board of directors extensive leadership and operations experience as a senior executive of several technology companies, as well as deep insights into the industry in which we operate from serving on the board of directors of public companies operating in the semiconductor industry.

Gideon Argov, age 58, has served as one of our directors since May 2014. Mr. Argov is an Advisory Director to Berkshire Partners, a position he has held since May 2013. Mr. Argov previously served as Chief Executive Officer of Entegris, a global provider of materials and components to the semiconductor and electronics industries from 2004 to 2012 and as a Managing Director of Parthenon Capital from 2001 to 2004. Previously, he served for nine years as Chairman and Chief Executive Officer of Kollmorgen, a factory automation and electro-optical systems provider. Mr. Argov served for four years as a combat officer and Company Commander in the armored corps of the Israel Defense Forces. Mr. Argov is also a director of J.M. Huber Corporation and Servotronix, each privately held, and a member of the Council on Foreign Relations and the International Council of the Belfer Center at the John F. Kennedy School of Government. Additionally, Mr. Argov is involved in numerous non-profit organizations including Beth Israel Deaconess Medical Center in Boston and the Inter-Disciplinary Center (IDC) in Herzliya, Israel, where he founded the Shlomo Argov Fellows Program for public sector leadership. Mr. Argov brings to our board of directors significant leadership experience as the former chief executive officer of two companies, including one that operates in the semiconductor industry, and financial expertise as a managing partner or advisor to leading private investment firms.
Michael F. Bartholomeusz, age 46, has served as one of our directors since May 2014. Dr. Bartholomeusz is currently Chief Executive Officer and a member of the Board of Directors of HZO Inc., a privately held thin film nanotechnology company, positions he has held since July 2013. Prior to joining HZO Inc., Dr. Bartholomeusz served as Managing Partner of Apex Management Partners, a firm providing advisory services in the fields of technology, business development and strategic transactions, from 2007 to June 2013, and as Chief Executive Officer and member of the Board of Directors of AQT Solar, a privately-held producer of thin-film solar products, from 2008 to December 2012. Previously, Dr. Bartholomeusz spent 11 years in various positions at WC Heraeus, GmbH, a company with holdings in the electronics, medical and materials industries, most recently as Executive Vice President and Division Manager. Dr. Bartholomeusz also serves on the board of directors of Banyan Energy Inc., a privately-held solar energy company. He previously served on the board of directors of Inner Mongolia Electrolyte Metals and Powders Co., a privately held Chinese company, and on the boards of directors of subsidiaries of Heraeus in Japan and Singapore. Dr. Bartholomeusz brings to our board of directors extensive leadership experience as a senior executive of several technology-based companies, as well as global experience in regions and countries outside the United States including Europe, Japan, Singapore, Taiwan, India and China through his work with Heraeus and Inner Mongolia Electrolyte Metals and Powders.
Jeffrey A. Beck, age 52, has served as one of our directors since May 2014. Mr. Beck is President and CEO of Presstek, LLC, a private equity-owned leader in the digital global offset printing industry, a position he has held since May 2014. Prior to joining Presstek, LLC, Mr. Beck served as Chief Operating Officer of iRobot Corporation, a leading provider of robots to the consumer and defense and security markets, from April 2012 to December 2013, and as President of its Home Robot Division from March 2009 to March 2012. Prior to joining iRobot, Mr. Beck was with AMETEK corporation, a manufacturer of electronic instruments and electromechanical devices, from 2004 to 2009, most recently as Senior Vice President and General Manager, Aerospace and Defense. From 1999 to 2004, Mr. Beck held management positions at two divisions of Danaher Corporation. Mr. Beck began his career at Emerson Electric Corporation, holding various engineering and sales positions from 1989 to 1999. Mr. Beck currently serves on the board of directors of Fiber Optic Components, a privately-held company. Mr. Beck’s qualifications to serve on our board include extensive leadership and operational experience from his senior management positions at technology-based companies.
Justine F. Lien, age 52, has served as one of our directors since May 2014. Ms. Lien has served on the board of directors and as chair of the audit committee and a member of the nominating and corporate governance committees of Avago Technologies Limited (Nasdaq: AVGO) since 2008. Previously, Ms. Lien served as the Chief Financial Officer, Vice President of Finance, Treasurer and Secretary of Integrated Circuit Systems, Inc., from May 1999 to September 2005 when ICS merged with Integrated Device Technologies, Inc., following which Ms. Lien retired. She joined ICS in 1993 holding titles including Director of Finance and Administration and Assistant Treasurer. Ms. Lien served as a director of Techwell, Inc. from January 2006 until July 2010, where she also served as the chairperson of the audit committee. Ms. Lien holds a B.A. degree in accounting from Immaculata College and an M.T. degree in taxation from Villanova University, and is a certified management accountant. Ms. Lien’s qualifications to serve on our board include her career in senior financial management positions with, and on the board of directors of, semiconductor companies, and her education and training as an accounting professional.
Dr. Shaker Sadasivam, age 55, has served as our President and Chief Executive Officer and a director since December 2013 and as SunEdison’s Executive Vice President and President-Semiconductor Materials since October 2009 and Senior Vice President, Research and Development from July 2002 to September 2009. Prior to that time, Dr. Sadasivam served in various positions for SunEdison, including as President of MEMC Japan Ltd., SunEdison’s Japanese subsidiary, from April 2002 to June 2002, as Director, Worldwide Operations Technology from July 2000 to March 2002, as Director, Technology for MEMC Korea Company, SunEdison’s South Korean subsidiary, from July 1999 to June 2000, and in positions in the manufacturing technology group from September 1997 to June 1999. Dr. Sadasivam’s extensive experience working in our business, including as the President of our business under SunEdison, allows him to advise our Board on management’s perspective with respect to a full range of issues affecting our company.

Abdul Jabbar Bin Karam Din, age 45, has served as one of our directors since May 2014. Mr. Jabbar has served as the head of the corporate and transactional practice, and as an executive committee partner at Rajah & Tann Singapore LLP, a Singapore law firm, since March 1, 2014. Previously, Mr. Jabbar served as an equity partner of Rajah & Tann Singapore LLP from January 2008 to March 2014. Mr. Jabbar currently serves as a director for R&T Corporate Services Pte Ltd, a privately-held company, and as a member of the Singapore Academy of Law and the Law Society of Singapore. Mr. Jabbar’s qualifications to serve on our board include his extensive knowledge of Singapore law from his almost 21-year career practicing corporate and transactional law, as well as his legal experience in other regions in which we operate, including South East Asia.
Mr. Jabbar is our Singapore resident director. Due to the Singapore Companies Act requirement that we have at least one director who is ordinarily resident in Singapore in office at all times, in the event that Mr. Jabbar is not re-elected at the 2015 AGM, he will continue in office after the 2015 AGM as a member of our Board until his qualifying successor (i.e., a Singapore resident director) is appointed.
In the event that a director resigns from our Board or otherwise becomes unwilling or unable to serve after the mailing of this Proxy Statement but before the 2015 AGM, our intention would be to make a public announcement of such resignation and leave such Board seat vacant until a replacement nominee can be properly identified, qualified and appointed. If such Board seat were left vacant, this would reduce the number of director nominees to be elected at the 2015 AGM. Votes received in respect of such director would not be counted in such circumstances.
There are no family relationships between any of our directors or executive officers.

Our Board recommends a vote FOR the election of each of the director nominees listed above to our Board.

CORPORATE GOVERNANCE

Board of Directors
From the time of our initial public offering of our ordinary shares which closed in May 2014 (the “IPO”) until April 27, 2015, our Board consisted of eight directors. On April 27, 2015, Mr. Brian Wuebbels resigned from the Board and the vacancy created by his resignation has not yet been filled. The Nominating and Governance Committee is currently in the process of conducting a search for a replacement for Mr. Wuebbels.
The authorized number of directors may be changed from time to time by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by our Board. The term of office for each director will be until his or her successor is duly elected and qualified or his or her death, resignation or removal, whichever is earliest to occur.
Our Articles of Association give our Board general powers to manage our business. Our Board oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer.
During 2014, subsequent to our IPO, our Board held three meetings and all directors attended at least 75% of the Board meetings and the meetings of the committees on which they served, except for Mr. Jabbar.

Director Independence
From the time of our IPO until the completion of a secondary public offering of our ordinary shares by selling shareholders which closed in January 2015 (the “Secondary Offering”), we were a “controlled company” for purposes of the Nasdaq Global Select Market rules because SunEdison, Inc. (“SunEdison”) owned more than 50% of our outstanding shares. Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Upon the completion of the Secondary Offering, SunEdison’s ownership in us was reduced to 25.6% of our outstanding shares. As a result, we are no longer a “controlled company” under the rules of the Nasdaq Global Select Market. Subject to the phase-in periods under those rules, we are required to have a Board consisting of a majority of independent directors and nominating and compensation committees consisting of entirely independent directors.

Our Board has determined that Messrs. Alvarez, Argov, Bartholomeusz, Beck and Jabbar and Ms. Lien, or six of our seven directors, are “independent directors” as defined by the Nasdaq Global Select Global Market rules and that none of such directors has a material relationship with the Company. In reaching such determination, the Board considered the status of Mr. Jabbar as a partner at Rajah & Tann, the Company's Singapore legal counsel. Because the fees paid by the Company to Rajah & Tann Singapore LLP do not approach the threshold which would constitute a bar to independence under Nasdaq rules, the Board concluded that Mr. Jabbar's status as a partner of Rajah & Tann Singapore LLP is not a relationship that precludes him from exercising independent judgment in carrying out his responsibilities as a Board member. The Board also considered the status of Mr. Alvarez as a director of SunEdison, Inc., the Company’s largest shareholder, and determined that such relationship is not one that precludes him from exercising independent judgment in carrying out his responsibilities. The Board considered that, because Mr. Alvarez is not an executive officer of SunEdison, Inc., his compensation is not tied to the financial performance of SunEdison, Inc., which is based in part of the financial performance of the Company. Dr. Sadasivam does not meet the independence standards because he is an employee of the Company. Mr. Brian Wuebbels, who was a member of our Board from the date of our IPO through April 27, 2015, when he resigned, was not considered independent as he was an employee of SunEdison.
As a result, our Board currently consists of a majority of independent directors. In addition, our Compensation Committee consists entirely of independent directors and two of the three members of our Nominating and Corporate Governance Committee are independent directors. Under the phase-in rules of the Nasdaq Global Select Market, our Nominating and Corporate Governance Committee will be required to consist solely of independent directors within one year following the completion of the Secondary Offering. The Sarbanes-Oxley Act and Nasdaq Global Select Market rules require that our Audit Committee be composed of at least three members, one of whom was required to be independent upon the listing of our ordinary shares on the Nasdaq Global Select Market, a majority of whom were required to be independent within 90 days following our IPO, and each of whom will be required to be independent within one year of our IPO. Our Audit Committee currently consists entirely of independent directors.

Board Leadership Structure and Role in Risk Management
Our Board believes that at the present time the Company and its shareholders are best served by a Board leadership structure in which the roles of the Chief Executive Officer and the Chairman of the Board are held by different individuals. We have reached this conclusion because, as a newly public company, we believe that our Chief Executive Officer should be generally responsible for setting the strategic direction of the Company and for the day-to-day leadership of the Company’s operations, while a separate individual, the Chairman, provides oversight of that strategic direction setting and day-to-day operational leadership. The Chairman is thus available also to provide strong ,independent leadership to assist our Board in fulfilling its role of overseeing all management of the Company and its risk management practices, to approve the agenda for meetings of our Board and to preside over Board meetings and over the meetings of our non-management and independent directors in executive session. Currently, Dr. Sadasivam serves as our President and Chief Executive Officer and Mr. Alvarez, an independent director, serves as Chairman of our Board.
Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
Our Board delegates to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Board Committees

Committees of our Board of Directors
The standing committees of our Board are an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees reports to our Board as they deem appropriate and as our Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee
The Audit Committee is responsible for, among other matters: (1) oversight and review of our financial statements and financial reporting processes; (2) our systems of internal accounting and financial controls and disclosure controls; (3) the qualifications and independence of our independent auditors; (4) the performance of our internal audit function and independent auditors; and (5) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and our Board. During 2014, since our IPO, the Audit Committee held five meetings.
The Audit Committee currently consists of Ms. Lien and Messrs. Alvarez and Beck. From the date of the IPO until January 28, 2015, the Audit Committee consisted of Ms. Lien and Messrs. Wuebbels and Beck. On that date, Mr. Wuebbels resigned from the Audit Committee and the Board named Mr. Alvarez as his replacement. We believe that each current member of the Audit Committee qualifies as an independent director according to the rules and regulations of the SEC and the Nasdaq Global Select Market with respect to audit committee membership.
We believe that each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market We also believe that Ms. Lien qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board adopted a written charter for the Audit Committee, which is available on our corporate website at www.sunedisonsemi.com. The information on our website is not part of this Proxy Statement.

Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing and approving all compensation, including incentive compensation and corporate and individual goals and objectives relevant to our chief executive officer and evaluating our chief executive officer’s performance in light of those goals and objectives; (2) reviewing and approving the base salaries, incentive compensation and equity-based compensation of our other executive officers; (3) approving all significant compensation or incentive plans for executives, including material changes to all such plans; and (4) having the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser. During 2014, since our IPO, the Compensation Committee held three meetings.
The Compensation Committee consists of Messrs. Alvarez, Argov and Bartholomeusz, each of whom we believe qualifies as an independent director. Our Board adopted a written charter for the Compensation Committee, which is available on our corporate website at www.sunedisonsemi.com. The information on our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) assisting our Board by identifying individuals qualified to become members of our board; (2) recommending to our board the director nominees for the next annual general meeting of shareholders or in connection with filling vacancies on our board; (3) recommending to our board our Corporate Governance Guidelines; and (4) leading our board in its annual review of the board’s performance. During 2014, since our IPO, the Nominating and Corporate Governance Committee held one meeting.
The Nominating and Corporate Governance Committee currently consists of Messrs. Alvarez, Bartholomuesz and Dr. Sadasivam. From the date of our IPO until January 28, 2015, the Nominating and Governance Committee consisted of Mr. Alvarez and Dr. Sadasivam. On that date, the Board named Mr. Bartholomeusz as an additional member of the committee. We believe that Messrs. Alvarez and Bartholomeusz qualify as independent directors. Our Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.sunedisonsemi.com. The information on our website is not part of this Proxy Statement.

Shareholder Communications With Our Board
Shareholders may communicate with our Board at the following address:
The Board of Directors
SunEdison Semiconductor Limited
c/o General Counsel
SunEdison Semiconductor LLC
501 Pearl Drive
St. Peters, MO 63376
U.S.A.

Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded will be made available to any director upon request.

Shareholder Nominations to Our Board of Directors
Shareholders can recommend qualified candidates for our Board by submitting recommendations to our General Counsel, c/o SunEdison Semiconductor LLC, 501 Pearl Drive, St. Peters, MO 63376, U.S.A. Submissions that include the following requirements will be forwarded to our Board for review and consideration:

•	the candidate’s name and business address;

•	a resume or curriculum vitae describing the candidate’s qualifications, which clearly indicates that he or she has the necessary experiences, skills and qualifications to serve as a director;

•	a statement from the candidate that he or she consents to serve on our Board if elected; and

•
a statement from the person submitting the candidate that he or she is the registered holder of ordinary shares, or if the shareholder is not the registered holder, a written statement from the record holder of the ordinary shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of ordinary shares.

Qualified director candidates suggested by shareholders will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).
The Board seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board.

Code of Business Conduct
Our Board adopted a code of business conduct which applies to all of our employees, officers and directors. Our Board also adopted a supplemental code of conduct applicable to senior financial employees. The full text of our codes of business conduct are posted on our website at www.sunedisonsemi.com. If we make any substantive amendments to these codes or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K. The information on our website is not part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
No officer or employee has served as a member of our Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Family Relationships
There are no family relationships between any of our executive officers and directors or director nominees.

Risk Assessment and Compensation Practices
The Committee believes it has allocated executive compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The performance metric for the annual incentive program is driven by broad-based corporate performance and encourages decision-making that is in the best long-term interests of the Company and its shareholders. The use of full value restricted stock awards under our long-term incentive program also mitigates risk and the multi-year vesting of those equity awards properly account for the time horizon of risk.

Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co, Inc. (“F. W. Cook”) as its compensation consultant to advise the committee on executives’ and directors’ compensation. F. W. Cook has not provided and does not provide any other services to the Company that are not at the direction of the Compensation Committee. The Compensation Committee has assessed the independence of F. W. Cook pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent F. W. Cook from serving as an independent consultant to the Compensation Committee. F.W. Cook did not have a role in setting executive or director compensation for 2014.

DIRECTORS’ COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash compensation paid to our non-employee directors. We do not compensate our directors who are employees of us or of SunEdison (“non-employee directors”) for their service on our Board or any committee of our Board.

Non-Employee Directors Compensation Program
Under the non-employee director compensation program in place during 2014, non-employee directors received, and the table below under “Directors’ Compensation for 2014” reflects, the following cash fees for their service on the Board and its Committees:

•	$50,000 annual Board cash retainer;

•	$50,000 additional cash retainer for the chairman of the Board;

•	$20,000 additional cash retainer for the chairman of the Audit Committee and $7,500 additional cash retainer for each member of the Audit Committee; and

•	$12,500 additional cash retainer for the chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee.
Notwithstanding the above, the fees paid to Mr. Alvarez, who also serves on SunEdison’s board of directors, in respect of his serving as a chair or member of our Board and any Committee of our Board were reduced by 50% for so long as SunEdison owned more than 50% of our ordinary shares. From the date of our IPO through the remainder of 2014, SunEdison owned more than 50% of our ordinary shares. In January 2015, in connection with the Secondary Offering, SunEdison’s ownership of our ordinary shares dropped below 50% and, therefore, Mr. Alvarez’s compensation was no longer reduced by 50% from that date forward.
In addition, the non-employee director compensation program in place during 2014 included, and the table below under “Directors’ Compensation for 2014” reflects, equity compensation grants as follows: Our non-employee directors, other than Mr. Jabbar, who is a partner at Rajah & Tann Singapore LLP, our Singapore law firm, received a one-time grant in July 2014 comprised of (i) 12,500 restricted stock units (“RSUs”) to each of Mr. Argov, Dr. Bartholomeusz, Mr. Beck and Ms. Lien and 6,250 RSUs to Mr. Alvarez, which awards vest in increments of 25% on each of the first four anniversaries of the grant date, and (ii) 8,900 RSUs to each of Mr. Argov, Dr. Bartholomeusz, Mr. Beck and Ms. Lien and 4,400 RSUs to Mr. Alvarez, which awards vest in full on the first anniversary of the date of grant. The RSU grants to Mr. Alvarez were reduced by 50% because SunEdison owned more than 50% of our ordinary shares on the date of grant.
Beginning in 2015, our non-employee directors, other than Mr. Jabbar, will be awarded RSUs for ordinary shares on an annual basis (as of the date of the AGM each year) in connection with their Board service. Each year, RSUs are to be awarded in an amount such that the number of underlying ordinary shares has a total value of $150,000 on the date the award is granted (rounded to the nearest 100 ordinary shares), which vest on the first anniversary of the grant date. For newly elected or appointed independent directors that become directors on a date other than the date of the AGM, such directors would receive RSUs for a pro rata portion of the $150,000 total value.

Non-Employee Directors Proposed Cash Compensation
In January 2015, the Compensation Committee, assisted by F. W. Cook, the committee’s independent compensation consultant, conducted a review of our non-employee director compensation program. This review was conducted to ascertain whether our non-employee directors’ compensation was competitive with that of our peer group of companies used for compensation benchmarking purposes which is comprised of the following 13 companies: Advanced Energy, Brooks Automation, Cabot Microelectronics, Cirrus Logic, Cypress Semiconductor, Diodes, Entegris, MKS Instruments, OmniVision Technologies, Photronics, PMC-Sierra, Silicon Laboratories and Spansion. The Compensation Committee with the assistance of F.W. Cook reviewed, among other things, the current cash and total compensation of our non-employee directors as compared to our peer group of companies and recent trends and developments in director pay.

Based on this review, the Compensation Committee determined that it would not recommend to the Board any changes to the Company’s non-employee director compensation program for 2015.

Directors’ Compensation for 2014
Shown below is information concerning the compensation for service as a director for each member of our Board for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(3)	Total
Antonio R. Alvarez	$35,481	$180,411	$215,892
Gideon Argov	$21,635	$362,516	$384,151
Michael F. Bartholomeusz	$19,038	$362,516	$381,554
Jeffrey A. Beck	$19,904	$362,516	$382,420
Abdul Jabbar Bin Karam Din	$17,308	—	$17,308
Justine F. Lien	$24,231	$362,516	$386,747
Shaker Sadasivam (2)	—	—	—
Brian Wuebbels (2)	—	—	—

(1)
The dollar amounts shown for share awards represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, excluding the effect of forfeitures related to service-based conditions. Our independent directors received a one-time grant in July 2014 comprised of (i) 12,500 RSUs to each of Mr. Argov, Dr. Bartholomeusz, Mr. Beck and Ms. Lien and 6,250 RSUs to Mr. Alvarez, which awards vest in increments of 25% on each of the first four anniversaries of the grant date, and (ii) 8,900 RSUs to each of Mr. Argov, Dr. Bartholomeusz, Mr. Beck and Ms. Lien and 4,400 RSUs to Mr. Alvarez, which awards vest in full on the first anniversary of the date of grant. In accordance with our director compensation policy, our non-independent directors, Messrs. Jabbar, Sadasivam and Wuebbels, did not receive RSU awards. In addition, the RSU grant to Mr. Alvarez, who also serves on SunEdison’s board, was reduced by 50% because SunEdison owned greater than 50% of our ordinary shares on the date of grant.

(2)	Directors who are employees of us or SunEdison receive no additional compensation for serving on our board.

(3)
At December 31, 2014, each of Mr. Argov, Mr. Bartholomeusz, Mr. Beck and Ms. Lien held 21,400 unvested RSUs. The unvested RSUs held by such directors vest as follows: 12,025 RSUs vest on July 29, 2015 and 3,125 RSUs vest on each of July 29, 2016, 2017 and 2018. At December 31, 2014, Mr. Alvarez held 10,650 unvested RSUs. Mr. Alvarez’s unvested RSUs vest as follows: 5,962 RSUs vest on July 29, 2015, 1,562 RSUs vest on July 29, 2016 and 1,563 RSUs vest on each of July 29, 2017 and 2018. No other director held any outstanding stock or option awards as of December 31, 2014.

PROPOSAL 2:
APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT SINGAPORE AUDITOR FOR FISCAL YEAR 2015 AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX ITS REMUNERATION

KPMG LLP has served as our principal independent registered accounting firm since the completion of our IPO in May 2014 and served as the principal independent registered accounting firm for SunEdison, of which we were a wholly owned subsidiary prior to our IPO. During fiscal year 2014, KPMG LLP in Singapore was our independent Singapore auditor of our Singapore statutory financial statements. Pursuant to Section 205(2) and 205(4) of the Singapore Companies Act, any appointment after the initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders.
The Audit Committee has approved, subject to shareholder approval, the re-appointment of KPMG LLP as our independent registered public accounting firm and the independent Singapore auditor for the year ending December 31, 2015. Pursuant to Section 205(16) of the Singapore Companies Act, the remuneration of a company’s auditors shall be fixed by the shareholders in a general meeting or the shareholders may authorize directors to fix the remuneration. Our Board believes that it is appropriate for the Audit Committee, as part of its oversight responsibilities, to fix the auditors’ remuneration. Our Board is therefore also requesting that the shareholders authorize the Audit Committee to fix the auditors’ remuneration for service rendered through our 2016 AGM. We expect a representative from KPMG LLP to be present at the 2015 AGM. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services
The following table presents fees billed by KPMG LLP to us for services rendered for the year ended December 31, 2014. No independent auditors provided any services directly to us during the year ended December 31, 2013, as we were part of SunEdison's consolidated group.

For the Year Ended December 31, 2014
Audit Fees	$1,936,000
Audit-Related Fees	—
Tax Fees	46,000
All Other Fees	—
Total	$1,982,000
Audit fees consisted principally of the annual audit of the financial statements of SSL and its consolidated subsidiaries, reviews of financial statements included in the Form 10-Q, services that are normally provided in connection with statutory and regulatory filings, and services in connection with our registration statement related to our employee benefit plans. Included in audit fees is $185,000 related to our Registration Statement on Form S-1 related to the Secondary Offering. SunEdison has agreed to pay these fees. Tax fees consisted principally of tax compliance services. The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2014 was compatible with maintaining KPMG LLP’s independence.

Audit Committee Pre-Approval Policy
The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee to approve audit services, other than the annual audit engagement terms and fees, audit-related services, tax services and other non-audit services to the extent that pre-approval of a particular service by the full Audit Committee at a regularly scheduled meeting is not practical and provided that any matters approved in such manner are presented to the Audit Committee at its next meeting.

Our Board recommends a vote FOR the approval of the re-appointment of KPMG LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015 and authorization of the Audit Committee to fix their remuneration.

PROPOSAL 3:
ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE DIRECTORS’ CASH COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash compensation paid by us to our directors for services rendered in their capacity as directors. Accordingly, we are seeking shareholder approval to provide payment of cash compensation to our non-employee directors for service on the Board and its committees during the period of approximately 12 months from July 30, 2015, the day after our 2015 AGM, through the date on which our 2016 AGM is held, and for each approximately 12-month period thereafter.
The proposed cash compensation is the same as the directors’ current cash compensation. We believe that this authorization will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board and to continue to provide leadership for our company.
Accordingly, our Board seeks shareholder approval of the following resolution:
RESOLVED THAT, approval be and is hereby given for the Company to provide the following cash compensation to non-employee directors for service on the Board and its committees during the period from the day after the 2015 AGM through the date on which our 2016 AGM is held, and for each approximately 12-month period thereafter:

•	$50,000 annual board of directors cash retainer;

•	$50,000 additional cash retainer for the chairman of the board of directors;

•	$20,000 additional cash retainer for the chairman of the Audit Committee and $7,500 additional cash retainer for each member of the Audit Committee;

•	$12,500 additional cash retainer for the chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee; and

•
appropriate pro rata cash compensation, based on the annual cash compensation set forth above, as applicable, to (i) and director who ceases to be a director or chairman or member of any committee following the 2015 AGM and (ii) any new non-employee director who is appointed to serve on the Board and/or committee after the date of our 2015 AGM, for services for any period of less than 12 months.

The Board recommends a vote FOR the resolution to approve the non-employee directors’ cash compensation.

PROPOSAL 4:
ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ALLOTMENTS AND ISSUANCES

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal to authorize our Board (or a committee thereof) to allot and issue our ordinary shares from time to time, as set forth below, because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.
If this proposal is approved, the authorization would be effective from the date of the 2015 AGM and continue until the earlier of (i) the conclusion of the 2016 AGM or (ii) the expiration of the period within which the 2016 AGM is required by the laws of Singapore to be held. The 2016 AGM is required to be held no later than 15 months after the date of the 2015 AGM or within six months from the financial year end, whichever is earlier. The laws of Singapore allow for an application to be made to the Singapore Accounting and Corporate Regulatory Authority to extend the deadline for holding an AGM for an additional maximum of two months, which may be granted in the discretion of that authority.
Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make, enter into or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue shares or make agreements that would require the allotment and issuance of new ordinary shares. For example, we may issue shares:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares, as well as instruments (including debt instruments) convertible into our ordinary shares; or

•	in connection with our equity compensation plans and arrangements.
Notwithstanding this general authorization to allot and issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under the Nasdaq Stock Market rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of the Company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.
We expect that we will continue to issue ordinary shares and grant options, RSUs and other equity-based awards in the future under circumstances similar to those in the past. As of the date of this Proxy Statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, including any equity compensation plans and awards we have assumed or may assume as a result of any acquisitions we may make, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.
If this proposal is approved, our directors would be authorized to allot and issue ordinary, during the period described above,subject to our Articles of Association, applicable Singapore laws and the Nasdaq Stock Market rules. The issuance of a large number of ordinary shares (or instruments convertible into ordinary shares) could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the Nasdaq Global Select Market. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options, RSUs and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.
Accordingly, our Board seeks shareholder approval of the following resolution:
RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Chapter 50 (the “Singapore Companies Act”), and also subject to the provisions of that Act and our Articles of Association, authority be, and hereby is, given to our Board:

(a)	to:

(i)	allot and issue ordinary shares in our capital; and/or

(ii)
make or grant offers, agreements, options or other instruments (including the grant of awards or options pursuant to our equity-based incentive plans and agreements in effect from time to time) that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including but not limited to, the creation and issuance of warrants, rights, units, purchase contracts, debentures or other instruments (including debt instruments) convertible into ordinary shares), at any time to and/or with such persons and upon such terms and conditions, for such purposes and for consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose and as are set forth in our Articles of Association; and

(b)
to allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance, and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our 2016 AGM or the expiration of the period within which our 2016 AGM is required by law to be held.

Our Board recommends a vote FOR the resolution to authorize ordinary share allotments and issuances.

PROPOSAL 5:
ORDINARY RESOLUTION TO APPROVE THE SHARE REPURCHASE MANDATE

Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the Nasdaq Stock Market rules and such other laws and regulations as may from time to time be applicable.
Singapore law requires us to obtain shareholder approval of a “general and unconditional share purchase mandate” if we wish to purchase or otherwise acquire our ordinary shares. We refer to this as the “Share Repurchase Mandate” and it allows our directors to exercise their authority to purchase or otherwise acquire our outstanding ordinary shares on the terms of the Share Repurchase Mandate.
We are submitting this proposal to seek approval from our shareholders at the 2015 AGM to approve the Share Repurchase Mandate. This share repurchase program does not obligate us to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.
If approved by our shareholders at the 2015 AGM, the authority conferred by the 2015 Share Repurchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force from the date of such shareholder approval until the earlier of the date of our 2016 AGM or the date by which the 2016 AGM is required by law to be held or the date on which the share purchases are carried out to the full extent mandated (the “Relevant Period”). The 2016 AGM is required to be held no later than 15 months after the date of the 2015 AGM or within six months from the financial year end, whichever is earlier (which period may be extended for up to an additional two months upon application by the Company to, and the approval of, the Singapore Accounting and Corporate Regulatory Authority).
The authority and limitations placed on our share purchases or acquisitions under the proposed Share Repurchase Mandate, if approved at the 2015 AGM, are summarized below:

Limit on Number of Ordinary Shares Allowed to be Purchased
During the period in which the Share Repurchase Mandate is effective, we may purchase or acquire that aggregate number of our ordinary shares which is equal to 10% of the total number of issued ordinary shares outstanding as of the date of the passing of this resolution (expected to be July 29, 2015) (unless the share capital of the Company has been reduced in accordance with sections 78C or 78I of the Singapore Companies Act, at any time during the Relevant Period, in which event the total number of ordinary shares of the Company shall be taken to be the total number of issued ordinary shares of the Company as altered by such share capital reduction(s)). There were 41,603,314 of our ordinary shares as of June 5, 2015, the most recent practicable date.

Duration of Share Repurchase Mandate
Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval by shareholders of the Share Repurchase Mandate up to the earlier of:

•	the date on which our next Annual General Meeting of Shareholders is held or required by law to be held;

•	the date on which the authority conferred by the Share Repurchase Mandate is revoked or varied by our shareholders at a general meeting; or

•	the date on which the share purchases are carried out to the full extent mandated

Manner of Purchases or Acquisitions of Ordinary Shares
Purchases or acquisitions of ordinary shares may be made by way of:

•
market purchases on the Nasdaq Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

•
off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with an equal access prescribed by Singapore law.

If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions on such purchases as they see fit and as are in our interests, so long as the terms are consistent with the Share Repurchase Mandate, the regulations and rules of the SEC, the Nasdaq Stock Market (or any other stock exchange on which our ordinary shares may then be listed and quoted), the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy the following conditions:

•	offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

•	all of those persons must be given a reasonable opportunity to accept the offers made; and

•
the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with (i) different accrued dividend entitlements, (ii) different amounts remaining unpaid and (iii) differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price
The purchase price (which shall include any expenses (including brokerage or commission) incurred directly by the Company) to be paid for an ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares, as determined by our directors must not exceed:

•
in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the Nasdaq Global Select Market or as the case may be, any other stock exchange on which our ordinary shares for the time being are listed or quoted, at the time the purchase is effected; and

•
in the case of an off-market purchase pursuant to an equal access scheme, 150% of the “Prior Day Close Price” of our ordinary shares, which means the closing price of an ordinary share as quoted on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Sources of Funds
Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore shall be used. In the event that we elect to purchase or acquire any of our ordinary shares, depending on the number of ordinary shares repurchased or acquired and then current market, business and other relevant conditions, we may use our internal sources of funds and/or external borrowings to finance any such purchases or acquisitions. Our directors do not propose to exercise the Share Repurchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.
Under the Singapore Companies Act, any payment made in consideration of the purchase or acquisition of ordinary shares may be made out of our capital or profits. Acquisitions or purchases made out of capital or profits are permissible only so long as the Company is solvent. Currently, pursuant to Section 76F(4) of the Singapore Companies Act, a company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of such payment; and (b) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities). Recent amendments to the Singapore Companies Act, effective July 1, 2015, change the solvency test set out in Section 76(F)(4). Pursuant to Section 76(F)(4) as amended, a company is solvent if (a) there is no ground on which the company could be found to be unable to pay its debts; (b) if (i) it is intended to commence winding up of the company within the period of 12 months immediately after the date of the payment, the company will be able to pay its debts in full within the period of 12 months after the date of commencement of the winding up, or (ii) it is not intended so to commence winding up, the company will be able to pay its debts as they fall due during the period of 12 months immediately after the date of the payment; and (c) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase, acquisition, variation or release (as the case may be)become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares
The ordinary shares that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to those ordinary shares will expire on cancellation. The total number of issued shares will be reduced by the number of ordinary shares purchased or acquired by us.
We will cancel and destroy certificates, if applicable, in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of ordinary shares.

Financial Effects
Our net tangible assets will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled.
The financial effects on us arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Repurchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired, and the price paid for the ordinary shares.
Under the Singapore Companies Act, purchases or acquisitions of ordinary shares by us may be made out of our profits and/or our capital. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (which shall include any expenses (including brokerage or commission) incurred directly by the Company) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced.

Rationale for the Share Repurchase Mandate
We believe that the Share Repurchase Mandate will benefit our shareholders by providing our directors with appropriate flexibility to cause the repurchase of our ordinary shares if our directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance our operations, acquisitions and other strategic transactions, the level of our debt, and the terms and availability of financing.

Take-Over Implications
If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder’s proportionate interest in our voting capital increases, such increase will be treated as an acquisition under The Singapore Code on Take-overs and Mergers, Appendix 2. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of our company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for our company under Rule 14 of The Singapore Code on Take-overs and Mergers.
The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer can be found under Rule 14 and Appendix 2 of the Singapore Code on Take-overs and Mergers. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of us purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders (and parties acting in concert with them) would increase to 30% or more, or if such shareholders (and parties acting in concert with them) hold between 30% and 50% of our voting rights, the voting rights of such shareholders (and parties acting in concert with them) would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.
Accordingly, our Board seeks shareholder approval of the following resolution:
RESOLVED THAT, pursuant to the provisions of Sections 76C and 76E of the Singapore Companies Act and also subject to the provisions of that Act and our Articles of Association:

(a)
authority be, and hereby is, given to our Board to cause to be purchased or otherwise acquired issued ordinary shares in the capital of the Company, not exceeding in aggregate the number of issued ordinary shares representing 10% of the total number of ordinary shares in the capital of the Company outstanding as of the date of the passing of this resolution by shareholders (unless the share capital of the Company has been reduced in accordance with sections 78C or 78I of the Singapore Companies Act, at any time during the Relevant Period (as defined below), in which event the total number of ordinary shares of the Company shall be taken to be the total number of issued ordinary shares of the Company as altered by such share capital reduction(s)), at such price or prices as may be determined by our Board from time to time, up to the maximum purchase price described in paragraph (c) below, by way of:

(i)	market purchases on the Nasdaq Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

(ii)
off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Board as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, and otherwise in accordance with all other laws as may for the time being be applicable, and the regulations and rules of the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted;

(b)
unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Board pursuant to the mandate contained in paragraph (a) above may be exercised by our Board at any time and from time to time during the period (the “Relevant Period”) commencing from the date of the passing of this resolution by shareholders and expiring on the earlier of:

(i)	the date on which our 2016 AGM is held;

(ii)	the date by which our 2016 AGM is required by law to be held; or

(iii)	the date on which the share purchases are carried out to the full extent mandated.

(c)
the maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)
in the case of a market purchase of ordinary shares, the highest independent bid per share or the last independent transaction price per share, whichever is higher, of our ordinary shares quoted or reported on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, at the time the purchase is effected; and

(ii)
in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price, and for the above purposes, the term “Prior Day Close Price” means the closing price per share of our ordinary shares as quoted on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date of the making of the offer pursuant to the off-market purchase. The date of the making of the offer refers to the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

(d)
our directors and officers and/or any of them be and are hereby authorized to complete and do, or cause to be completed or done, all such acts and things (including executing such documents as may be required) as one or more of them may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.

Our Board recommends a vote FOR the resolution to approve the Share Repurchase Mandate.

EXECUTIVE OFFICERS

Executive Officers
The following table sets forth information regarding our executive officers as of May 31, 2015.

Name	Age	Position/Title
Shaker Sadasivam	55	President, Chief Executive Officer and Director
Jeffrey L. Hall	48	Executive Vice President Finance & Administration and Chief Financial Officer
William J. Dunnigan	57	Senior Vice President and General Manager
John A. Kauffmann	58	Senior Vice President Global Sales
The following is a brief description of the business experience of each of the persons listed above.
Dr. Shaker Sadasivam has served as our President and Chief Executive Officer and a director since December 2013 and as SunEdison’s Executive Vice President and President-Semiconductor Materials since October 2009 and Senior Vice President, Research and Development from July 2002 to September 2009. Prior to that time, Dr. Sadasivam served in various positions for SunEdison, including as President of MEMC Japan Ltd., SunEdison’s Japanese subsidiary, from April 2002 to June 2002, as Director, Worldwide Operations Technology from July 2000 to March 2002, as Director, Technology for MEMC Korea Company, SunEdison’s South Korean subsidiary, from July 1999 to June 2000, and in positions in the manufacturing technology group from September 1997 to June 1999. Mr. Sadasivam’s extensive experience working in our business, including as the President of our business under SunEdison, allows him to advise our board of directors on management’s perspective with respect to a full range of issues affecting our company.
Jeffrey L. Hall has served as our Executive Vice President Finance & Administration and Chief Financial Officer since December 2013. Prior to joining our company, Mr. Hall served as the Executive Vice President and Chief Financial Officer for Express Scripts Holding Company from April 2008 to July 2013. Prior to joining Express Scripts, Mr. Hall was with KLA-Tencor Corporation since 2000 in various leadership positions with increasing roles and responsibilities, including serving as Senior Vice President and Chief Financial Officer from January 2006 to March 2008. Prior to joining KLA-Tencor, Mr. Hall held various financial leadership roles in the resort and global telecommunications industries.
William J. Dunnigan has served as our Senior Vice President and General Manager since May 2014 and served as SunEdison’s Vice President & General Manager since July 2013. Mr. Dunnigan joined SunEdison in December 2010 as Vice President Supply Chain, Semiconductor Materials, a position he held until June 2013. Previously, Mr. Dunnigan served as Senior Vice President, Wafer Fabrication of Cypress Semiconductor from June 2006 to March 2009. Mr. Dunnigan started his career at Motorola/Freescale Semiconductor, where he worked for 26 years in a variety of roles until August 2005, including process engineering, manufacturing and operations management, Corporate Vice President, Wafer Manufacturing and Vice President and General Manager of the Computing Platform Division.
John A. Kauffmann has served as our Senior Vice President Global Sales since October 2014. Prior to that time, Mr. Kauffmann held various Vice President positions with SunEdison Semiconductor Limited, encompassing Business Development as well as Sales in Europe, North America, and Singapore and served as a Senior Vice President for Worldwide Sales, Customer Service and Marketing of SunEdison (formerly MEMC Electronic Materials Inc.) from October 2004 through November 2010. Previously, Mr. Kauffmann held various leadership positions in sales, marketing and operations since joining SunEdison in 1980.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Overview
Our “Named Executive Officers” for 2014, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Shaker Sadasivam, our President and Chief Executive Officer;

•	Jeffrey L. Hall, our Executive Vice President and Chief Financial Officer; and

•	William J. Dunnigan, our Senior Vice President and General Manager.
Until the consummation of our IPO in May 2014, we operated as a business segment of SunEdison. As a result, SunEdison determined the compensation of our employees, including our Named Executive Officers for all periods prior to the consummation of the IPO. Unless otherwise stated, the compensation tables and other information set forth below for all periods prior to the consummation of the IPO reflect amounts paid or payable or awards granted to our Named Executive Officers by SunEdison under SunEdison’s compensation plans and programs. Following the consummation of the IPO, our Named Executive Officers receive compensation and benefits under our compensation programs and plans, except that certain benefits continue to be provided to our employees, including our Named Executive Officers, by SunEdison pursuant to a transition services agreement. See “Certain Relationships and Related Party Transactions-Transition Services Agreement.”
Following the consummation of our IPO, our Compensation Committee has been responsible for determining the appropriate compensation plans and programs for our executives. Our Compensation Committee reviews and evaluates our executive compensation plans and programs to ensure they are aligned with our compensation philosophy. In addition, our Compensation Committee has retained its own compensation consultant, F.W. Cook, to advise the Compensation Committee in its compensation planning decisions. The compensation plans and arrangements for our executives consist generally of an annual base salary, a short-term annual incentive component, a long-term incentive (equity awards) component and health and retirement benefits component. A summary of the plans and arrangements that our Compensation Committee has adopted is set forth below. We expect that our Compensation Committee will further refine its objectives and philosophy with regard to the compensation we will pay our Named Executive Officers, with the goal of attracting and retaining skilled executives to implement our business plans and strategies.

Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our Named Executive Officers.

Name and principal position	Year		Salary (1)	Stock awards(2)	Option awards (2)	Non-equity incentive plan compensation(3)	All other compensation(4)	Total
Shaker Sadasivam	2014		$516,410	$1,572,239	$2,038,158	$—	$15,337	$4,142,144
President and Chief Executive Officer	2013		434,169	—	603,870	432,700	17,881	1,488,620

Jeffrey L. Hall	2014		400,000	1,108,021	1,437,804	—	9,508	2,955,333
Executive Vice President Finance & Administration and Chief Financial Officer	2013	(5)	30,769	—	—	—	615	31,384

William J. Dunnigan	2014		294,168	278,744	363,743	—	14,956	951,611
Senior Vice President and General Manager	2013		297,920	119,750	114,575	157,301	14,395	703,941

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under SunEdison’s MEMC Retirement Savings Plan.

(2)
All 2014 option awards reflected in the table are non-qualified share options granted by us under our equity plans, which options are exercisable for our ordinary shares. All 2013 and 2012 option awards reflected in the table are non-qualified stock options granted under SunEdison’s equity plans, which options are exercisable for shares of common stock of SunEdison. The dollar amounts shown for option awards represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, excluding the effect of forfeitures related to service-based conditions. The dollar amounts shown for stock awards represent the aggregate grant date fair value and are, if applicable, based upon the highest probable outcome of the performance-based conditions in accordance with FASB ASC Topic 718, excluding the effect of forfeitures related to service-based conditions. These amounts do not reflect whether our Named Executive Officers have actually realized or will realize a financial benefit from the awards. For a discussion of valuation assumptions, see Note 6 to the audited combined financial statements included in our most recent Form 10-K.

(3)
See “2014 Annual Incentive Plan” below for a description of our short-term incentive plan. At its meeting in January 2015, the Compensation Committee determined that the necessary level of Company performance metrics for 2014 under the plan had not been achieved and, as a result, none of the Named Executive Officers received a cash incentive payment for 2014. The 2013 amounts represent awards for 2013 performance under SunEdison’s short term incentive plan.

(4)	Amount shown represents contributions by SunEdison and us to the MEMC Retirement Savings Plan.

(5)	Mr. Hall joined the Company in December 2013.

Annual Base Salary
The 2014 base salaries for our Named Executive Officers were:

Named Executive Officer	Base Salary(1)
Shaker Sadasivam	$600,000
Jeffrey L. Hall	$400,000
William J. Dunnigan	$299,936

(1)	Dr. Sadasivam’s annual base salary was increased from $437,100 upon consummation of the IPO. The annual base salaries of Messrs. Hall and Dunnigan remained unchanged throughout 2014.

2014 Annual Incentive Plan
Our 2014 Annual Incentive Plan ("2014 Incentive Plan") had two main components: a company performance component and a personal goal component. Our 2014 Incentive Plan had “threshold”, “target”, and “maximum” payouts based on the achievement of a combination of company performance metrics and personal goal metrics. The “threshold” level of performance for a particular performance goal represented the lowest level of performance for which any bonus would be earned on that performance goal. The “maximum” level of performance represented the level for which the maximum bonus would be earned for that particular goal, and the “target” represented the target level of performance. Our Compensation Committee and our independent directors approved the following “threshold”, “target”, and “maximum” levels for 2014 for each of our Named Executive Officers (with target, threshold, and maximum represented as a percentage of base salary):

Named Executive Officer	Threshold	Target	Maximum
Shaker Sadasivam	50%	100%	200%
Jeffrey L. Hall	37.5%	75%	150%
William J. Dunnigan	20%	40%	80%
The Company performance component of the plan was based upon the achievement of a threshold level of Adjusted EBITDA. For each of Dr. Sadasivam and Messrs. Hall and Dunnigan, the Company performance metrics account for 80% and the personal performance metrics account for 20% of his total potential award; provided, that achievement of less than a certain level of Company performance metrics would result in no payout for personal goals.
At its meeting in January 2015, the Compensation Committee determined that the necessary level of company performance metrics for 2014 had not been achieved and, as a result, none of the Named Executive Officers was paid an incentive bonus for 2014.

Outstanding SSL Equity Awards at Fiscal Year End
The following table summarizes, for each of our Named Executive Officers, the number of SSL RSUs and the number of ordinary shares of SSL underlying outstanding stock options held as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Grant Date of Stock Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Shaker
Sadasivam	—	384,615	(3)	—	13.00	5/28/2024	5/28/2014	—		—	96,154	(4)	1,785,580
	—	74,117	(3)	—	17.39	6/13/2024	6/13/2014	18,530	(6)	$344,102	—		—

Jeffrey L.
Hall	57,692	173,077	(5)	—	13.00	5/28/2024	5/28/2014	—		—	57,692	(4)	1,071,340
	—	82,353	(3)	—	17.39	6/13/2024	6/13/2014	20,588	(6)	$382,319	—		—

William
Dunnigan	—	64,118	(3)	—	17.39	6/13/2024	6/13/2014	16,029	(6)	$297,659	—		—

(1)	The grant date of all stock options is ten years prior to the expiration date.

(2)	Based on SSL’s closing stock price on December 31, 2014 of $18.57.

(3)	The stock options vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(4)
The RSUs vest in full, following review and approval by our Compensation Committee, if our consolidated EBITDA for any of the years ending December 31, 2015, December 31, 2016, December 31, 2017 or December 31, 2018 is $200 million or greater.

(5)	The unvested stock options vest in increments of 57,692 options on December 2 of each of 2015 and 2016 and 57,693 options on December 2, 2017.

(6)	The RSUs vest in increments of 25% over four years commencing on the first anniversary of the grant date.

Outstanding SunEdison Equity Awards at Fiscal Year End
The following table summarizes, for each of our Named Executive Officers who hold SunEdison equity awards, the number of shares of SunEdison restricted stock and the number of shares of common stock of SunEdison underlying outstanding stock options held as of December 31, 2014. Approximately 25% of all of these unvested outstanding grants were replaced in January 2015 with stock options and RSUs, as applicable, of SunEdison Semiconductor under the 2014 Plan. See “Exchange of Outstanding SunEdison Equity Awards” below.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date(1)	Grant Date of Stock Award	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
Shaker
Sadasivam	20,000	—		—		$17.65	7/26/2015		—		$—
	6,250	—		—		11.63	2/16/2015		—		—
	9,150	—		—		25.66	1/25/2016		—		—
	9,300	—		—		29.73	7/25/2016		—		—
	15,000	—		—		45.70	1/24/2017		—		—
	20,000	—		—		58.31	7/24/2017		—		—
	20,000	—		—		69.84	1/23/2018		—		—
	125,000	—		—		13.43	1/20/2019		—		—
	100,000	—		—		15.71	10/15/2019		—		—
	91,980	61,320	(4)	—		11.63	4/27/2021		—		—
	125,000	125,000	(5)	—		3.45	4/25/2022		—		—
	133,333	66,667	(6)	—		1.76	7/24/2022		—		—
	164,000	82,000	(6)	—		3.27	9/18/2022		—		—
	—	—		150,000	(7)	9.58	7/18/2023		—		—

William
Dunnigan	—	12,135	(8)	—		2.77	8/20/2019	4/27/2011	1,000	(3)	19,510
	—	5,625	(5)	—		3.45	4/25/2022	4/25/2012	2,813	(9)	54,882
	10,000	20,000	(6)	—		1.76	7/24/2022	7/18/2013	9,375	(9)	182,906
	16,334	16,333	(6)	—		3.27	9/18/2022		—		—
	—	18,750	(5)	—		9.58	7/18/2023		—		—

(1)	Except as otherwise indicated, the grant date of all stock option awards is ten years prior to the expiration date.

(2)	Based on SunEdison’s closing stock price on December 31, 2014 of $19.51.

(3)	The RSUs vest in increments of 50% on the third and the fourth anniversaries of the grant date.

(4)	The stock options vest in increments of 10%, 20%, 30%, and 40% over four years commencing on the first anniversary of the grant date.

(5)	The stock options vest in increments of 25% over four years commencing on the first anniversary of the grant date.

(6)
The stock option grants made on July 24, 2012 and September 18, 2012 are performance based grants that will vest, if at all, in 33% increments if SunEdison’s stock achieves certain target market prices. The option expires on the tenth anniversary of the grant date, provided that if the target market prices are not achieved by the fifth anniversary of the grant date, the option will be cancelled. At this time, all three targets (June 21, 2013, December 31, 2013, and March 19, 2014) have been met.

(7)
The stock options will be earned, if at all, upon the achievement of one of the increasing SunEdison EBITDA targets that have been established for each of 2013, 2014, and 2015. Once earned, the options will vest on the first anniversary of the date on which the target was achieved. As of December 31, 2014, no EBITDA targets had been deemed met. On February 5, 2015, the SunEdison Compensation Committee determined that the EBITDA target had been met; 112,500 of these options may be exercised for SunEdison common stock one year from February 5, 2015.

(8)
The stock options were issued in exchange for stock options previously granted in 2010 and 2011 and vest in increments of 33.33% over three years commencing on the first anniversary of the grant date. The grant date of the stock options was seven years prior to the expiration date.

(9)	The RSUs vest in increments of 25% over four years commencing on the first anniversary of the grant date.

Pension Plan
Dr. Sadasivam is a participant in SunEdison’s defined pension plan, which was amended in January 2002 to freeze the accrued benefit for him and other employees who did not meet certain age and service criteria. As of December 31, 2014, Dr. Sadasivam had 8.3 years of credited service under the plan, and the present value of his accumulated benefits was $110,058.

Employment and Post-Termination Arrangements

General
All of our Named Executive Officers are currently employees at will. Other than Dr. Sadasivam, none of our Named Executive Officers currently has an employment agreement with SunEdison or us. In connection with our IPO, we entered into an employment agreement with Dr. Sadasivam described below under “Employment Agreement”.
Under our equity plans, an employee (including our Named Executive Officers) must be terminated without cause or by the employee for good reason within two years following a change in control of us in order to receive accelerated vesting of stock options and restricted stock units. Under our equity plans, “good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits, or a relocation of an employee’s work location of more than 50 miles.
Under our severance policy, two of our Named Executive Officers, Messrs. Hall and Dunnigan, would receive six months salary continuation and continuation of healthcare benefits if such executives were terminated (other than for cause). Dr. Sadasivam’s severance benefits are described below under “Employment Agreement-Severance Payments”. The salary continuation would be paid bi-weekly in accordance with our regular payroll practices for such periods. Receipt of these payments is conditioned on the executive agreeing to execute a standard general release and waiver and to abide by his employee confidentiality and non-compete agreement, which provides for a two-year non-compete and two-year non-solicitation (of our employees and customers) period.

Employment Agreement
In connection with our IPO, we entered into a formalized agreement with Dr. Sadasivam, which covers the terms of his employment and severance benefits as follows:

•
Term; Termination. The employment agreement provides that Dr. Sadasivam has a four-year employment term, commencing following the completion of our IPO. The employment term will automatically renew for additional one year terms unless either party provides the other party with a notice of termination at least 60 days prior to the end of the term or renewal term. The employment term can also be terminated due to death or disability (as defined in the employment agreement), or by us or Dr. Sadasivam for any reason.

•
Salary and Bonus. The employment agreement provides for an annual base salary of $600,000, which will be reviewed annually by our board of directors and may be adjusted upwards in its sole discretion. Dr. Sadasivam is eligible to receive an annual bonus targeted at 100% of Dr. Sadasivam’s annual base salary with the potential for awards up to 200% of Dr. Sadasivam’s annual base salary, payable pursuant to the terms of the annual incentive plan approved by our board of directors. Pursuant to the terms of his employment agreement, Dr. Sadasivam also received a grant of stock options and RSUs in connection with our IPO. See “2014 Awards-IPO Grants”.

•
Severance Payments. If Dr. Sadasivam’s employment is terminated (i) by us without “Cause” (as defined in the employment agreement) or (ii) by Dr. Sadasivam for “Good Reason” (as defined in the employment agreement), subject to his execution of a general release and separation agreement, Dr. Sadasivam will be entitled to severance payments in an amount equal to two times his annual base salary, payable in equal installments over a period of twenty-four months, the pro rata portion of his annual bonus earned through the termination date based on our actual performance for the year in which termination occurs and, if such termination occurs within two years after the effective date of the employment agreement, the immediate vesting of any unvested stock option or RSUs granted in connection with the IPO.

•	Confidentiality Covenant. The employment agreement prohibits Dr. Sadasivam from disclosing our confidential information during his employment and at any time thereafter.

Long-Term Incentive (Equity Awards)
Our Named Executive Officers and other key executives receive annual grants of stock options and restricted stock units pursuant to the 2014 Plan in order to align the long-term interests of management with those of our shareholders and incentivize our executives to manage our business to meet our long-term business goals and create sustainable long-term shareholder value. The terms and amounts of any grants are determined by our Compensation Committee in accordance with the terms of the 2014 Plan. See “SunEdison Semiconductor Limited 2014 Incentive Plans”.

2014 Awards - IPO Grants
In connection with the completion of our IPO, our Compensation Committee approved a grant to Dr. Sadasivam of non-qualified options under the 2014 Plan to purchase an aggregate of 384,615 of our ordinary shares, which equaled $5,000,000 divided by the initial public offering price of $13.00 per share. The options vest in increments of 25% over four years commencing on May 28, 2015, the first anniversary of our IPO. In addition, our Compensation Committee approved a grant to Mr. Hall of non-qualified options under the 2014 Plan to purchase an aggregate of 230,769 of our ordinary shares, which equaled $3,000,000 divided by the initial public offering price of $13.00 per share. The options vest in increments of 25% over four years commencing on December 2, 2014. In addition, Dr. Sadasivam received a grant of 96,154 RSUs, which equaled $1,250,000 divided by the initial public offering price of $13.00 per share, and Mr. Hall received a grant of 57,692 RSUs which equaled $750,000 divided by the initial public offering price of $13.00 per share. The RSUs vest if our EBITDA for any of the fiscal years ending December 31, 2015, 2016, 2017, or 2018 is $200 million or greater. Pursuant to his employment agreement, if within two years of the effective date of Dr. Sadasivam’s employment agreement, Dr. Sadasivam’s employment is terminated by us without cause or by Dr. Sadasivam with good reason, all unvested stock options and RSUs granted to Dr. Sadasivam in connection with our IPO will vest. See “Employment and Post-Termination Arrangements-Employment Agreement”. Mr. Dunnigan did not receive an equity grant in connection with the completion of our IPO.

Additionally, in connection with the completion of our IPO and under the 2014 Plan, our Compensation Committee approved equity grants to two other members of our senior management. These grants comprised non-qualified options to purchase an aggregate of 20,512 of our ordinary shares, which equaled $266,653 divided by the initial public offering price of $13.00 per share, and vest in increments of 25% over four years commencing on the first anniversary of their respective dates of hire, and an aggregate of 5,128 RSUs, which equaled an aggregate of $66,660 divided by the initial public offering price per share, and vest if our EBITDA for any of the fiscal years ending December 31, 2015, 2016, 2017, or 2018 is $200 million or greater.

Other 2014 Grants
Subsequent to the IPO, our Compensation Committee awarded: (i) a total of 1,158,106 stock options to our employees, including a total of 220,588 options awarded in June 2014 to our Named Executive Officers, and (ii) a total of 1,349,501 RSUs to our employees, including a total of 55,147 RSUs awarded in June 2014 to our Named Executive Officers. With respect to the option awards, our Compensation Committee awarded 74,117 options to Dr. Sadasivam, 82,353 options to Mr. Hall and 64,118 options to Mr. Dunnigan. The options have an exercise price of $17.39 per share and vest in increments of 25% over four years commencing on the first anniversary of the date of grant. With respect to the RSU awards, our Compensation Committee awarded 18,530 RSUs to Dr. Sadasivam, 20,588 RSUs to Mr. Hall and 16,029 RSUs to Mr. Dunnigan. The RSUs vest in increments of 25% over four years commencing on the first anniversary of the date of grant.

Exchange of Outstanding SunEdison Equity Awards
In January 2015, the Secondary Offering closed. In connection with such offering, SunEdison ceased to own 50% or more of our outstanding ordinary shares. As a result, effective as of the closing, our employees would have been deemed to have a termination of employment from SunEdison under its various equity incentive plans and all outstanding equity awards with respect to SunEdison stock held by our employees would have been forfeited (in the case of unvested awards) or would have expired within three months (in the case of vested options) without compensation in accordance with the terms of such plans. In order to minimize the adverse impact of these plans’ provisions on our employees, to provide for a fair continuation of the compensation previously granted, and to ensure that our employees remain incentivized and committed to the mission and performance of our objectives, we and SunEdison agreed, effective as of the closing, to replace 25% of the equity-based compensation awards relating to SunEdison stock that were unvested and held by our employees (including our non-U.S. employees, subject to applicable local laws) with adjusted stock options and restricted stock units, as applicable, for our ordinary shares, each of which generally will preserve the value of the original awards. Each of the replacement awards was issued pursuant to the 2014 Plan. The remaining 75% of each of these unvested awards and all vested awards will continue to be held as stock options and restricted stock units, as applicable, for SunEdison common stock. These continuing options and restricted stock units will continue to vest in accordance with their terms, with employment by us to be deemed employment by SunEdison. The options may be exercised, when vested, by our employees in accordance with the terms of the original grant. Vesting terms for any awards relating to our ordinary shares that are substituted for awards originally granted with respect to SunEdison stock generally will remain substantially similar as provided under the original awards, subject to certain adjustments to reflect employment with us.

In connection with the foregoing, we issued options to purchase an aggregate of 442,791 ordinary shares with a weighted-average exercise price of $5.19 per share (including 126,923 and 19,062 options issued to Dr. Sadasivam and Mr. Dunnigan, respectively) and an aggregate of 170,115 RSUs (including 3,451 RSUs issued to Mr. Dunnigan), in each case based on applicable SunEdison equity awards outstanding, and our and SunEdison’s share prices as of, the offering closing date of January 20, 2015.

Health and Retirement Benefits

We provide our Named Executive Officers with benefits that our Compensation Committee believes are reasonable and in the best interests of our company and our shareholders. Our Named Executive Officers participate in broad-based benefit programs substantially similar to those offered to our U.S. employees, including healthcare and dental plans, long-term disability insurance, a 401(k) program with a match that is capped by the qualified limit established annually by the Internal Revenue Service, and life insurance plans.

SunEdison Semiconductor Limited 2014 Incentive Plans
In connection with our IPO, we adopted the 2014 Plan and the SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan, or the 2014 Director Plan, the material terms of which are summarized below. We collectively refer herein to the 2014 Plan and the 2014 Director Plan as the 2014 Incentive Plans.

2014 Plan
The purposes of the 2014 Plan are to enable us to attract and retain individuals who will contribute to our long-term success, motivate key personnel to produce a superior return to our shareholders by offering such individuals an opportunity to realize stock appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance and promote the success of our business. Eligibility to participate in the 2014 Plan is limited to our and our subsidiaries’ employees (including officers and directors who are employees) and consultants. The 2014 Plan provides for the grant of non-qualified stock options, incentive stock options (within the meaning of Internal Revenue Code Section 422), stock appreciation rights, restricted stock, restricted stock units, performance shares or any other cash- or stock-based award.

2014 Director Plan
The purposes of the 2014 Director Plan are to enable us to attract, motivate and retain qualified and experienced individuals who may perform services for us as non-employee directors, to compensate them for their contributions to our long-term growth and profits, and to encourage them to acquire a proprietary interest in our success. The 2014 Director Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, or any other cash- or stock-based award.

Summary of Material Terms of 2014 Incentive Plans
The terms of the 2014 Plan and the 2014 Director Plan are substantially the same. The material terms of the 2014 Incentive Plans are as follows:

•
Shares Subject to the 2014 Incentive Plans. The maximum aggregate number of shares that may be issued under the 2014 Plan is 10,000,000 ordinary shares, provided that no more than 10,000,000 ordinary shares may be reserved for incentive stock options, while the maximum number of shares that may be issued under the 2014 Director Plan is 1,000,000 ordinary shares. These limitations shall not apply to any dividends paid in cash in connection with outstanding awards, to any stock option or other awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted or through obligations to grant future awards as a result of a merger, consolidation or acquisition of the employing company with or by us or to the shares underlying any award that is to be settled in cash. To the extent any stock option or other stock award granted under either 2014 Incentive Plan is forfeited, cancelled, terminated, expires, or lapses without having been exercised, or paid in full, the shares subject to such awards will become available for future grant or sale under the applicable 2014 Incentive Plan. However, any shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, shares used to pay the exercise price or withholding taxes related to an outstanding stock appreciation right or stock option, or shares repurchased on the open market with the proceeds of a stock option exercise price will not be available for issuance under the 2014 Incentive Plans. At December 31, 2014, 6,808,484 ordinary shares and 903,750 ordinary shares remained available for issuance under the 2014 Plan and the 2014 Director Plan, respectively.

•
Award Limitations. During the course of any calendar year, under the 2014 Plan, no participant may be granted stock options and stock appreciation rights with respect to more than 1,500,000 ordinary shares in the aggregate, any other awards with respect to more than 1,500,000 ordinary shares in the aggregate (or, in the event such award denominated or expressed in terms of number of ordinary shares is paid in cash, the equivalent cash value thereof), any cash bonus award not denominated or expressed in terms of number of ordinary shares with a value that exceeds $3,000,000 in the aggregate, or with respect to performance-based awards pursuant to Internal Revenue Code Section 162(m) that, in the aggregate, exceeds 1,500,000 ordinary shares. During the course of any calendar year, under the 2014 Director Plan, no participant may be granted stock options and stock appreciation rights with respect to more than 50,000 ordinary shares in the aggregate, any other awards with respect to more than 75,000 ordinary shares in the aggregate (or, in the event such award denominated or expressed in terms of number of ordinary shares is paid in cash, the equivalent cash value thereof), or any cash bonus award not denominated or expressed in terms of number of ordinary shares with a value that exceeds $200,000 in the aggregate.

•
Plan Administration. Our Compensation Committee administers the 2014 Incentive Plans. Our board of directors has the authority to amend and modify the 2014 Incentive Plans, subject to any shareholder approval required by law or exchange rules. Subject to the terms of our 2014 Incentive Plans, our Compensation Committee has the authority to determine the terms, conditions and restrictions, including vesting terms, the number of ordinary shares subject to an award and the performance measures applicable to awards granted under the 2014 Incentive Plans, amend any outstanding awards, and construe and interpret the 2014 Incentive Plans and the awards granted thereunder. Under the 2014 Incentive Plans, our Compensation Committee also has the ability to delegate its authority to one or more officers of the Company with respect to awards that do not involve “covered employees” (within the meaning of Internal Revenue Code Section 162(m)) or “directors” or “officers” within the meaning of Section 16 of the Exchange Act so long as the Compensation Committee specifies the maximum number of ordinary shares that may be awarded to any single participant.

•
Stock Options and Stock Appreciation Rights. Our Compensation Committee may grant non-qualified stock options and stock appreciation rights under the 2014 Incentive Plans and incentive stock options under the 2014 Plan, provided that incentive stock options can only be granted to employees. Generally, the exercise price of stock options and stock appreciation rights will be fixed by the Compensation Committee and set forth in the award agreement, but in no event will the exercise price be less than 100% of the grant date fair market value of our ordinary shares. The term of a stock option or stock appreciation right may not exceed ten years, provided, however, that an incentive stock option held by an employee who owns more than 10% of all of our classes of stock, or of certain of our affiliates, may not have a term in excess of five years and must have an exercise price of at least 110% of the grant date fair market value of our ordinary shares. Upon a participant’s termination of service for any reason other than cause, death, or disability, the participant may exercise his or her option during the time period ending on the earlier of three months after such termination date or the term of the option. Upon a participant’s termination of service for death or disability, the participant (or his or her estate as applicable) may exercise his or her option during the time period ending on the earlier of 12 months after such termination date or the term of option. If a participant is terminated for cause, then all outstanding options (whether or not vested) shall immediately terminate and cease to be exercisable. Subject to the provisions of our 2014 Incentive Plans, our Compensation Committee will determine the remaining terms of the stock options and stock appreciation rights.

•
Restricted Stock and Restricted Stock Unit Awards. Our Compensation Committee decides at the time of grant whether an award will be in restricted stock or restricted stock units. The committee also determines the number of shares subject to the award, vesting, and the nature of any performance targets. Subject to the terms of the award agreement, the recipient of restricted stock has voting rights and is entitled to receive dividends with respect to his or her shares of restricted stock. The recipient of restricted stock units does not have voting rights and is not entitled to receive dividends.

•
Performance Shares and Performance-Based Awards. Our Compensation Committee determines the value of any performance-based award (including performance shares), the vesting and nature of the performance measures, and whether the performance award is denominated or settled in cash, in our ordinary shares, or in a combination of both. Under the 2014 Plan, the performance goals applicable to a particular award will be determined by our Compensation Committee no later than 90 days after the applicable service period has commenced, provided, however, in no event will such performance goals be established after 25% of the service period to which such performance goals relate have elapsed. In addition, under the 2014 Plan, the performance goals will be objective and will include one or more of the following company-wide, affiliate, parent, subsidiary, division, business unit, corporate group, or individual measures: revenue or revenue growth, diversity, economic value added, index comparisons, earnings or net income (before or after taxes), operating margin, peer company comparisons, productivity, profit margin, return on revenue, return on investment, return on capital, sales growth, return on assets, stock price, earnings per share, cash flow, free cash flow, working capital levels, working capital as a percentage of sales, days sales outstanding, months of inventory on hand, days payables outstanding, production levels or services levels, market share, costs, debt to equity ratio, net revenue or net revenue growth, gross revenue, base-business net sales, total segment profit, EBITDA, adjusted diluted earnings per share, earnings per share, gross profit, gross profit growth, adjusted gross profit, net profit margin, operating profit margin, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, pretax income, expenses, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, cost management, process improvement, inventory, total or net operating asset turnover, operating income, total shareholder return, compound shareholder return, return on equity, return on invested capital, pretax, and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating, or workplan goals. Under the 2014 Director Plan, any performance goals applicable to an award will be established by the Compensation Committee and relate to one or more business criteria as determined in the sole discretion of the committee. The applicable award agreement may provide for acceleration or adjustments to the performance targets.

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Vesting. Any awards that are subject solely to time vesting shall not vest more rapidly than ratably over a period three years beginning on the first anniversary of the grant date, and any awards that are subject solely to performance vesting shall not vest more rapidly than immediately on the first anniversary of the grant date. Subject to the limitations set forth in the 2014 Incentive Plans, our Compensation Committee determines the vesting terms (including any performance targets) governing each award at the time of the grant.

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Dividends. Subject to the terms of the 2014 Incentive Plans, no dividends will be payable with respect to outstanding stock options or stock appreciation rights, restricted stock units, or unearned performance-based awards. Our Compensation Committee in its sole discretion may provide in the applicable award agreement that holders of performance shares be entitled to dividends to the extent such performance shares are earned.

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Transferability of Awards. Except as otherwise permitted by the Compensation Committee, the 2014 Incentive Plans do not allow awards to be transferred, provided, however, that an award agreement may permit an award to be transferable by will or by the laws of inheritance or to a designated beneficiary following the participant’s death.

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Adjustment for Changes in Capitalization. If any fundamental change occurs to impact our capitalization, including a dissolution or liquidation of us, sale of substantially all of our assets, merger or consolidation of us with or into any other entity, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off, or other relevant change, appropriate adjustments will be made in the number, type and price of shares subject to each outstanding award, as well as to the share limitations contained in the 2014 Incentive Plans.

•
Change in Control. Upon a “change in control” (as defined in the 2014 Plan) an award may be treated, to the extent determined by our Compensation Committee to be permitted under Internal Revenue Code Section 409A, in accordance with one of the following methods as determined by our Compensation Committee in its sole discretion: (i) upon at least 10 days advance notice to the affected participants, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per ordinary share received or to be received by other shareholders of the Company in such change in control; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2014 Incentive Plans, as determined by the Committee in its sole discretion. Unless otherwise provided in the applicable award agreement, in the event a participant is terminated without cause (or, in the case of the 2014 Plan, for good reason) during the 12-month period following a change in control, all options and stock appreciation rights will become immediately exercisable and all other awards will immediately vest.

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Acceleration. Notwithstanding the terms of the applicable award agreement, our Compensation Committee has the power to accelerate the time at which an award may first be exercised or the time during which an award, or any part thereof, will vest in accordance with the 2014 Incentive Plans.

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Amendment, Modification or Termination of the 2014 Incentive Plans. Our board of directors has the authority to amend, modify, terminate, or suspend the 2014 Incentive Plans or amend any or all of the applicable award agreements made pursuant to each 2014 Incentive Plan to the extent permitted by law, subject to any shareholder approval required by law or exchange rules, provided that no termination, suspension or modification of either 2014 Incentive Plan may materially or adversely affect any right acquired by any award recipient prior to such termination, suspension, or modification. Each 2014 Incentive Plan will terminate on the ten-year anniversary of its approval by our board of directors, unless terminated earlier pursuant to the terms of the applicable 2014 Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company's ordinary shares that may be issued upon exercise of options, warrants, and rights under the Company's equity compensation plans as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	3,287,766	$15.77	7,712,234
	ordinary shares (3)		ordinary shares (4)
Equity compensation plans not approved by security holders	0 ordinary shares	—	—
Total	3,287,766	$15.77	7,712,234
	ordinary shares		ordinary shares

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends, and similar events.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)	Includes 1,561,412 ordinary shares that may be issued upon vesting of restricted stock units.

(4)	These shares are issuable under the 2014 Incentive Plans.

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with the Company’s management and with the Company’s independent registered public accounting firm, KPMG LLP (“KMPG”). We have reviewed and discussed the consolidated financial statements of the Company for 2014 with Company management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61, as amended.
KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.
Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.
The Audit Committee and the Board of Directors have approved, subject to shareholder approval, the selection of KPMG LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for 2015.
Submitted by the Audit Committee of the Board of Directors:
Justine F. Lien, Chairperson
Antonio Alvarez (1)
Jeffrey Beck

(1)	Mr. Alvarez joined the Audit Committee on January 28, 2015.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

Beneficial Ownership of Ordinary Shares by Principal Shareholders of the Company
The following table sets forth certain information regarding beneficial ownership of our ordinary shares as of May 15, 2015 for each person known by the Company to beneficially own more than 5% of our outstanding ordinary shares. Except as indicated in footnotes to this table, the Company believes that the shareholders in this table have sole voting and dispositive power with respect to all ordinary shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Class
SunEdison, Inc. and SunEdison International, Inc. 13736 Riverport Drive, Maryland Heights, Missouri 63043	10,608,904	(1)	25.5%
The Baupost Group, L.L.C., SAK Corporation, and Seth A. Klaman 10 St. James Avenue, Suite 1700, Boston, MA 02116	7,897,979	(2)	19.0%
Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP 280 Congress Street, Boston, MA 02210	5,810,619	(3)	14.0%
Samsung Fine Chemicals Co., Ltd. R&D Bldg., 130 Samsung-ro, Yeongtong-gu, Suwon-si, Gyeonggi-do 443-803, Korea	3,910,000	(4)	9.4%

(1)
This information is based solely on a Form 4 filed jointly by SunEdison, Inc. and SunEdison International, Inc. with the SEC on January 21, 2105. According to such Form 4, SunEdison, Inc. and SunEdison International, Inc. have shared voting and dispositive power with respect to all of the shares.

(2)
This information is based solely on a Schedule 13G filed jointly by The Baupost Group, L.L.C., SAK Corporation and Seth A. Klaman with the SEC on February 10, 2015. According to such Schedule 13G, each member of the filing group has shared voting and dispositive power with respect to all of the shares.

(3)
This information is based solely on a Schedule 13G filed jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP with the SEC on February 10, 2015. According to such Schedule 13G, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP beneficially owns all of the shares, has sole voting or dispositive power with respect to none of the shares, has shared voting power with respect to 5,045,379 shares and has shared dispositive power with respect to all of the shares. According to such Schedule 13G, Wellington Management Company LLP beneficially owns 5,389,224 of the shares, has sole voting or dispositive power with respect to none of the shares, has shared voting power with respect to 4,868,359 shares and has shared dispositive power with respect to all of the shares it beneficially owns.

(4)
This information is based solely on a Schedule 13G/A filed by Samsung Fine Chemicals Co., Ltd. with the SEC on January 20, 2015. According to such Schedule 13G/A, Samsung Fine Chemicals Co., Ltd. has sole voting and dispositive power with respect to all of the shares.

Beneficial Ownership of Ordinary Shares by Directors and Management
The following table sets the number of our ordinary shares beneficially owned as of May 15, 2015 by each Named Executive Officer, each of our directors (all of whom are nominees for re-election), and all of our executive officers and directors as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of May 15, 2015 and RSUs that vest within 60 days of May 15, 2015 are deemed to be outstanding and beneficially owned by the person holding the awards. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all ordinary shares shown as beneficially owned by the shareholder.

Name	Shares Beneficially Owned		Percentage of Class
Shaker Sadasivam	190,629	(1)	*
Jeffrey L. Hall	83,428	(2)	*
William Dunnigan	30,912	(3)	*
Antonio R. Alvarez	—		—%
Gideon Argov	—		—%
Michael F. Bartholomeusz	—		—%
Jeffrey A. Beck	—		—%
Justine F. Lien	—		—%
Abdul Jabbar Bin Karam Din	—		—%
Directors and executive officers as a group (10 persons)	313,549		*
* Represents holdings of less than 1%

(1)	Comprised of 71,312 options that are currently exercisable, 114,684 options that are exercisable within 60 days of May 15, 2015 and 4,633 RSUs that will vest within 60 days of May 15, 2015.

(2)	Comprised of 57,692 options that are currently exercisable, 20,589 options that are exercisable within 60 days of May 15, 2015 and 5,147 RSUs that will vest within 60 days of May 15, 2015.

(3)
Comprised of 10,244 options that are currently exercisable, 630 vested RSUs, 16,030 options that are exercisable within 60 days of May 15, 2015 and 4,008 RSUs that will vest within 60 days of May 15, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies with Respect to Related Party Transactions
The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review and approve all related party transactions that are required to be disclosed by SEC rules, and also review and approve potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement, or relationship in which the Company is a participant and the related party has a direct or indirect material interest. Disclosure is required if the amount involved in the transaction or series of transactions exceeds $120,000.

Transactions with SunEdison, Inc.
We and SunEdison have entered into certain agreements that effected the separation of our business from SunEdison and provide a framework for our ongoing relationship with SunEdison. We entered into these agreements at a time when we were a wholly owned subsidiary of SunEdison. Accordingly, some of the terms and provisions of these agreements may be less favorable to us than terms and provisions we could have obtained in arm’s length negotiations with unaffiliated third parties.
The following is a summary of certain material terms of such agreements with SunEdison. The written agreements summarized below are listed as exhibits to our most recent Form 10-K, and the summaries of these agreements set forth the terms of the agreements that we believe are material. These summaries are qualified in their entirety by reference to the full text of such agreements.
In addition to our written agreements with SunEdison, our other transactions with SunEdison in 2014, which are described below, included the following: we purchased polysilicon, our principal raw material, from SunEdison on a purchase order basis, sold certain intermediate products, primarily scrap materials, to SunEdison on a purchase order basis, and allocated to SunEdison a portion of the cost of our St. Peters, Missouri facility reflecting the usage by SunEdison personnel of space in that facility.

Transition Services
In connection with the completion of our IPO, we entered into a transition services agreement with SunEdison in which we and SunEdison agreed to mutually provide each other certain corporate, general, and administrative services following the completion of our IPO for the term set forth for such service in each annex to the agreement. The material terms of this agreement are discussed below.
Under the agreement, we and SunEdison agreed to mutually provide each other certain corporate, general and administrative services, including services related to information technology and telecommunications, payroll, benefits and human resources administration, taxes, real estate and facilities management, office management, intellectual property management, and research and development. To the extent either we or SunEdison identify any additional services that are needed to transition the respective businesses in connection with our IPO, then we and SunEdison agreed to cooperate in good faith to negotiate the terms of such additional services.
The quality of transition services to be provided pursuant to the agreement must be substantially similar to those provided internally to each party’s subsidiaries and affiliates, and, where applicable, substantially consistent with the quality and scope of such services provided prior to the effective date of the agreement. In addition, each party is required to use commercially reasonable efforts, at the recipient party’s expense, to obtain any third party consents, licenses, or approvals that are required for the performance of services, and to the extent such third party consents, licenses, or approvals are not obtained, then either party can immediately terminate the affected service. Additionally, each party may use its reasonable discretion in prioritizing requests for services among its own subsidiaries and affiliates and those of the other party, provided that each party communicates any scheduling issues to the other party and uses commercially reasonable efforts to accommodate requests for services. Either party may engage subcontractors to provide services covered by the transition services agreement, and neither party is required to add or retain staff, equipment, facilities, or other resources in order to provide any transition services unless otherwise agreed.
Each party warrants that it shall use reasonable care in providing transition services to the other party and that such services will be provided in accordance with applicable laws, rules, and regulations. The provider of any service has no liability with respect to furnishing such service except to the extent resulting from the provider’s gross negligence or willful misconduct. In no event will either party be liable for any indirect, incidental, special, punitive, exemplary or consequential damages, lost profits, loss of goodwill, or lost opportunities relating to the transition services agreement, and in no event will the provider’s liability with respect to its furnishing of services exceed the aggregate amount of fees paid to the provider (excluding any direct charges) under the transition services agreement.

Each party agreed to use commercially reasonable efforts to transition each service being provided under the agreement to its own internal organization or to obtain alternate third party sources to provide such services within 24 months after the completion of our IPO. The agreement expires on the 2 year anniversary of our IPO, unless otherwise agreed by the parties, or upon the expiration of all services provided under the agreement. Either party may terminate the agreement prior to the expiration date upon 45 days prior written notice to the other party or immediately upon the other party’s insolvency. In addition, either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 30 days after written notice from the non-breaching party.
In the event a third party obtains a controlling interest in us, or in the event we or any of our affiliates are merged or consolidated with a third party, SunEdison has the right to terminate this agreement upon 10 days written notice provided within 30 days of such change of control event. Notwithstanding the above, in the event a third party that is active in the same field as SunEdison’s solar energy business gains a controlling interest in us or any of our affiliates, SunEdison has the right to terminate the agreement and all services thereunder upon 30 days written notice. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of us, whether through the ownership of voting securities, by contract, or otherwise.
Under the transition services agreement, the provider of a service generally charges the recipient party an agreed upon monthly service fee during the term of such service as set forth in the agreement, as well any direct charges for external costs associated with such service, including third party legal, accounting and advisor fees, costs associated with any telecommunications contracts or information service licenses, and insurance costs. In addition, any fees based on full time employee calculations are adjusted semi-annually upon the agreement of the parties. Except as provided in the agreement, the fee for each service is subject to an automatic five percent increase on January 1 of each year following the effective date of the agreement.
The payments that we make to SunEdison pursuant to the transition services agreement are not necessarily indicative of, and it is not practical for us to estimate, the level of expenses we might incur in procuring these services from alternative sources. In 2014, SunEdison paid aggregate fees to us for the services covered by the transition services agreement of approximately $5.7 million, and we paid SunEdison aggregate fees for the services covered by the transition services agreement of approximately $1.0 million.
Under the transition services agreement, each party is obligated to maintain the confidentiality of confidential information of the other party for a period of 10 years following the termination of the transition services agreement.

Polysilicon Purchases
During 2014, we purchased our requirements for polysilicon, the principal raw material used in our manufacturing process, primarily from SunEdison. These purchases were made on a purchase order basis. The total amount of our polysilicon purchases from SunEdison in 2014 were approximately $65.9 million.

Intermediate Product Sales
We sell certain intermediate products, such as polysilicon, trichlorosilane gas, ingots, and scrap wafers, to SunEdison on a purchase order basis. During 2014, our sales of intermediate products to SunEdison totalled approximately $2.4 million.

Allocation of St. Peters, Missouri Facility Costs
During 2014, SunEdison occupied certain manufacturing, laboratory and office space at our St. Peters, Missouri facility for which we allocated to SunEdison their pro rata share of the cost of such space. During 2014, we allocated approximately $3.6 million to SunEdison for these costs.

Amount Due To and From SunEdison
As a result of the above-described transactions with SunEdison, at December 31, 2014, we owed SunEdison approximately $9.4 million and SunEdison owed us approximately $4.3 million.

Separation Agreement
In connection with the completion of our IPO, we entered into a separation agreement with SunEdison. This separation agreement governs certain pre-offering transactions between SunEdison and us, as well as aspects of the relationship between SunEdison and us following our IPO and the Formation Transactions, which are not otherwise governed by the other agreements set forth below. The separation agreement provides further assurances and covenants between SunEdison and us to ensure that the separation of our business from SunEdison was executed pursuant to our intent and that commercially reasonable efforts would be taken to do all things reasonably necessary to consummate and make effective the pre-offering transactions and the Formation Transactions. The separation agreement provides for mutually agreed exchange of information, confidentiality, dispute resolution methods, and limitations of liability.

Intellectual Property Licensing Agreements
Under the intellectual property agreements we entered into in connection with the Formation Transactions, SunEdison has licensed to us certain of its retained intellectual property rights applicable to manufacturing semiconductor wafers, including certain rights related to CCZ and diamond wire cutting, excluding FBR and high-pressure FBR. These agreements are described below.

Patent and Technology Cross-License Agreement
In connection with the completion of our IPO, we entered into a patent and technology cross-license agreement with SunEdison. Under the agreement, we agreed to license to SunEdison substantially all of our patents, patent applications, software, trade secrets, know-how, and other intellectual property that have application in SunEdison’s solar energy business, and SunEdison licensed to us substantially all of its patents, patent applications, software, trade secrets, know-how, and other intellectual property that have application in our semiconductor wafer business. The licensed intellectual property includes intellectual property within the applicable field of use that each party owns or has a right to grant an exclusive license under during the period from the closing of our IPO until the earlier of (i) the fifth anniversary of the closing of our IPO and (ii) a change in control of such party involving a competitor of the other party, provided that our field of use is limited to the semiconductor industry and the production of semiconductor wafers. The intellectual property licensed by SunEdison to us under the agreement excludes all intellectual property related to CCZ, diamond coated wire, FBR and high-pressure FBR, with such arrangements to be set forth in separate agreements as described below.
The licenses granted by each party under the agreement are exclusive, worldwide, perpetual, non-transferable (except by assignment with the other party’s written consent), and royalty-free licenses to use the above-described intellectual property rights within such party’s respective field of use. Each party may grant sub-licenses of the intellectual property licensed to it under the agreement only with the other party’s prior written consent, provided such consent may not to be unreasonably withheld, conditioned, or delayed. Each party owns all improvements, derivative works, enhancements, and other modifications developed by such party with respect to the intellectual property licensed to it under the agreement (unless such improvements are developed under the technology joint development agreement described below, in which case ownership is governed by the technology joint development agreement), provided that such party is obligated to disclose such improvements to the other party during the term of the agreement and, upon the other party’s request, grant to the other party a royalty-free, non-exclusive, worldwide, perpetual, and non-transferable (except by assignment with the other party’s consent) license to use such improvements in the other party’s field of use.
Each party has the first right, at its own expense, to control an enforcement action relating to intellectual property licensed to it under the agreement with a primary application in such party’s field of use. If such party does not initiate and control an enforcement action with respect to infringement, misappropriation, or other violation of any intellectual property licensed to it under this agreement within 90 days of receipt of a request from the other party to assume control over such action, then the other party has the right to control the enforcement action, provided that if it does not do so within 90 days, this right reverts back to the initial party.
The agreement continues in effect until the expiration of the last item of licensed intellectual property (which expiration, in the case of patents, is the expiration of the statutory term (including all extensions and renewals) of such patents, and in the case of know-how and trade secrets, is the date on which such know-how and trade secrets are no longer non-public). The agreement may be terminated early by the parties’ mutual written agreement. In addition, either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party.

CCZ and Diamond Coated Wire License Agreement
In connection with the completion of our IPO, we entered into a patent and technology license agreement with SunEdison regarding CCZ silicon crystal growth and diamond coated wire intellectual property. The material terms of this agreement are discussed below.
Under the agreement, SunEdison licensed to us, and certain of our subsidiaries in the United States and Italy, its U.S. and foreign patents and patent applications and its technology (including discoveries, conceptions, ideas, improvements, enhancements, and inventions and data) relating to CCZ silicon crystal growth and diamond coated wire technology, provided that our use of such licensed intellectual property is limited to the semiconductor industry and the production of semiconductor wafers. The agreement prohibits us from using the licensed intellectual property for the manufacture of polysilicon, the manufacture of materials used in the solar photovoltaic industry, or for balance of system hardware or software used in solar systems. Additionally, the agreement prohibits SunEdison from licensing the applicable intellectual property to any third party for use in the production of semiconductor wafers and similar uses in the semiconductor industry.
The licenses granted under the agreement are non-exclusive, perpetual, non-transferable (except in limited circumstances), and royalty-free licenses within the territories of the United States and Italy. We generally are prohibited from granting sub-licenses of the intellectual property licensed to us under the agreement without the prior written consent of SunEdison, provided such consent may not to be unreasonably withheld, conditioned, or delayed. However, we do not need prior written consent to grant sublicenses to certain of our vendors for purposes of the commercialization of the licensed intellectual property so long as such vendors have been used or otherwise approved by SunEdison, and, in the case of a sublicense granted in territories other than the Korea, Taiwan and Japan, such sublicense is made at least one year after the effective date of the agreement. Unless otherwise agreed by SunEdison in its sole discretion, SunEdison exclusively owns all improvements and other intellectual property developed by us with respect to the intellectual property licensed under the agreement. Any such improvements will be included within the licensed intellectual property and subject to the license described above. We are obligated to share with SunEdison on a monthly basis all of our research and development, test results, and performance data relating to our use of CCZ and diamond coated wire.
The agreement has a term of five years, provided that the parties may mutually agree in writing to extend the term. The agreement may be terminated early by the parties’ mutual written agreement. Either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party. SunEdison may also terminate the agreement upon 10 days written notice provided within 30 days of a third party obtaining a controlling interest in us. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of us, whether through the ownership of voting securities, by contract, or otherwise.
In the event of a termination other than for cause, the licenses granted to us under the agreement will continue on a perpetual basis solely with respect to the licensed intellectual property in existence as of the time of such termination. However, in the event a third party active in the manufacture of polysilicon, the manufacture of solar products, or related activities in the solar energy field gains a controlling interest in us, then SunEdison may terminate immediately all licenses under the agreement other than the license related to improvements to the licensed intellectual property, which license will be perpetual regardless of the manner in which the agreement is terminated or the termination of all other licenses.
If, as a result of any third party claim of infringement or misappropriation pertaining to any of the licensed intellectual property, we are enjoined from using the licensed intellectual property, or if SunEdison reasonably believes that the licensed intellectual property is likely to become the subject of a third party claim of infringement or misappropriation, SunEdison, at its option and expense, is permitted to (i) procure the right for us to continue to use the licensed intellectual property, (ii) replace or modify the licensed intellectual property so that it becomes non-infringing and remains functionally equivalent, or (iii) terminate the license with respect to the affected intellectual property.
The agreement includes a non-competition covenant prohibiting us from engaging in any business or activity that is competitive with the business or activities of SunEdison, which includes the design, materials, processes, products, and procedures related to the generation, storage, transmission, distribution, control, or monitoring of electrical power and electrical energy obtained from photovoltaic conversion of solar radiation and other renewable energy sources.
We have agreed in the agreement to indemnify SunEdison and its affiliates and their respective employees, officers and directors for any liabilities or damages suffered by them arising out of (i) our use of the licensed intellectual property and (ii) any use, sale or other disposition by us of products made by utilizing such licensed intellectual property.

Technology Joint Development Agreement
In connection with the completion of our IPO, we entered into a technology joint development agreement with SunEdison, which provides a framework for joint development and other collaborative activities between us and SunEdison. The material terms of this agreement are discussed below.
Under the agreement, the parties may agree to conduct one or more joint development programs, the specific terms and conditions of which will be set forth in a separate statement of work for each joint development program. Each statement of work will designate which party will be the sole owner of the intellectual property and technology developed under the program, provided that SunEdison will be the sole owner of any such intellectual property or technology that SunEdison reasonably determines is necessary or useful to the development, application or use of CCZ or diamond coated wire in any field. The other party’s rights in such intellectual property and other technology developed in connection with any joint development program will be governed by the patent and technology cross-license agreement or the CCZ and diamond coated wire patent and technology license agreement, as applicable.
The agreement provides that in the event any employee of one party is seconded to the other party, the intellectual property and other technology developed outside of a joint development program by such employee in the course of his or her duties as a seconded employee will be exclusively owned by the party for whom the seconded employee is performing duties at the time such intellectual property or technology is created or developed. Any such intellectual property or technology will be governed by the patent and technology cross-license agreement or the CCZ and diamond coated wire patent and technology license agreement, as applicable.
Employees of each party may also share workspace, laboratory space, and other co-located facilities in the normal course of business. If such proximity of employees results in the creation of intellectual property or other technology jointly developed outside of a joint development program by at least one employee, agent, or contractor of each party, the agreement provides that the ownership of such intellectual property or technology is governed by principles of U.S. patent law and is subject to applicable license agreements between us and SunEdison.
The agreement has an initial term of five years, provided that the parties may mutually agree in writing to extend the term for any period prior to the expiration of the initial term. The agreement may be terminated early by the parties’ mutual written agreement. Either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 60 days after written notice from the non-breaching party.
In the event a third party obtains a controlling interest in us, or in the event we or any of our affiliates are merged or consolidated with a third party, SunEdison has the right to terminate this agreement upon 10 days written notice provided within 30 days of such change of control event. Notwithstanding the above, in the event a third party that is active in the same field as SunEdison’s solar energy business gains a controlling interest in us or any of our affiliates, SunEdison has the right to terminate this agreement upon 30 days written notice. Under the agreement, “controlling interest” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of us, whether through the ownership of voting securities, by contract, or otherwise.

Other Agreements
SunEdison also granted to us a royalty-free license to use certain of SunEdison’s trademarks for a period of time following the completion of our IPO.

Tax Matters Agreement
We entered into a tax matters agreement with SunEdison immediately prior to our IPO that governs the parties’ respective rights, responsibilities, and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. In general, under the agreement:

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We are responsible for, and shall be entitled to any refund in respect of: (i) any foreign taxes (including any related interest, penalties, or audit adjustments) imposed on us and our subsidiaries for all periods, whether before or following the completion of our IPO (including, with respect to such foreign taxes for a period before the completion of our IPO and any audit adjustments made following the completion of our IPO), and (ii) any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) imposed on us and our subsidiaries for all periods following the completion of our IPO. SunEdison is responsible for, and shall be entitled to any refund in respect of any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) imposed on us and our subsidiaries for all periods preceding the completion of our IPO (including any audit adjustments with respect to such taxes as are made following the completion of our IPO). We also are responsible for any liability owed to any governmental entity as a result of our failure, following the completion of our IPO, to satisfy any terms and conditions imposed on us under any tax incentive arrangement entered into by and among us, SunEdison, and such government entity.

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SunEdison is also responsible for, and shall be entitled to any refund in respect of: (i) any U.S. federal, state, and local taxes (including any related interest, penalties, or audit adjustments) for all periods preceding the completion of our IPO (including any audit adjustments with respect to such taxes as are made following the completion of our IPO); (ii) any U.S. federal, state, and local taxes (including any related interest and penalties or audit adjustments) imposed on SunEdison and its subsidiaries (excluding us and our subsidiaries) for all periods following the completion of our IPO; and (iii) any foreign taxes (including any related interest, penalties, or audit adjustments) imposed on SunEdison and its subsidiaries (excluding us and our subsidiaries), whether for a period before or following the completion of our IPO (including, with respect to such foreign taxes for a period before the completion of our IPO, any audit adjustments made following the completion of our IPO). SunEdison is also responsible for any liability owed to any governmental entity as a result of its failure, following the completion of IPO, to satisfy any terms and conditions imposed on it under any tax incentive arrangement entered into by and among us, SunEdison, and, such government entity.

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SunEdison, in good faith consultation with us, is responsible for determining the allocation of tax attributes, including net operating losses and unused foreign tax credits, between SunEdison and its subsidiaries, on the one hand, and us and our subsidiaries on the other.

•	We are responsible for preparing and filing any tax returns that include only us and our subsidiaries.

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SunEdison is responsible for preparing and filing any tax returns that include only SunEdison and its subsidiaries (excluding us and our subsidiaries), as well as any tax returns that include SunEdison or one or more of its subsidiaries together with us or one or more of our subsidiaries.

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We agreed not to file any adjustment or refund requests with respect to any return that includes SunEdison or one or more of its subsidiaries together with us or one or more of our subsidiaries, and further agreed not to carry back any losses to any such returns without SunEdison’s consent.

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We have the exclusive authority to control tax contests that relate to the tax returns we file, provided that SunEdison has the right to participate in that portion of any tax contest that could have a material adverse effect on SunEdison and its subsidiaries (excluding us and our subsidiaries).

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SunEdison has the exclusive authority to control tax contests that relate to the tax returns it files, provided that we have the right to participate in that portion of any tax contest that could have a material adverse effect on us and our subsidiaries.

Neither party’s obligations under the agreement are limited in amount or subject to any cap. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations, or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters.

Registration Rights Agreement
We entered into a registration rights agreement with SunEdison in connection with the completion of our IPO, pursuant to which we agreed that, upon the request of SunEdison, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of our ordinary shares held by SunEdison following our IPO. The registration rights agreement includes the following material terms. As used herein, “SunEdison” includes any of its affiliates (other than us) who may hold our ordinary shares.
SunEdison is able to request up to ten demand registrations under the Securities Act of all or any portion of our shares covered by the agreement and we are obligated, subject to limited exceptions, to register such shares as requested by SunEdison. SunEdison is able to request that we complete up to two demand registrations and four underwritten offerings with a shelf registration in a twelve month period, subject to a $20 million minimum offering size unless such offering represents all remaining unregistered shares covered by the agreement. SunEdison is able to designate the terms of each offering effected pursuant to a demand registration, which may take any form, including a shelf registration or an underwritten offering.
If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our ordinary shares held by SunEdison, SunEdison has the right to include in that offering our ordinary shares that it holds, subject to certain limitations.
We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the registration rights agreement including the fees and disbursements of a single counsel for SunEdison. SunEdison is responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes.
Generally, the agreement contains indemnification and contribution provisions by us for the benefit of SunEdison and, in limited situations, by SunEdison for the benefit of us with respect to the information provided by SunEdison included in any registration statement, prospectus, or related document.
If SunEdison transfers shares covered by the agreement, it will be able to transfer the benefits of the registration rights agreement to transferees who acquire at least 5% of the number of our ordinary shares beneficially owned by SunEdison immediately following the completion of our IPO, provided that each transferee agrees to be bound by the terms of the registration rights agreement.
The registration rights will remain in effect with respect to any shares covered by the agreement until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold to the public pursuant to Rule 144 under the Securities Act;

•	such shares may be sold to the public pursuant to Rule 144 under the Securities Act without being subject to the volume restrictions in such rule; or

•	such shares have been sold in a transaction in which the transferee is not entitled to the benefits of the registration rights agreement.
In November, 2014, SunEdison notified us pursuant to the agreement that it wished to effect a demand registration of certain of our ordinary shares held by it. We effected the registration of such shares and the resulting public offering of such shares, as well as of certain ordinary shares held by each of the Samsung Purchasers, closed in January 2015. We did not receive any of the proceeds from the sale of these ordinary shares. See “Business - Recent Events”.

Manufacturing, Laboratory and Office Space Lease
On February 5, 2015, we entered into a Manufacturing, Laboratory and Office Space Lease (the “Lease”) with SunEdison for the lease by us to SunEdison of certain space for manufacturing, laboratory and related office purposes located at the premises at our facility in St. Peters, Missouri. The total leased area, including building space and outside land, is approximately 216,765 sq. ft. The Lease calls for specified rent payments applicable to each of eight different portions of the premises. The monthly rent for the portions ranges from $641.67 to $96,667 depending on the area and use of the portion that is leased. The Lease has a term of two years, provided that the Lease may be terminated for certain portions of the leased premises prior to the expiration of the two-year term.

Transactions with Samsung Electronics and Samsung Fine Chemicals
In connection with our IPO, Samsung Electronics Co. Ltd. (“Samsung Electronics”) and Samsung Fine Chemicals Co., Ltd. (“Samsung Fine Chemicals”) (Samsung Electronics and Samsung Fine Chemicals, collectively, the “Samsung Purchasers”) purchased 2,425,578 and 7,200,000, respectively, of our ordinary shares in separate private placements, or 5.8% and 17.3%, respectively, of our outstanding shares, at a price per share equal to the public offering price of $13.00. Each of the Samsung Purchasers held those shares throughout 2014. Samsung Electronics is one of our customers and was our joint venture partner in MEMC Korea Company (“MKC”), which owns and operates a wafer manufacturing facility in South Korea. Samsung Fine Chemicals is a joint venture partner, along with SunEdison, of ours in the SMP joint venture in South Korea. As consideration for the issuance of the ordinary shares, (i) Samsung Electronics transferred to us its 20% interest in MKC, and (ii) Samsung Fine Chemicals made an aggregate cash investment in us of $93.6 million. The sale of those shares was not registered under the Securities Act.
We agreed to indemnify the Samsung Purchasers for breaches of our representations, warranties, and covenants contained in the applicable share purchase agreements. In each of the purchase agreements, our indemnification obligation is subject to a cushion equal to 1% of the value of the shares issued under the purchase agreement, in which case we would only be liable for losses in excess of such amount, and a cap equal to 5% of the value of the shares issued under the purchase agreement. However, for breaches of certain fundamental representations, the cap is equal to 100% of the value of the shares issued under the purchase agreement. The value of the shares was determined by multiplying the number of shares issued to the applicable Samsung Purchaser by the initial public offering price in our IPO.

Wafer Purchase and Sale Agreement
On March 20, 2014, we entered into a wafer purchase and sale agreement with Samsung Electronics. Pursuant to the agreement, beginning on July 1, 2014 and for the term of the agreement, Samsung Electronics will purchase from us, and we will supply to Samsung Electronics, specified minimum quantities of polished and prime silicon wafers manufactured by us. Such minimum quantity requirements will not apply if: (i) the silicon wafers provided by us do not meet the requisite product specifications, (ii) we invoice Samsung Electronics at a price that was not previously agreed to by us and Samsung Electronics or (iii) we fail to deliver the committed quantity of silicon wafers in accordance with the applicable delivery schedule. In the event of a shortage of supply, we must allocate supplies of silicon wafers to Samsung Electronics and its affiliates and our other customers in a manner that is fair and reasonable.
On the last business day of each calendar month, Samsung Electronics may provide us with a rolling forecast of its expected order volumes of silicon wafers. Any purchase order issued by Samsung Electronics generally must conform to the rolling forecast, subject to certain permissible deviations. We must accept or reject any purchase order within five days of receipt. Samsung Electronics may cancel a purchase order at any time at its convenience upon written notice to us. Upon a cancellation, Samsung Electronics will be liable for the silicon wafers already manufactured or in the process of manufacture, but will not be liable for any commitments in excess of such amounts. Unless otherwise mutually agreed to by the parties, we are required to invoice Samsung Electronics for each shipment of silicon wafers upon the delivery of such shipment to Samsung Electronics.
We must seek approval from Samsung Electronics prior to making any revision to the silicon wafers being supplied pursuant to the agreement that would affect their operation, interchangeability, appearance, life cycle, or engineering quality approvals. We agreed to provide certain warranties with respect to our products, including that the product supplied by us will not infringe or misappropriate any third party intellectual property, and that such products will be free of any defects in design, material, and workmanship and will conform to the specifications for such products. In the event an epidemic failure occurs following any order acceptance, in addition to the standard warranty remedies Samsung Electronics has under the agreement, Samsung Electronics may return all products in the same manufacturing lot that is subject to the epidemic failure, and, at Samsung Electronics’ discretion, we are required to reimburse all of Samsung Electronics’ actual and reasonable out-of-pocket expenses relating to such epidemic failure. An epidemic failure is defined under the agreement as a defect from which the same root cause has been established which affects more than a specified percentage of the products supplied to Samsung Electronics for a specified period of time, so long as such failure is not attributable to a failure to use such products in conformity with the product specifications.
The wafer purchase and sale agreement has a term of three years ending on July 1, 2017. Either party may terminate the agreement if the other party commits a material breach of the agreement and fails to remedy such breach within 30 days after written notice from the non-breaching party. In addition, Samsung Electronics has the right to terminate the agreement upon seven days written notice in the event of our non-compliance with any applicable environmental, health and safety laws or regulations, or immediately upon our insolvency.
We agreed to indemnify Samsung Electronics and its affiliates and their respective directors, officers, employees, agents, customers, and distributors for any liabilities or damages arising out of: (i) any alleged or actual intellectual property infringement or misappropriation claims raised by a third party, (ii) the delivery, condition, manufacture, purchase, use, sale, import, distribution, or other transfer of semiconductor wafers supplied by us except to the extent solely caused by Samsung Electronics’ gross negligence, (iii) a breach of any agreement, covenant, representation or warranty made by us in the agreement, (iv) any damage to property and injuries to any persons resulting from, arising out of or in connection with any semiconductor wafers purchased under the agreement, or (v) our negligence, gross negligence, bad faith or intentional or willful misconduct in the performance of our obligations under the agreement.
Under the wafer purchase and sale agreement, each party is obligated to maintain the confidentiality of confidential information of the other party during the term of the agreement and for five years thereafter. Additionally, we are required to keep the price and quantity terms of the agreement, the contents of any purchase order, and the manufacturing processes relating to any product supplied to Samsung Electronics confidential.
Prior to the effective date of the wafer purchase and sale agreement, Samsung Electronics purchased wafers from us on a purchase order basis. During 2014, Samsung Electronics purchased a total of approximately $161 million in silicon wafers from us.

Registration Rights Agreements with the Samsung Purchasers
We entered into a registration rights agreement with each of the Samsung Purchasers in connection with the Samsung private placements, pursuant to which we agreed to use our reasonable best efforts, in certain events, to effect the registration under applicable federal and state securities laws of our ordinary shares purchased by the Samsung Purchasers under their respective share purchase agreements. Each registration rights agreement includes the following material terms.
Until the termination of the registration rights in accordance with the terms of the respective agreements, each of the Samsung Purchasers will be able to make five demands that we register under the Securities Act all or any portion of our shares covered by their respective agreement and we are obligated, subject to limited exceptions, to register such shares as requested by such Samsung Purchaser, provided that we are not obligated to effect more than two demand registrations under such agreement in any 12 month period, further subject to a $20 million minimum offering size unless such offering represents all remaining unregistered shares covered by the agreement. A demand registration may take any form, including an underwritten offering and a shelf registration, and there shall be no limitations on the number of underwritten offerings pursuant to a shelf registration, provided that we are not obligated to effect more than two underwritten offerings under each of the agreements in any 12 month period, further subject to a $20 million minimum offering size.
If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner set forth in each of the agreements with the Samsung Purchasers, the Samsung Purchasers will have the right to include in that offering our ordinary shares that it holds, subject to certain limitations.
We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the registration rights agreements, including the fees and disbursements of no more than a single counsel for each of the Samsung Purchasers. The Samsung Purchasers are responsible for their own internal fees and expenses, any applicable underwriting discounts or commissions, and any stock transfer taxes.
Generally, the agreements contain indemnification and contribution provisions by us for the benefit of each of the Samsung Purchasers and, in limited situations, by each of the Samsung Purchasers for the benefit of us with respect to the information provided by such Samsung Purchaser included in any registration statement, prospectus, or related document.
The Samsung Purchasers are able to transfer the benefits of their respective registration rights agreement to transferees of our ordinary shares who are their respective subsidiaries or affiliates, provided that each transferee agrees to be bound by the terms of the registration rights agreement.
The registration rights will remain in effect with respect to any shares covered by the agreement until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold to the public pursuant to Rule 144 under the Securities Act;

•
such shares may be sold to the public pursuant to Rule 144 under the Securities Act without being subject to the volume restrictions in such rule and all or a material part of the registration rights provided to SunEdison are no longer exercisable, have expired, or have otherwise been terminated; or

•	such shares have been sold in a transaction in which the transferee is not entitled to the benefits of the applicable registration rights agreement.
In connection with SunEdison's notification to us in November 2014 that it wished to effect a demand registration of certain of our ordinary shares held by it, each of the Samsung Purchasers notified us that it was exercising its piggyback registration rights. We effected the registration of such shares and the resulting public offering of such shares, as well as of the SunEdison shares, closed in January 2015. We did not receive any of the proceeds from the sale of these ordinary shares.

SMP Joint Venture
Prior to the completion of our IPO, SunEdison contributed to us the approximately 35% interest in SMP it acquired from Samsung Fine Chemicals, and as a result of this contribution, SMP is owned 35% by us, 50% by a subsidiary of SunEdison and 15% by Samsung Fine Chemicals. In connection with this contribution, we entered into a joinder and amendment agreement whereby we became a party to and undertook our pro rata share of the obligations of the SMP joint venture agreement. Pursuant to this joint venture agreement, the joint venture parties formed SMP to construct, own, and operate a facility in South Korea to produce high purity polysilicon, including electronic grade polysilicon, which is expected to have an initial annual production capacity of approximately 13,500 metric tons. Construction of the SMP polysilicon manufacturing facility was recently completed. The facility is in the initial stages of polysilicon production, but has not reached full commercial capabilities at this time. Once operational, SMP is required to sell to the joint venture partners their pro rata share (based on their respective ownership interests) of SMP’s polysilicon production at prices negotiated and mutually agreed upon between SMP and the joint venture partners based on a standard cost plus a markup established by an independent professional transfer consultant engaged by SMP. We and our joint venture partners have agreed not to transfer our interests in SMP to any party other than our respective affiliates prior to February 15, 2019. After February 15, 2019, if any joint venture partner desires to transfer its interest in SMP to any party other than one of its affiliates, each other joint venture partner will have a right of first refusal to purchase such interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the forms furnished to the Company or written representations of certain persons, each director, officer and beneficial owner of 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 for fiscal 2014.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our Notice, Annual Report or proxy statement, by sending a written request to SunEdison Semiconductor Limited, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to SunEdison Semiconductor Limited, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.
If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s Notice, Annual Report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to SunEdison Semiconductor Limited, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL GENERAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), some shareholder proposals may be eligible for inclusion in our 2016 proxy statement. Any such shareholder proposals must be submitted, along with proof of ownership of our ordinary shares in accordance with Rule 14a-8(b)(2), to us at 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376 U.S.A., Attention: General Counsel. We must receive all submissions no later than February 18, 2016. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our Board will review any shareholder proposals. These shareholder proposals may be included in our proxy statement for the 2016 AGM so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals are also subject to the requirements of the Singapore Companies Act, as described in the following paragraph. The proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2016 AGM unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.
In addition, under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least $500 Singapore Dollars each may, at their expense, request that we include and give notice of their proposal for the 2016 AGM. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore: 9 Battery Road, #15-01, Straits Trading Building, Singapore 049910, at least six weeks prior to the date of the 2016 AGM in the case of a request requiring notice of a resolution, or at least one week prior to the date of the 2016 AGM in the case of any other request.

SINGAPORE STATUTORY FINANCIAL STATEMENTS

Our Singapore audited accounts, prepared in conformity with the provisions of the laws of Singapore, and the accompanying directors report (together, the “Singapore Statutory Financial Statements”) and the auditors’ reports thereon are required under Singapore law to be provided to shareholders for discussion (but not approval) at the 2015 AGM, and have therefore been provided as Appendix A to this Proxy Statement solely to satisfy this requirement. Neither the Singapore Statutory Financial Statements nor the auditors’ report thereon shall be deemed to be “soliciting material” or to be “filed” with the U.S. Securities and Exchange Commission, nor shall such information be incorporated by reference into any filings under the U.S. Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

OTHER MATTERS

Our management does not know of any matters to be presented at the 2015 AGM other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters. Accompanying this Proxy Statement is our 2014 Annual Report to Shareholders.

By Order of the Board,
Shaker Sadasivam
Director, Chief Executive Officer and President
June 17, 2015
St. Peters, Missouri

APPENDIX A

SunEdison Semiconductor Limited and Subsidiaries Registration Number: 201334164H

Singapore Statutory Financial Statements
Year ended December 31, 2014

Singapore Statutory Financial Statements
SunEdison Semiconductor Limited and Subsidiaries

1

SunEdison Semiconductor Limited and Subsidiaries
Directors' report

Directors’ report

We are pleased to submit this annual report to the members of the Company together with the audited financial statements for the financial year ended December 31, 2014.

Directors

The directors in office at the date of this report are as follows:

Michael F. Bartholomeusz
Jeffrey A. Beck
Justine F. Lien
Gideon Argov
Shaker Sadasivam
Antonio R. Alvarez
Abdul Jabbar Bin Karam Din

Directors’ interests

According to the register kept by the Company for the purposes of Section 164 of the Companies Act, Chapter 50 (the Act), particulars of interests of directors who held office at the end of the financial year (including those held by their spouses and infant children) in shares, debentures, warrants and share options of the Company or and in related corporations (other than wholly-owned subsidiaries) are as follows:

Name of director and corporation in which interests are held	Holdings at beginning of the year/date of appointment	Holdings at end of the year

Michael F. Bartholomeusz
SunEdison Semiconductor Limited
- Restricted stock units	—	21,400

Jeffrey A. Beck
SunEdison Semiconductor Limited
- Restricted stock units	—	21,400

Gideon Argov
SunEdison Semiconductor Limited
- Restricted stock units	—	21,400

Antonio R. Alvarez
SunEdison Semiconductor Limited
- Restricted stock units	—	10,650

SunEdison Inc.
- Restricted stock units	45,533	54,533
- Options to subscribe for ordinary shares at :
- US$ 2.43 between 11/10/2012 and 11/10/2022	25,000	25,000
	70,533	90,183

2

SunEdison Semiconductor Limited and Subsidiaries
Directors' report

Name of director and corporation in which interests are held	Holdings at beginning of the year/date of appointment	Holdings at end of the year

Justine F. Lien
SunEdison Semiconductor Limited
- Restricted stock units	—	21,400

Shaker Sadasivam
SunEdison Semiconductor Limited
- Restricted stock units	—	114,684
- Options to subscribe for ordinary shares at :
- US$13.00 between 28/05/2014 and 28/05/2024	—	384,615
- US$17.39 between 13/06/2014 and 13/06/2024	—	74,117

SunEdison Inc.
- Options to subscribe for ordinary shares at :
- US$17.65 between 26/07/2005 and 26/07/2015	20,000	20,000
- US$11.63 between 16/03/2015 and 16/02/2015	6,250	6,250
- US$25.66 between 25/01/2006 and 25/01/2016	9,150	9,150
- US$29.73 between 25/07/2006 and 25/07/2016	9,300	9,300
- US$45.70 between 24/01/2007 and 24/01/2017	15,000	15,000
- US$58.31 between 24/07/2007 and 24/07/2017	20,000	20,000
- US$69.84 between 23/01/2008 and 23/01/2018	20,000	20,000
- US$13.43 between 20/1/2009 and 20/1/2019	125,000	125,000
- US$15.71 between 15/10/2009 and 15/10/2019	100,000	100,000
- US$11.63 between 27/04/2011 and 27/04/2021	153,300	153,300
- US$ 3.45 between 25/04/2012 and 25/04/2022	250,000	250,000
- US$ 1.76 between 24/07/2012 and 24/07/2022	200,000	200,000
- US$ 3.27 between 18/09/2012 and 18/09/2022	246,000	246,000
- US$ 9.58 between 18/07/2013 and 18/07/2023	150,000	150,000
	1,324,000	1,897,416

Brian Anthony Wuebbels
SunEdison Inc.
- Restricted stock units	53,438	173,125
- Options to subscribe for ordinary shares at :
- US$ 9.58 between 18/07/2013 and 18/07/2023	150,000	150,000
- US$55.74 between 13/08/2007 and 13/08/2017	50,000	50,000
- US$69.84 between 23/01/2008 and 23/01/2018	2,500	2,500
- US$51.63 between 22/07/2008 and 22/07/2018	5,000	5,000
- US$13.43 between 20/01/2009 and 20/01/2019	20,000	—
- US$15.99 between 20/04/2010 and 20/04/2020	25,000	3
- US$11.63 between 27/04/2011 and 27/04/2021	40,000	16,000
- US$ 3.45 between 25/04/2012 and 25/04/2022	12,500	6,250
- US$ 2.13 between 16/05/2012 and 16/05/2022	300,000	150,000
- US$ 1.76 between 24/07/2012 and 24/07/2022	120,000	80,000
- US$ 3.27 between 18/09/2012 and 18/09/2022	148,000	98,667
	926,438	709,045

3

SunEdison Semiconductor Limited and Subsidiaries
Directors' report

Except as disclosed in this report, no director who held office at the end of the financial year had interests in shares, debentures, warrants or share options of the Company, or of related corporations, either at the beginning of the financial year, or date of his/her appointment to this Board of Directors, if later.

Share options

Except as disclosed in Note 12 to the consolidated financial statements, there were no unissued shares of the Company or its subsidiaries under options granted by the Company or its subsidiaries as at the end of the financial year.

Auditors

The auditors, KPMG LLP, have indicated their willingness to accept appointment.

On behalf of the Board of Directors

/s/ Shaker Sadasivam
_____________________________
Shaker Sadasivam
Director

/s/ Justine F. Lien
_____________________________
Justine F. Lien
Director

June 5, 2015

4

SunEdison Semiconductor Limited and Subsidiaries
Statement by Directors

Statement by Directors

In our opinion:

(a)
the consolidated financial statements and supplementary financial information set out on pages FS1 to FS66 are drawn up so as to give a true and fair view of the state of affairs of the Company and of the Parent as at December 31, 2014, the results, changes in equity and cash flows of the Company for the year ended on that date in accordance with the provisions of the Singapore Companies Act, Chapter 50 and accounting principles generally accepted in the United States of America; and

(b)	at the date of this statement, there are reasonable grounds to believe that the Parent will be able to pay its debts as and when they fall due.

The Board of Directors has, on the date of this statement, authorised these financial statements for issue.

On behalf of the Board of Directors

/s/ Shaker Sadasivam
_____________________________
Shaker Sadasivam
Director

/s/ Justine F. Lien
_____________________________
Justine F. Lien
Director

June 5, 2015

5

KPMG LLP 16 Raffles Quay #22-00 Hong Leong Building Singapore 048581	Telephone +65 6213 3388 Fax +65 6225 0984 Internet www.kpmg.com.sg

Independent auditors’ report

Members of the Company
SunEdison Semiconductor Limited

Report on the financial statements

We have audited the accompanying consolidated financial statements of SunEdison Semiconductor Limited and its subsidiaries (“the Company”) and the supplementary financial information of SunEdison Semiconductor Limited (the “Parent”), which comprise the balance sheets of the Company and Parent as at December 31, 2014, the statement of operations, statement of comprehensive (loss)/income, statements of equity and statement of cash flows of the Company for the year then ended, and a summary of significant accounting policies and other explanatory information, as set out on pages FS1 to FS66.

Management’s responsibility for the financial statements

Management is responsible for the preparation of financial statements that give a true and fair view in accordance with the provisions of the Singapore Companies Act, Chapter 50 (“the Act”) and accounting principles generally accepted in the United States of America, and for devising and maintaining a system of internal accounting controls sufficient to provide a reasonable assurance that assets are safeguarded against loss from unauthorised use or disposition; and transactions are properly authorised and that they are recorded as necessary to permit the preparation of true and fair profit and loss accounts and balance sheets and to maintain accountability of assets.

Auditors’ responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Singapore Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

6

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

SunEdison Semiconductor Limited and Subsidiaries
Independent auditors' report

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis for Qualified Opinion

The Parent accounted for investments in subsidiaries using the equity method. Under this method, the Parent’s investments in subsidiaries are reported as a separate line in the Parent’s balance sheet. Accounting principles generally accepted in the United States of America require that these investments be consolidated rather than reported using the equity method.

Qualified Opinion

Except for the effects of the matter described in the basis for qualified opinion paragraph, in our opinion the consolidated financial statements of the Company and the balance sheet of the Parent are properly drawn up in accordance with the provisions of the Act and accounting principles generally accepted in the United States of America (the use of which is approved by the Accounting and Corporate Regulatory Authority of Singapore) so as to give a true and fair view of the state of affairs of the Company and of the Parent as at December 31, 2014 and of the results, changes in equity and cash flows of the Company for the year ended on that date.

Other Matters

The accompanying consolidated financial statements of the Company as at December 31, 2014, and for the year then ended, have been included in the annual report for the financial year ended December 31, 2014 filed with the United States Securities and Exchange Commission. Together with the supplementary financial information of the Parent, these consolidated financial statements have been reproduced for the purpose of filing with the Accounting and Corporate Regulatory Authority of Singapore.

Report on other legal and regulatory requirements

In our opinion, the accounting and other records required by the Act to be kept by the Company and by those subsidiaries incorporated in Singapore of which we are auditors have been properly kept in accordance with the provisions of the Act.

/s/ KPMG LLP

KPMG LLP
Public Accountants and
Chartered Accountants

Singapore
June 5, 2015

7

SunEdison Semiconductor Limited and Subsidiaries
Consolidated Balance Sheets

Consolidated Balance Sheets
	As of December 31,
	2014	2013
	US$	US$
	In millions
Assets
Current assets:
Cash and cash equivalents	88.2	40.8
Accounts receivable, less allowance for doubtful accounts of $3.1 and $4.1, respectively	98.6	98.6
Accounts receivable, affiliate	4.3	14.1
Inventories	122.1	128.1
Deferred tax asset	27.3	8.5
Prepaid and other current assets	28.3	23.5
Total current assets	368.8	313.6
Property, plant, and equipment, net of accumulated depreciation of $788.3 and $811.0, respectively	598.8	724.9
Notes receivable, affiliate	—	18.7
Investments	130.3	—
Other assets	86.3	94.6
Total assets	1,184.2	1,151.8

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	2.1	2.8
Accounts payable	94.6	105.1
Accounts payable, affiliate	9.4	106.8
Accrued liabilities	57.6	51.9
Accrued wages and salaries	23.6	35.3
Restructuring liabilities	14.0	47.6
Total current liabilities	201.3	349.5
Long-term debt, less current portion	205.0	7.6
Pension and post-employment liabilities	54.7	49.2
Restructuring liabilities	3.9	8.7
Other liabilities	27.8	25.6
Total liabilities	492.7	440.6

Shareholders’ equity:
Ordinary shares, no par value, 41.5 and 0 shares issued and outstanding in 2014 and 2013, respectively	943.1	—
Net Parent investment	—	777.2
Accumulated deficit	(78.7)	—
Accumulated other comprehensive loss	(174.1)	(110.2)
Total SunEdison Semiconductor Limited shareholders’ equity	690.3	667.0
Non controlling interests	1.2	44.2
Total shareholders’ equity	691.5	711.2
Total liabilities and shareholders’ equity	1,184.2	1,151.8

FS1
The accompanying notes form an integral part of these financial statements.

SunEdison Semiconductor Limited and Subsidiaries
Consolidated Statements of Operations

Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	In millions, except per share amounts

Net sales to non-affiliates	837.7	911.5	927.4
Net sales to affiliates	2.4	9.1	6.8
Cost of goods sold	761.1	838.9	852.4
Gross profit	79.0	81.7	81.8

Operating expenses (income):
Marketing and administration	84.8	105.1	100.7
Research and development	34.8	37.0	33.4
Restructuring reversals (see Note 4)	(22.9)	(75.0)	(149.6)
Loss (gain) on sale/receipt of property, plant, and equipment (see Note 6)	4.7	—	(31.7)
Long-lived asset impairment charges (see Note 4)	59.4	33.6	1.5
Operating (loss) income	(81.8)	(19.0)	127.5
Non-operating expenses (income):
Interest expense	9.2	0.8	1.0
Interest income	(0.5)	(0.5)	(0.7)
Interest, net - affiliates	(0.1)	(4.1)	(2.2)
Other, net	(2.6)	(3.9)	3.1
Total non-operating expenses (income)	6.0	(7.7)	1.2
(Loss) income before income tax (benefit) expense	(87.8)	(11.3)	126.3
Income tax expense	2.6	44.0	3.6
(Loss) income before equity in earnings of equity method investments	(90.4)	(55.3)	122.7
Equity in loss of equity method investments, net of tax	(0.6)	—	—
Net (loss) income	(91.0)	(55.3)	122.7
Net loss (income) attributable to non controlling interests	0.8	(2.4)	(1.4)
Net (loss) income attributable to SunEdison Semiconductor Limited	(90.2)	(57.7)	121.3
Basic (loss) earnings per share (see Note 10)	(2.17)	(1.39)	2.92
Diluted (loss) earnings per share (see Note 10)	(2.17)	(1.39)	2.92

FS2
The accompanying notes form an integral part of these financial statements.

SunEdison Semiconductor Limited and Subsidiaries
Consolidated Statements of Comprehensive (Loss) Income

Consolidated Statements of Comprehensive (Loss) Income
	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	In millions

Net (loss) income	(91.0)	(55.3)	122.7

Other comprehensive loss:
Net translation adjustment	(40.7)	(45.3)	(15.3)
Loss on available-for-sale securities	—	(0.2)	—
Actuarial (loss) gain and prior service credit, net of $0.3 tax expense, $0.8 tax benefit, and $10.5 tax expense for 2014, 2013, and 2012, respectively	(30.8)	33.4	(1.4)
Other comprehensive loss	(71.5)	(12.1)	(16.7)
Total comprehensive (loss) income	(162.5)	(67.4)	106.0
Net loss (income) attributable to non controlling interests	0.8	(2.4)	(1.4)
Net translation adjustment attributable to non controlling interests	0.5	(2.9)	(2.2)
Comprehensive (loss) income attributable to SunEdison Semiconductor Limited	(161.2)	(72.7)	102.4

FS3
The accompanying notes form an integral part of these financial statements.

SunEdison Semiconductor Limited and Subsidiaries
Consolidated Statements of Cash Flows

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

Cash flows from operating activities:
Net (loss) income	(91.0)	(55.3)	122.7
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	116.0	119.6	118.7
Long lived asset impairment charges	59.4	34.8	—
Loss (gain) on sale/receipt of property, plant, and equipment	4.7	—	(31.7)
Stock-based compensation	11.3	13.9	13.0
(Benefit) provision for deferred taxes	(26.6)	20.8	(14.2)
Other	(2.3)	(15.6)	(6.4)
Changes in operating assets and liabilities:
Accounts receivable	(1.6)	29.6	(3.6)
Inventories	(3.4)	(1.4)	34.0
Amounts due from affiliates	(19.5)	(80.3)	(71.6)
Amounts due to affiliates	(38.6)	100.8	41.3
Prepaid and other current assets	(6.4)	(2.4)	20.1
Accounts payable and accrued liabilities	7.3	(18.6)	(28.9)
Income taxes payable	(8.0)	(0.5)	(0.4)
Pension and post-employment liabilities	(4.7)	(2.1)	1.8
Restructuring liabilities	(34.9)	(83.9)	(146.5)
Other	(12.0)	1.0	(2.2)
Net cash (used in) provided by operating activities	(50.3)	60.4	46.1

Cash flows from investing activities:
Capital expenditures	(94.4)	(101.0)	(95.2)
Notes receivable from affiliates	3.0	(12.7)	(46.7)
Other	(1.3)	—	(3.6)
Net cash used in investing activities	(92.7)	(113.7)	(145.5)

Cash flows from financing activities:
Principal payments on long-term debt	(11.6)	(2.9)	(3.6)
Proceeds from long-term debt borrowings	210.0	—	—
Deferred financing costs and original issuance discount	(12.1)	—	—
Net Parent investment	(179.4)	4.0	154.6
Proceeds from issuance of ordinary shares	186.3	—	—
Borrowings from affiliates	—	—	2.1
Net cash provided by financing activities	193.2	1.1	153.1
Effect of exchange rate changes on cash and cash equivalents	(2.8)	(10.2)	(0.8)
Net increase (decrease) in cash and cash equivalents	47.4	(62.4)	52.9
Cash and cash equivalents at beginning of period	40.8	103.2	50.3
Cash and cash equivalents at end of period	88.2	40.8	103.2
Supplemental disclosures of cash flow information:
Interest paid, net of amount capitalized	6.9	0.8	2.8
Income taxes paid, net	21.6	21.6	24.6
Supplemental schedule of non-cash investing and financing activities:
Accounts payable (relieved) incurred for acquisition of fixed assets	(3.2)	(6.3)	3.4

FS4
The accompanying notes form an integral part of these financial statements.

SunEdison Semiconductor Limited and Subsidiaries
Consolidated Statements of Equity

Consolidated Statements of Equity
	Ordinary shares		Net parent	Accumulated	Accumulated other comprehensive	Total SunEdison Semiconductor	Non controlling	Total
	Shares	Amount	investment	deficit	(loss)/income	Limited equity	interests	equity
		US$	US$	US$	US$	US$	US$	US$
	(In millions)

Balance at December 31, 2011	—	—	580.0	—	(76.3)	503.7	35.3	539.0
Net income	—	—	121.3	—	—	121.3	1.4	122.7
Other comprehensive (loss) income	—	—	—	—	(18.9)	(18.9)	2.2	(16.7)
Net transfers from SunEdison	—	—	169.0	—	—	169.0	—	169.0
Balance at December 31, 2012	—	—	870.3	—	(95.2)	775.1	38.9	814.0
Net (loss) income	—	—	(57.7)	—	—	(57.7)	2.4	(55.3)
Other comprehensive (loss) income	—	—	—	—	(15.0)	(15.0)	2.9	(12.1)
Net transfers to SunEdison	—	—	(35.4)	—	—	(35.4)	—	(35.4)
Balance at December 31, 2013	—	—	777.2	—	(110.2)	667.0	44.2	711.2
Net loss	—	—	(11.5)	(78.7)	—	(90.2)	(0.8)	(91.0)
Formation transactions - recapitalization	41.5	935.2	(935.2)	—	—	—	(41.7)	(41.7)
Stock compensation expense	—	7.9	—	—	—	7.9	—	7.9
Other comprehensive loss	—	—	—	—	(71.0)	(71.0)	(0.5)	(71.5)
Net transfers from SunEdison	—	—	169.5	—	7.1	176.6	—	176.6
Balance at December 31, 2014	41.5	943.1	—	(78.7)	(174.1)	690.3	1.2	691.5

FS5
The accompanying notes form an integral part of these financial statements.

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

1.    NATURE OF OPERATIONS

SunEdison Semiconductor Limited and subsidiaries (formerly the Semiconductor Materials Business of SunEdison, Inc.) (the “Company”) is a global leader in the development, manufacture and sale of silicon wafers to the semiconductor industry. Silicon wafers are used as the base substrate for nearly all semiconductor devices, which in turn provide the foundation for the entire electronics industry. Our business was established in 1959 and was known during most of our history as MEMC Electronic Materials, Inc. (“MEMC”). We have developed a broad product portfolio, an extensive global footprint, process technology expertise, and supply chain flexibility, while increasing our capital efficiency, and maintaining a lean operating culture.

The Company historically consisted of the consolidated operations of certain entities formerly wholly-owned by SunEdison, Inc. (“SunEdison” or “Parent” and formerly known as MEMC), as discussed in the basis of presentation below. Following the completion of a series of transactions undertaken to transfer ownership of its semiconductor materials business (the “Formation Transactions”), SunEdison sold a minority interest in SunEdison Semiconductor through an initial public offering (the “Offering”) of our ordinary shares, which closed on May 28, 2014 and resulted in the creation of SunEdison Semiconductor Limited (prior to the Offering, SunEdison Semiconductor Pte. Ltd.), a stand-alone public company.

Basis of Presentation

We operated as a business segment of SunEdison prior to the Offering. The combined financial statements for annual periods prior to the Offering were derived from the consolidated financial statements and accounting records of SunEdison and included allocations for direct costs and indirect costs attributable to the operations of the semiconductor materials business of SunEdison. Our consolidated financial statements for the year ended December 31, 2014 were prepared following the Formation Transactions and the Offering.

SunEdison maintains a number of stock-based compensation and benefit programs at the corporate level. Our employees participate in those programs and as such, our audited combined financial statements included allocated expenses associated with those programs. Our audited consolidated and combined balance sheets as of December 31, 2014 and 2013 do not include any Parent outstanding equity related to the stock-based compensation programs. Both our audited consolidated and combined balance sheets as of December 31, 2014 and 2013 include net pension and postretirement benefit plan obligations in the US and certain foreign locations that are our direct obligation because substantially all of the Parent's legacy pension and other post-employment benefit plans relate solely to us. See Notes 9 and 12 for further description of the stock-based compensation and post-employment benefit programs.

FS6

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

1.    NATURE OF OPERATIONS (Continued)

We generate a portion of our net sales from sales to SunEdison subsidiaries. These sales are reflected in a separate line item in our consolidated and combined statements of operations, net sales to affiliates. Normal operating activities with affiliates are reflected as amounts due from affiliates and amounts due to affiliates within operating activities in the consolidated and combined statements of cash flows. Prior to the Offering, our financial statements reflected cash transferred to and from SunEdison as notes receivable, affiliate and long-term debt, affiliate in the combined balance sheet, and notes receivable from affiliates and borrowings from affiliates in the combined statements of cash flows. All changes in the net parent investment account in the combined balance sheet have been considered cash receipts and payments, except for the exchange of ordinary shares in connection with the Formation Transactions, for purposes of the consolidated statements of cash flows and are reflected in financing activities. See Note 16 for a further description of related party transactions.

Earnings per share data have been retroactively applied for the years ended December 31, 2013 and 2012 because we did not operate as a separate legal entity with our own capital structure prior to the Offering.

Our historical combined financial statements include general corporate expenses of SunEdison that were allocated to us for certain functions, including communications, corporate administration, finance, accounting, treasury, legal, information technology, human resources, compliance, employee benefits and incentives, operations, research and development, and stock compensation. These expenses were allocated on the basis of direct usage, where identifiable, with the remainder primarily allocated on the basis of revenue or other related sales metrics, headcount, or number of our manufacturing plants. We consider the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not necessarily be indicative of the actual expenses we would have incurred as a stand-alone public company during the periods prior to the Offering or of the costs we will incur in the future.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

We use estimates and assumptions in preparing our consolidated financial statements that may affect reported amounts and disclosures. Estimates are used when accounting for depreciation, amortization, impairments, leases, inventory valuation, accrued liabilities including restructuring, warranties, and employee benefits, derivatives, stock-based compensation, and income taxes and asset recoverability, including allowances, among others. These estimates and assumptions are based on current facts, historical experience, and various other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recognition of revenue, costs, and other expenses that are not readily apparent from other sources. Our future results of operations would be affected to the extent there are material differences between the estimates and actual results.

FS7

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain amounts in prior periods have been reclassified to conform with the presentation adopted in the current period.

Principles of Consolidation and Combination

We record non controlling interests for non-wholly owned subsidiaries included in our consolidated and combined financial statements. Non controlling interests in the consolidated and combined balance sheets were $1.2 million and $44.2 million as of December 31, 2014 and 2013, respectively. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

Revenue is recognized for wafer and other product sales when title transfers, the risks and rewards of ownership have been transferred to the customer, the fee is fixed or determinable, and collection of the related receivable is reasonably assured, which is generally at the time of shipment for non-consignment orders. Title passes, in the case of consignment orders, when the customer pulls the product from the assigned storage facility or, if the customer does not pull the product within a contractually stated period of time (generally 60 - 90 days), at the end of that period, or when the customer otherwise agrees to take title to the product. Our wafers are generally made to customer specifications, and we conduct rigorous quality control and testing procedures to ensure that the finished wafers meet the customer’s specifications before the product is shipped. We consider international shipping term definitions in our determination of when title passes.

Expense Allocations

Our historical combined financial statements include expenses of SunEdison that were allocated to us for certain functions, including general corporate expenses related to communications, corporate administration, finance, legal, information technology, human resources, compliance, employee benefits and incentives, operations, research and development, and stock compensation. These expenses were allocated in our historical results of operations on the basis of direct usage, where identifiable, with the remainder primarily allocated on the basis of revenue or other related sales metrics, headcount or number of our manufacturing plants. We consider the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not necessarily be indicative of the actual expenses we would have incurred as a stand-alone public company during the periods prior to the Offering or of the costs we will incur in the future. No significant restructuring or impairment charges were included in these allocations from SunEdison.

Operating Leases

We enter into lease agreements for a variety of business purposes, including office and manufacturing space, office and manufacturing equipment, and computer equipment. A portion of these are non-cancellable operating leases. See Note 14 for our operating lease obligations.

FS8

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling

Costs to ship products to customers are included in marketing and administration expense in the consolidated and combined statements of operations. Amounts billed to customers, if any, to cover shipping and handling are included in net sales. Costs to ship products to customers were $17.7 million, $18.2 million, and $23.4 million for the years ended December 31, 2014, 2013, and 2012, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances, time deposits, and money market funds with original maturity periods of three months or less when purchased.

Allowance for Doubtful Accounts

We establish an allowance for doubtful accounts to adjust our receivables to amounts considered to be ultimately collectible. Our allowance is based on a variety of factors, including the length of time receivables are past due, significant one-time events, the financial health of our customers and historical experience. The balance of our allowance for doubtful accounts was $3.1 million and $4.1 million as of December 31, 2014 and 2013, respectively.

The activity in the allowance for doubtful accounts is summarized as follows:

	December 31, 2014	December 31, 2013
	US$	US$
	(In millions)

Balance, beginning of year	4.1	3.8
(Benefit) provision	(0.4)	0.3
Write-offs, credits, and adjustments	(0.6)	—
Balance, end of the period	3.1	4.1
Inventories

Inventories consist of raw materials, labor, and manufacturing overhead, and are valued at the lower of cost or market. Fixed overhead is allocated to the costs of conversion based on the normal capacity of our production facilities. Unallocated overhead during periods of abnormally low production levels is recognized as cost of goods sold in the period in which it is incurred.

Raw materials and supplies are generally stated at weighted-average cost, and goods in process and finished goods inventories are stated at standard cost, as adjusted for variances, which approximates weighted-average actual cost. The valuation of inventory requires us to estimate excess and slow moving inventory. The determination of the value of excess and slow moving inventory is based upon assumptions of future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

FS9

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant, and Equipment

We record property, plant, and equipment at cost and depreciate it on a straight-line basis over the assets’ estimated useful lives as follows:

Years

Software	3 – 10
Buildings and improvements	2 – 50
Machinery and equipment	1 – 30

Expenditures for repairs and maintenance are charged to expense as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation on property, plant, and equipment sold or otherwise disposed of are removed from the capital accounts and any gain or loss is reported in current-year operations. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the remaining lease term, including renewal periods considered reasonably assured of execution.

Depreciation and amortization expense for the years ended December 31, 2014, 2013, and 2012 was $116.0 million, $119.6 million, and $118.7 million, respectively.

Impairment of Property, Plant, and Equipment

We periodically assess long-lived assets/asset groups for impairment when conditions indicate a possible loss. Reviews are performed to determine whether the carrying value of an asset is impaired, based on comparisons to undiscounted expected future cash flows. If this comparison indicates that there is impairment, the asset is written down to its estimated fair value, which is typically calculated using: (i) quoted market prices, including appraisals or (ii) discounted expected future cash flows utilizing an appropriate discount rate. Impairment is based on the excess of the carrying amount over the fair value of those assets. We recorded asset impairment charges of $59.4 million, $33.6 million, and $1.5 million in 2014, 2013, and 2012, respectively. See Notes 4 and 6 for additional discussion on the impairment charges on long-lived assets.

Cost and Equity Method Investments

Cost method investments are initially recorded and subsequently carried at their historical cost and income is recorded to the extent there are dividends. We use the equity method of accounting for our equity investments where we hold more than 20 percent of the outstanding stock of the investee or where we have the ability to significantly influence the operations or financial decisions of the investee. We initially record the investment at cost and adjust the carrying amount each period to recognize our share of the earnings or losses and other comprehensive income (losses) of the investee based on our ownership percentage. We review our equity and cost method investments periodically for indicators of impairment.

FS10

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets that have determinable estimated lives are amortized over those estimated lives. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used. The amounts and useful lives assigned to intangible assets acquired impact the amount and timing of future amortization. Reviews are performed to determine whether the carrying value of an asset is impaired, based on comparisons to undiscounted expected future cash flows or some other fair value measure. If this comparison indicates that there is impairment, the impaired asset is written down to fair value, which is typically calculated using discounted expected future cash flows utilizing an appropriate discount rate. Impairment is calculated as the excess of the carrying amount over the fair value of those assets. The balance of our intangible assets subject to amortization is $4.0 million as of December 31, 2014. We did not have any indefinable intangible assets as of December 31, 2013.

Derivative Financial Instruments and Hedging Activities

We utilize currency forward contracts to mitigate financial market risks of fluctuations in foreign currency exchange rates. We do not use derivative financial instruments for speculative or trading purposes. All derivative instruments are recorded in the consolidated balance sheet at fair value. We have not designated any derivatives as hedge accounting. Derivatives not designated as hedge accounting and used to hedge foreign currency-denominated balance sheet items are reported directly in earnings along with offsetting transaction gains and losses on the items being hedged. See Note 13.

Income Taxes

SunEdison filed consolidated income tax returns in the United States which included us for tax years 2013 and 2012 and for purposes of the historical combined financial statements, our taxes are computed and reported using a “separate return” method, or as though we filed a separate return for jurisdictions in which its operations are included in consolidated returns filed by SunEdison. We will file our own U.S. tax returns during 2015 for 2014 and have computed and reported our 2014 results based on the filing methods we will employ as a separate company. We also record income taxes for foreign jurisdictions in which any of our consolidated subsidiaries files separate returns. Income taxes as presented herein allocate current and deferred income taxes of SunEdison to us in a manner that is systematic, rational and consistent with the asset and liability method in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740 (“ASC 740”), Accounting for Income Taxes. The sum of the amounts allocated to the carve-out tax provisions may not equal the historical consolidated provision. Under the separate return method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date. Valuation allowances are established when management determines that it is more likely than not that some portion, or all of the deferred tax asset, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

FS11

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred income taxes arise primarily because of differences in the bases of assets or liabilities between financial accounting and tax accounting which are known as temporary differences. We record the tax effect of these temporary differences as deferred tax assets (generally items that can be used as a tax deduction or credit in future periods) and deferred tax liabilities (generally items for which we receive a tax deduction, but have not yet been recorded in the consolidated statement of operations). We regularly review our deferred tax assets for realizability, taking into consideration all available evidence, both positive and negative, including historical pre-tax and taxable income (losses), projected future pre-tax and taxable income (losses) and the expected timing of the reversals of existing temporary differences. In arriving at these judgments, the weight given to the potential effect of all positive and negative evidence is commensurate with the extent to which it can be objectively verified.

We believe our tax positions are in compliance with applicable tax laws and regulations. Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. Uncertain tax benefits, including accrued interest and penalties, are included as a component of other long-term liabilities because we do not anticipate that settlement of the liabilities will require payment of cash within the next 12 months. The accrual of interest begins in the first reporting period that interest would begin to accrue under the applicable tax law. Penalties, when applicable, are accrued in the financial reporting period in which the uncertain tax position is taken on a tax return. We recognize interest and penalties related to uncertain tax positions in income tax expense, which is consistent with our historical policy. We believe that our accrued income tax liabilities, including related interest, are adequate in relation to the potential for additional tax assessments. There is a risk, however, that the amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in our income tax expense and, therefore, could have a material impact on our tax provision, net (loss) income and cash flows. We review our accrued tax liabilities quarterly, and we may adjust such liabilities due to proposed assessments by tax authorities, changes in facts and circumstances, issuance of new regulations or new case law, negotiations between tax authorities of different countries concerning our transfer prices between our subsidiaries, the resolution of entire audits, or the expiration of statutes of limitations. Adjustments are most likely to occur in the year during which major audits are closed.

We are domiciled in Singapore. We plan foreign remittance amounts based on projected cash flow needs as well as the working capital and long-term investment requirements of our worldwide subsidiaries and operations, after taking into consideration the tax effects of such remittances and whether they can be done in a tax-efficient manner.

We have made our best estimates of certain income tax amounts included in the consolidated financial statements. Application of our accounting policies and estimates, however, involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. In arriving at our estimates, factors we consider include how accurate the estimate or assumptions have been in the past, how much the estimate or assumptions have changed, and how reasonably likely such change may have a material impact.

FS12

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Our historical business consists of the combined operations of certain entities currently owned by SunEdison, which is incorporated in the State of Delaware. We have historically been included in SunEdison’s consolidated U.S. federal income tax return and our income taxes are computed and reported under the “separate return” method. In connection with the Formation Transactions, our tax structure has changed prospectively but there will be no changes to our historical financial statements.

Post-Employment and Other Employee-Related Liabilities

We have a long-term net liability for our consolidated defined benefit pension and other post-employment benefit plans. Our obligations are funded in accordance with provisions of applicable laws. We recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in our statement of financial position and recognize changes in that funded status during the year in which the changes occur through comprehensive (loss) income in equity.

Our pension and other post-employment liabilities are determined using various actuarial assumptions, including the interest rate used to discount plan liabilities, the rate of compensation increase, and the expected return on plan assets, to estimate our costs and obligations. If the assumptions do not materialize as expected, expenditures and costs that we incur could differ from our current estimates. We determine the expected return on plan assets based on the pension plans’ actual asset mix as of the beginning of the year. While the assumed expected rate of return on the U.S. Pension plan assets was 8.5% in both 2014 and 2013, the actual returns experienced in the pension plan assets in the comparable periods in 2014 and 2013 were 4.6% and 14.6%, respectively. We consult with the plans’ actuaries to determine a discount rate assumption that reflects the characteristics of these plans, including expected cash outflows from the plans, and utilize an analytical tool that incorporates the concept of a hypothetical yield curve, developed from corporate bond (Standard and Poor’s AA-rated quality) yield information. Assuming a 100 basis point increase in the assumed discount rate, our 2014 pension expense would have been $0.1 million higher. Assuming a 100 basis point decrease in this assumption, our 2014 pension expense would have been $0.2 million lower.

Effective January 1, 2012, the amortization period for the unamortized loss was changed to the average future life expectancy of the active plan participants, which was derived from an actuarial mortality table. This change was triggered by the small number of active plan participants relative to the total plan participants. Prior to 2012, the amortization period was derived based on the average remaining service period of the active participants expected to receive benefits. This change has reduced the amortization expense related to the unrealized loss.

FS13

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

Our consolidated and combined financial statements include certain expenses of SunEdison that were allocated to us for stock-based compensation, as well as stock-based compensation expense for our stock. Stock-based compensation expense for all share-based payment awards is based on the estimated grant-date fair value. These compensation costs are recognized net of an estimated forfeiture rate for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Compensation costs, for ratable awards, are recognized for all grants on a straight-line basis over the requisite service period of the entire award. Forfeiture rates are estimated by taking into consideration the historical experience of SunEdison during the preceding four fiscal years.

The assumptions used are routinely examined in estimating the fair value of employee options granted. It was determined as part of this assessment, that the historical stock price volatility of guideline companies and the historical pattern of SunEdison option exercises are appropriate indicators of expected volatility and expected term since we did not have our own stock trading history prior to the Offering. The interest rate is determined based on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term of the award. The Black-Scholes option-pricing model is used to estimate the fair value of ratable and cliff vesting options. The grant date fair value was calculated for market condition awards using a probabilistic approach under a Monte Carlo simulation taking into consideration volatility, interest rates and expected term.

Translation of Foreign Currencies

We determine the functional currency of each subsidiary based on a number of factors, including the predominant currency for the subsidiary’s sales and expenditures and the subsidiary’s borrowings. When a subsidiary’s local currency is considered its functional currency, we translate its financial statements to U.S. dollars as follows:

•    Assets and liabilities using exchange rates in effect at the balance sheet date, and

•    Statement of operations accounts at weighted-average exchange rates for the period.

Adjustments from the translation process are presented in accumulated other comprehensive (loss) income in equity.

FS14

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingencies

We are involved in conditions, situations, or circumstances in the ordinary course of business with possible gain or loss contingencies that will ultimately be resolved when one or more future events occur or fail to occur. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, that amount will be accrued. When no amount within the range is a better estimate than any other amount, however, the minimum amount in the range will be accrued. We continually evaluate uncertainties associated with loss contingencies and record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements; and (ii) the loss or range of loss can be reasonably estimated. Legal costs are expensed when incurred. Gain contingencies are not recorded until realized or realizable.

Fair Value Measurements

Fair value accounting guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability, and are based on market data obtained from sources independent of us. Unobservable inputs reflect assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs as follows:

•
Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Because valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•
Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Valuations for Level 2 are prepared on an individual instrument basis using data obtained from recent transactions for identical securities in inactive markets or pricing data from similar instruments in active and inactive markets.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

FS15

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

We maintain various financial instruments recorded at cost in the December 31, 2014 and 2013 balance sheets that are not required to be recorded at fair value. For these instruments, we used the following methods and assumptions to estimate the fair value:

•
Cash equivalents, restricted cash, accounts receivable and payable, customer deposits, income taxes receivable and payable, short-term borrowings, and accrued liabilities are valued at cost, which approximates fair value because of the short maturity period; and

•
Long-term debt-fair value is based on the amount of future cash flows associated with each debt instrument discounted at a current estimated borrowing rate for similar debt instruments of comparable terms.

There were no transfers into or out of Level 1, Level 2, or Level 3 financial instruments during the periods ended December 31, 2014 and 2013. See Note 8 for debt fair value disclosure, see Note 12 for pension and other post-employment benefit plan asset fair value disclosures and see Note 13 for derivative fair value disclosures.

Accounting Standards Updates

The FASB issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity in April 2014. ASU 2014-08 limits the requirement to report discontinued operations to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results.

ASU 2014-08 also requires expanded disclosures concerning discontinued operations, disclosures of certain financial results attributable to a disposal of a significant component of an entity that does not qualify for discontinued operations reporting, and expanded disclosures for long-lived assets classified as held for sale or disposed of. ASU 2014-08 is effective for us on a prospective basis in the first quarter of 2015. Early adoption is permitted, but only for disposals (or assets classified as held for sale) that have not been reported in financial statements previously issued or available for issuance. We have evaluated the impact of ASU 2014-08 and do not anticipate a material impact on our consolidated financial statements and related disclosures upon adoption.

The FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, on May 28, 2014, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles (“US GAAP”) when it becomes effective. The new standard is effective for us on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We have not determined which transition method we will adopt, but do not anticipate a material impact to our consolidated financial statements and related disclosures upon adoption of ASU 2014-09.

FS16

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, in August 2014, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and to provide related disclosures. ASU 2014-15 is effective for us for the year ending December 31, 2016. We have evaluated the impact of this standard and do not anticipate a material impact on our consolidated financial statements and related disclosures upon adoption.

3.    EQUITY FINANCING TRANSACTIONS

Initial Public Offering (the “Offering”)

We closed on an initial public offering of 7,200,000 ordinary shares, representing equity interests in the Company, at a price to the public of $13.00 per ordinary share on May 28, 2014. The Company received net proceeds of $85.9 million from the sale of the ordinary shares, after deducting underwriting discounts, commissions, structuring fees, and offering expenses of $7.7 million. The underwriters, following the Offering, exercised their over-allotment option to purchase an additional 1,080,000 ordinary shares at a price of $13.00 per ordinary share, providing additional net proceeds of $13.1 million, after deducting $0.9 million of underwriting discounts, commissions, and structuring fees.

Samsung Private Placements

Samsung Fine Chemicals Co., Ltd. (“Samsung Fine Chemicals”) and Samsung Electronics Co., Ltd. (“Samsung Electronics”) (together, the “Samsung Purchasers”) purchased $93.6 million and $31.5 million, respectively, of our ordinary shares in separate private placements at a price per share equal to the public offering price of $13.00 per ordinary share. Samsung Fine Chemicals is a joint venture partner of ours and SunEdison Products Singapore Pte. Ltd., a subsidiary of SunEdison, in SMP Ltd. (“SMP”). Samsung Electronics is one of our customers and was our joint venture partner in MEMC Korea Company (“MKC”). Samsung Fine Chemicals made an aggregate cash investment in us of $93.6 million and, in a non-cash transaction, Samsung Electronics transferred to us its remaining 20% interest in MKC as consideration for the issuance of the ordinary shares. We realized net proceeds from the Samsung Fine Chemicals investment in us of $87.3 million after deducting underwriting discounts, commissions, structuring fees, and offering expenses of $6.3 million. These share purchases closed concurrently with the Offering. As a result of obtaining the 20% interest in MKC, we have redeemed the non controlling interest in this entity because MKC is now a wholly-owned subsidiary of the Company. There was no gain or loss recognized in connection with these transactions.

FS17

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

3.    EQUITY FINANCING TRANSACTIONS (Continued)

The Company used the net proceeds from the Offering and the Samsung Private Placements, along with the proceeds of the $210.0 million term loan discussed in Note 8, to repay in full the intercompany notes payable of $215.2 million to a subsidiary of SunEdison that resulted from the Formation Transactions, and to repay existing bank indebtedness owed by the Company's Japanese subsidiary. The remainder of the proceeds from the term loan and the equity transactions outlined above was retained as cash on our balance sheet.

Immediately following the Offering, the Company’s equity ownership consisted of the following:

Shareholder	Ordinary shares	Ownership %

SunEdison, Inc.	23,560,251	56.8%
Public	8,280,000	20.0%
Samsung Fine Chemicals Co., Ltd.	7,200,000	17.3%
Samsung Electronics Co., Ltd.	2,425,578	5.8%
Other	40,346	0.1%
Total ordinary shares	41,506,175	100.0%

4.    RESTRUCTURING, IMPAIRMENT, AND OTHER CHARGES

2014 Consolidation of Crystal and Other Activities

We announced a plan to consolidate our crystal operations during the first quarter of 2014. The consolidation will include transitioning small diameter crystal activities from our St. Peters, Missouri facility to other crystal facilities in Korea, Taiwan, and Italy. The consolidation of crystal activities will affect approximately 120 employees in St. Peters and is currently being implemented. It is expected to be completed by the second half of 2015. Restructuring charges of $3.9 million were recorded for the year ended December 31, 2014 and are included within restructuring reversals in the consolidated statement of operations. We also recorded long-lived asset impairment charges of $2.1 million for the year ended December 31, 2014 related to the consolidation of the semiconductor crystal operations.

On December 18, 2014, we initiated the termination of certain employees as part of a workforce restructuring plan. The plan is designed to realign the workforce, improve profitability, and support new growth market opportunities. The plan is expected to result in a total reduction of approximately 120 positions, with a majority of the affected employees outside of the United States. It is expected to be completed by the end of the first half of 2015. We recorded restructuring charges of $2.5 million for the year ended December 31, 2014 in connection with this workforce restructuring.

FS18

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

4.    RESTRUCTURING, IMPAIRMENT, AND OTHER CHARGES (Continued)

2011 Global Plan

The semiconductor industry experienced a downturn during the second half of 2011. In response, we committed to a series of actions to reduce our global workforce, right size production capacity, and accelerate operating cost reductions in 2012 and beyond (the “2011 Global Plan”) in December 2011 in order to better align our business to then-current and expected market conditions in the semiconductor market, as well as to improve our overall cost competitiveness and cash flows. These actions included:

•	Reducing total workforce by approximately 500 persons worldwide, representing approximately 11% of our employees;

•    Shuttering our Merano, Italy polysilicon facility as of December 31, 2011;

Details of the 2012 expenses, cash payments and expected costs incurred related to the 2011 Global Plan are set out in the following table:

						As of December 31, 2012
	Accrued December 31, 2011	Year-to-date Restructuring Reversals	Cash Payments	Currency	Accrued December 31, 2012	Cumulative Costs Incurred	Total Costs Expected to be Incurred
	US$	US$	US$	US$	US$	US$	US$
	(In millions)
2011 Global Plan
Severance and employee benefits	54.5	(6.4)	(17.4)	0.3	31.0	48.1	48.1
Contract termination	178.3	(76.4)	(33.2)	0.8	69.5	106.5	106.5
Other	48.1	(5.1)	(6.7)	0.7	37.0	39.4	39.4
Total	280.9	(87.9)	(57.3)	1.8	137.5	194.0	194.0

We executed two settlement agreements on September 4, 2012, with Evonik Industries AG and Evonik Degussa SpA (“Evonik”), one of our suppliers, to settle disputes arising from our early termination of two take-or-pay supply agreements resulting from the 2011 Global Plan. One of the original supply agreements also included a provision for the construction and operation of a chlorosilanes plant located on the site of our Merano, Italy polysilicon facility for our benefit. Pursuant to the settlement reached, we forfeited a deposit of $10.2 million and agreed to pay Evonik a total of 70.0 million euro, of which 25.0 million euro was paid in 2012 and 45.0 million euro was paid in 2013. A favorable adjustment to our 2011 Global Plan liabilities was made in the third quarter of 2012 as a result of this restructuring-related settlement, resulting in $65.8 million of income within restructuring charges (reversals) in the combined statement of operations. Additionally, on December 30, 2012 as part of the settlement with Evonik, we obtained title to the chlorosilanes plant, which resulted in a $31.7 million gain in the combined statement of operations for the fourth quarter of 2012. The fair value of the chlorosilanes plant was calculated based on a discounted cash flow model using management’s assumptions (Level 3).

We entered into a letter of agreement on December 14, 2012 with a subsidiary of SunEdison pertaining to a polysilicon supply agreement as a result of shuttering our Merano, Italy polysilicon facility. The letter agreement required the subsidiary of SunEdison to reimburse the Company 57.9 million euro related to damages paid to suppliers and lost profits.

FS19

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

4.    RESTRUCTURING, IMPAIRMENT, AND OTHER CHARGES (Continued)

Approximately $75.7 million of income was recorded within restructuring charges (reversals) in the combined statement of operations with an offset to accounts receivable, affiliate in the combined balance sheet in December 2012, as a result of this letter of agreement. The parties agreed to offset the accounts receivable, affiliate balance at December 31, 2012 of $75.7 million during 2013 by reducing the long-term loan from the SunEdison subsidiary by 40.0 million euro and reducing accounts payable, affiliate by 17.9 million euro. Similarly, in December 2011, a debit memo was issued by our Italian subsidiary for $10.5 million, resulting in income within restructuring charges (reversals) on the combined statement of operations. Additionally, the Company retained a deposit of 24.0 million euro for each of the periods ended December 31, 2013, 2012 and 2011 related to the polysilicon supply agreement, which is included within the accounts payable, affiliate line in the combined balance sheet. Similar to the 2012 agreement, in September 2013 the SunEdison subsidiary agreed with the Company to reimburse damages paid to suppliers and lost profits for 2013. The Company recorded $62.9 million of income within restructuring charges (reversals) in the combined statement of operations with an offset to accounts receivable, affiliate in the combined balance sheet for the year ended December 31, 2013.

Details of the 2013 expenses, cash payments and expected costs incurred related to the 2011 Global Plan are set out in the following table:

							As of December 31, 2013
	Accrued December 31, 2012	Year-to-date Restructuring Reversals	Cash Payments	Non-Cash Settlements	Currency	Accrued December 31, 2013	Cumulative Costs Incurred	Total Costs Expected to be Incurred
	US$	US$	US$	US$	US$	US$	US$	US$
	(In millions)
2011 Global Plan
Severance and employee benefits	31.0	(11.5)	(0.7)	—	2.2	21.0	36.6	36.6
Contract termination	69.5	—	(59.4)	—	0.4	10.5	106.5	106.5
Other	37.0	(1.5)	(4.8)	(7.6)	1.1	24.2	37.9	37.9
Total	137.5	(13.0)	(64.9)	(7.6)	3.7	55.7	181.0	181.0

During the year ended December 31, 2013, $75.9 million of income was recorded within restructuring charges (reversals) in the combined statement of operations pertaining to the 2011 Global Plan, which primarily consisted of the $62.9 million previously discussed. The remaining income recorded within restructuring charges (reversals) relates to net reversals of costs due to settlements of certain obligations and changes in estimates pertaining to severance, offset by immaterial expenses related to various restructuring activities.

Management concluded an analysis in the fourth quarter of 2013 as to whether to restart the Merano, Italy polysilicon facility and determined that, based on developments and market conditions, restarting the facility was not aligned with our business strategy. Accordingly, we decided to indefinitely close that facility and the related chlorosilanes facility (together, the “facilities”) obtained from Evonik. We recorded $33.6 million of non-cash impairment charges to write down these assets to their then-current estimated salvage value in the fourth quarter of 2013 as a result.

FS20

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

4.    RESTRUCTURING, IMPAIRMENT, AND OTHER CHARGES (Continued)

Details of the 2014 expenses, cash payments, and expected costs incurred related to the 2011 Global Plan are set out in the following table:

							As of December 31, 2014
	Accrued December 31, 2013	Year-to-date Restructuring Reversals	Cash Payments	Non-Cash Settlements	Currency	Accrued December 31, 2014	Cumulative Costs Incurred	Total Costs Expected to be Incurred
	US$	US$	US$	US$	US$	US$	US$	US$
	(In millions)
2011 Global Plan
Severance and employee benefits	21.0	(14.3)	(3.3)	(0.9)	(1.8)	0.7	22.3	22.3
Contract termination	10.5	—	(10.5)	—	—	—	106.5	106.5
Other	24.2	(0.3)	(12.7)	2.0	(1.7)	11.5	37.6	37.6
Total	55.7	(14.6)	(26.5)	1.1	(3.5)	12.2	166.4	166.4

We recorded net restructuring reversals of $14.4 million for the year ended December 31, 2014, due primarily to a favorable settlement of a polysilicon supply agreement negotiated in 2013 with a subsidiary of SunEdison, but settled during the first half of 2014, and the $12.0 million of severance reversals, as discussed below. The favorable settlement with a subsidiary of SunEdison was recorded within restructuring reversals in the consolidated statement of operations with an offset to accounts receivable, affiliate in the consolidated balance sheet, and thus is not reflected in the table above. This favorable settlement with a subsidiary of SunEdison is not reflected in the consolidated statement of cash flows as it was a non-cash transaction. Other revisions to our estimated restructuring liabilities included $2.6 million of net reversals which were recorded during the year ended December 31, 2014 due to actual results differing from our previous estimates.

We executed a favorable settlement of a polysilicon supply agreement with a subsidiary of SunEdison during the second quarter of 2014. This settlement resulted in non-cash capital contributions in the form of intercompany debt forgiveness which did not change the statement of operations but increased shareholders’ equity by $32.3 million. Because this is a non-cash transaction, the Company recorded a net increase in net parent investment of $32.3 million which is not reflected in the consolidated statement of cash flows or the table above.

We received offers of interest to purchase our indefinitely-closed Merano, Italy facilities during the third quarter of 2014. These offers indicated to us that the carrying value of the assets exceeded their estimated fair value. We recorded $57.3 million of non-cash charges to write down these assets to their estimated fair value as a result of an impairment analysis. These charges were recognized as long-lived asset impairment charges in our consolidated statement of operations. Impairment charges were measured based on the amount by which the carrying value of these assets exceeded their estimated fair value after consideration of their future cash flows using management's assumptions (Level 3).

FS21

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

4.    RESTRUCTURING, IMPAIRMENT, AND OTHER CHARGES (Continued)

In December 2014, we closed the sale of the Merano, Italy facilities. The facilities were sold to a third party for 10.0 million euro. No cash payment was received at the date of closing and the purchase consideration will be paid to us over ten years. In connection with the sales transaction, we provided the buyer with loans totaling 7.5 million euro which will be repaid over nine years. We accounted for this transaction in accordance with the deposit method of real estate accounting. We recognized a $4.7 million loss on sale of property, plant and equipment for the year ended December 31, 2014 related to this sales transaction. As a result of the sales transaction, we have a variable interest in the buyer’s newly created entity that purchased the facilities. We are not the primary beneficiary because we do not have controlling financial interest in this variable interest entity (“VIE”) and have, therefore, not consolidated this VIE. The carrying amounts of the facilities’ assets and liabilities sold to the VIE are 15.8 million euro and 5.4 million euro, respectively, which are recorded in our consolidated balance sheet. Our maximum exposure to loss as a result of our involvement with the VIE is the 10.0 million euro purchase price receivable and the 7.5 million euro loans to the extent we do not receive these funds in the future. We also recorded $12.0 million of severance reversals related to the sale of the facilities because the buyer assumed legal responsibility for the affected employees’ severance liabilities. The severance reversals are included within restructuring reversals in the consolidated statement of operations. This severance reversal is a non-cash settlement and the statement of cash flows is adjusted for this non-cash transaction.

2009 Restructuring Plan

We committed to workforce reductions during the first and second quarters of 2009 (the “2009 Global Plan”) in order to better align manufacturing capabilities to projected demand. We committed, in September 2009, to actions to reduce manufacturing costs by shifting manufacturing from our St. Peters, Missouri and Sherman, Texas facilities to other locations which are closer to a number of our customers in the Asia Pacific region (the “2009 U.S. Plan”). We have provided and paid severance benefits to those terminated under the 2009 Global Plan and will provide severance benefits to those employees who have been or will be terminated under the 2009 U.S. Plan. We recorded restructuring reversals of $0.2 million and charges of $0.9 million and $1.8 million and made cash payments of $0.3 million, $3.0 million, and $14.6 million in the years ended December 31, 2014, 2013, and 2012, respectively. There is no remaining accrual for the 2009 Restructuring Plan as of December 31, 2014.

FS22

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

5.    INVENTORIES

Inventories consist of the following:

	As of December 31,
	2014	2013
	US$	US$
	(In millions)

Raw materials and supplies	29.9	37.5
Goods in process	49.7	48.1
Finished goods	42.5	42.5
Total inventories	122.1	128.1
Included in the table above as of December 31, 2014, was $20.1 million of finished goods inventory held on consignment, compared to $22.9 million as of December 31, 2013.

6.    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consists of the following:

	As of December 31,
	2014	2013
	US$	US$
	(In millions)

Land	5.1	5.9
Software	23.2	26.7
Buildings and improvements	188.3	245.8
Machinery and equipment	1,106.2	1,206.9
	1,322.8	1,485.3
Less accumulated depreciation	(788.3)	(811.0)
	534.5	674.3
Construction in progress	64.3	50.6
Total property, plant, and equipment, net	598.8	724.9
We recorded asset impairment charges of $59.4 million for the year ended December 31, 2014, of which $57.3 million relates to the assets at our Merano, Italy polysilicon and chlorosilanes facilities that were written-down in the third quarter to their estimated fair value based on purchase offers we received from potential buyers. As discussed in Note 4, the Merano, Italy polysilicon and chlorosilanes facilities were sold in the fourth quarter. We accounted for this transaction under the deposit method of real estate accounting. The remaining 15.8 million euro of property, plant, and equipment and other assets related to the sale meet held for sale criteria and are included in property, plant, and equipment, net of accumulated depreciation in the consolidated balance sheet.

FS23

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

6.    PROPERTY, PLANT, AND EQUIPMENT (Continued)

We recorded asset impairment charges of $34.8 million for the year ended December 31, 2013, of which $33.6 million related to the write-down of assets at our Merano, Italy polysilicon and chlorosilanes facilities to their then-current estimated salvage value, which was based primarily on an appraisal. We recorded asset impairment charges of $1.5 million for the year ended December 31, 2012, primarily related to software. These charges are reflected in long-lived asset impairment charges in our consolidated and combined statements of operations.

7.    EQUITY METHOD INVESTMENT

SunEdison acquired a 35% interest in SMP, Ltd. from Samsung Fine Chemicals Co., Ltd for a cash purchase price of 143.9 billion South Korean won, or $140.7 million, and contributed that interest in SMP to us as part of the Formation Transactions. SMP owns a polysilicon manufacturing facility in South Korea which has recently completed and is in the initial stages of production. This represented a non-cash transaction to us and has been excluded from the consolidated statements of cash flows. This transaction resulted in our having an equity method investment in SMP.

Summarized financial information for SMP as of and for the year ended December 31, 2014 was as follows:

December 31,
2014
US$
(In millions)

Revenues	—
Gross profit	—
Loss from continuing operations	2.8
Net loss	2.8
Total current assets	34.6
Total non-current assets	782.9
Total current liabilities	201.2
Total non-current liabilities	249.1
Total equity	367.2

FS24

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

8.    DEBT

Debt outstanding consists of the following:

	As of December 31, 2014			As of December 31, 2013
	Total principal	Current and short-term	Long-term	Total principal	Current and short-term	Long-term
	US$	US$	US$	US$	US$	US$
(In millions)

Long-term notes	207.1	2.1	205.0	10.4	2.8	7.6
Senior Secured Credit Facility

The Company and its direct subsidiary, SunEdison Semiconductor B.V. (the “Borrower”), entered into a credit agreement on May 27, 2014 with Goldman Sachs Bank USA, as administrative agent, sole lead arranger, and sole syndication agent, and, together with Macquarie Capital (USA) Inc., as joint bookrunners, Citibank, N.A., as letter of credit issuer, and the lender parties thereto (the “Credit Facility”). The Credit Facility provides for: (i) a senior secured term loan facility in an aggregate principal amount up to $210.0 million (the “Term Facility”); and (ii) a senior secured revolving credit facility in an aggregate principal amount up to $50.0 million (the “Revolving Facility”). The Borrower may obtain, under the Revolving Facility, (i) letters of credit and bankers’ acceptances in an aggregate stated amount up to $15.0 million; and (ii) swing line loans in an aggregate principal amount up to $15.0 million. The Term Facility has a five-year term, ending May 27, 2019, and the Revolving Facility has a three-year term, ending May 27, 2017. The full amount of the Term Facility was drawn on May 27, 2014. No amounts were outstanding under the Revolving Facility as of December 31, 2014, but $3.2 million of third party letters of credit were outstanding, which reduced the available borrowing capacity. The principal amount of the Term Facility must be repaid in quarterly installments of $525,000 beginning September 30, 2014 with the remaining balance paid at maturity.

The Term Facility was issued at a discount of 1.00%, or $2.1 million, which will be amortized as an increase in interest expense over the term of the Term Facility. We incurred an additional $10.0 million of financing fees related to the Credit Facility that have been capitalized and will be amortized over the term of the respective Term Facility and Revolving Facility.

The Borrower’s obligations under the Credit Facility are guaranteed by the Company and certain of its direct and indirect subsidiaries. The Borrower’s obligations and the guaranty obligations of the Company and its subsidiaries are secured by first-priority liens on, and security interests in, certain present and future assets of the Company, the Borrower, and the subsidiary guarantors, including pledges of the capital stock of certain of the Company’s subsidiaries.

FS25

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

8.    DEBT (Continued)

Borrowings under the Credit Facility bear interest (i) at a base rate plus 4.50% per annum or (ii) at a reserve-adjusted eurocurrency rate plus 5.50% per annum. The minimum eurocurrency base rate for the Term Facility shall at no time be less than 1.00% per annum. Interest will be paid quarterly in arrears, and at the maturity date of each facility for loans bearing interest with reference to the base rate. Interest will be paid on the last day of selected interest periods (which will be one, three and six months), and at the maturity date of each facility for loans bearing interest with reference to the reserve-adjusted eurocurrency rate (and at the end of every three months, in the case of any interest period longer than three months). A fee equal to 5.50% per annum will be payable by the Borrower, quarterly in arrears, in respect of the daily amount available to be drawn under outstanding letters of credit and bankers’ acceptances.

The Credit Facility contains customary representations, covenants, and events of default typical for credit arrangements of comparable size, including our maintenance of a consolidated leverage ratio of not greater than: (i) 3.5 to 1.0 for the quarters ended September 30, 2014 and December 31, 2014; (ii) 3.0 to 1.0 for the quarters ending March 31, 2015 and June 30, 2015; and (iii) 2.5 to 1.0 for the quarters ending on and after September 30, 2015. The Credit Facility also contains customary material adverse effects and cross-default clauses. The cross-default clause is applicable to defaults on other indebtedness in excess of $30.0 million. We were in compliance with all covenants of the Credit Facility as of December 31, 2014.

Japanese Credit Facility

Long-term notes, including current portion, totaling $10.4 million as of December 31, 2013 were owed to a bank by our Japanese subsidiary. The notes were guaranteed by our Parent and further secured by the property, plant and equipment of our Japanese subsidiary. The original maturity dates of these loans ranged from 2014 to 2017. These long-term notes were paid in full during the second quarter of 2014 using proceeds from the Offering and the Samsung Private Placements, along with the proceeds of the $210.0 million Term Facility.

Other Financing Arrangements

We have short-term committed financing arrangements of $30.1 million at December 31, 2014, of which there were no borrowings outstanding as of December 31, 2014. Of this amount, $14.3 million is unavailable because it relates to the issuance of third party letters of credit and bank guarantees. Interest rates are negotiated at the time of the borrowings.

The estimated fair value of our debt was $200.6 million and $9.8 million as of December 31, 2014 and December 31, 2013, respectively. Fair value of this debt is calculated using a discounted cash flow model (Level 2 assumptions) with consideration for our non-performance risk (Level 3 assumptions).

FS26

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

8.    DEBT (Continued)

Maturities

The aggregate amounts of payments on long-term debt, excluding affiliate debt, after December 31, 2014 are as follows:

	2015	2016	2017	2018	2019	Total
	US$	US$	US$	US$	US$	US$
	(In millions)

Maturities of long-term debt	2.1	2.1	2.1	2.1	200.6	209.0

9.    STOCKHOLDERS’ EQUITY

Ordinary Shares

Holders of our ordinary shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Subject to any preferential rights of holders of any outstanding preference shares, holders of our ordinary shares will be entitled to receive dividends and other distributions in cash, stock, or property as may be declared by our company from time to time. In the event of our liquidation, dissolution or winding up, the liquidator may, with the authority of a special resolution, divide amongst all shareholders in specie or in kind the whole or any part of our assets and may for such purpose set such value as the liquidator thinks fair upon any one or more classes of property to be divided as between the shareholders or between different classes of shareholders. The declaration and payment of future dividends on our ordinary shares, if any, will be at the sole discretion of the Board of Directors and is subject to restrictions contained in our Credit Facility, Singapore law, and our articles of association. There were no dividends declared or paid during the year ended December 31, 2014.

Stock-Based Compensation

We have equity incentive plans that provide for the award of non-qualified stock options, performance shares, and restricted stock units (“RSUs”) to employees and non-employee directors. We filed a registration statement on Form S-8 on June 10, 2014 to register an aggregate of 11,000,000 ordinary shares reserved for issuance under the equity incentive plans we adopted in connection with the Offering. There were 7.7 million shares remaining available for future grant under these plans as of December 31, 2014.

Options to employees are generally granted upon hire and annually or semi-annually, usually with four-year ratable vesting. No option has a term of more than ten years. The exercise price of stock options granted equals the market price on the date of the grant.

FS27

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

9.    STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation (Continued)

The following table presents information regarding outstanding stock options as of December 31, 2014, and changes during the year ended December 31, 2014:

	Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value (US$ in millions)	Weighted-Average Remaining Contractual Life (years)

Outstanding at December 31, 2013	—	—
Granted	1,794,002	15.83
Exercised	—	—
Forfeited	(67,648)	17.39
Expired	—	—
Outstanding at December 31, 2014	1,726,354	15.77	4.8	9
Options exercisable at December 31, 2014	57,692	13.00	0.3	9

The weighted-average assumptions are as follows:

2014

Risk-free interest rate	1.2%
Expected stock price volatility	39.6%
Expected term until exercise (years)	4
Expected dividends	Nil

The weighted-average grant-date fair value per share of options granted was $5.15 for the year ended December 31, 2014. Total unrecognized compensation cost related to stock options of $7.5 million is expected to be recognized as of December 31, 2014 over a weighted-average period of 3.5 years.

RSUs represent the right to receive a share of our stock at a designated time in the future, provided the stock unit is vested at the time. Recipients of RSUs do not pay any cash consideration for the RSUs or the underlying shares, and do not have the right to vote or have any other rights of a shareholder until the RSU has vested and the underlying shares of stock are distributed. RSUs granted to employees and non-employee directors usually have a four-year ratable vesting schedule, and certain grants are subject to performance conditions established at the time of grant.

FS28

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

9.    STOCKHOLDERS’ EQUITY (Continued)

The following table presents information regarding outstanding RSUs as of December 31, 2014, and changes during the year ended December 31, 2014:

	Restricted Stock Units	Aggregate Intrinsic Value (US$ in millions)	Weighted-Average Remaining Contractual Life (years)

Outstanding at December 31, 2013	—
Granted	1,604,725
Converted	—
Forfeited	(43,313)
Outstanding at December 31, 2014	1,561,412	28.9	2.1

Total unrecognized compensation cost related to RSUs of $23.0 million is expected to be recognized as of December 31, 2014 over a weighted-average period of approximately 3.5 years. The weighted-average fair value of RSUs on the date of grant was $16.93 for the year ended December 31, 2014.

Our Participation in Parent’s Incentive Plans

SunEdison maintains a number of stock-based compensation programs at the corporate level. Our employees have historically participated in those programs and, as such, we were allocated expenses associated with those programs based on the actual number of stock-based compensation awards granted to our employees. Our consolidated balance sheets do not include any Parent outstanding equity related to the stock-based compensation programs. Our employees retained the rights to those equity incentive awards for so long as our Parent maintained a majority ownership interest in us. Therefore, they are accounted as equity-classified awards. A result of this is that we have included this stock-based compensation expense in our consolidated financial statements. Stock-based compensation expense of $3.4 million was reported as net parent investment in the combined statement of equity prior to the Offering.

On January 20, 2015, in connection with the secondary offering, the Company and SunEdison agreed to replace 25% of the equity-based compensation awards relating to SunEdison stock that were unvested and held by our employees with adjusted stock options and RSUs, as applicable, for the Company’s ordinary shares. See Note 19 for additional discussion regarding the replacement awards.

FS29

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

9.    STOCKHOLDERS’ EQUITY (Continued)

Stock-based compensation expense recorded for the years ended December 31, 2014, 2013, and 2012 was allocated as follows:

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

Cost of goods sold	3.6	4.4	4.8
Marketing and administration	5.1	7.4	6.2
Research and development	2.6	2.1	2.0
Stock-based employee compensation	11.3	13.9	13.0

The amount of stock-based compensation cost capitalized into inventory and fixed assets was not material for the years ended December 31, 2014, 2013, and 2012. Further, the recognition of excess tax benefits from share-based payment arrangements was not material for the years ended December 31, 2014, 2013, and 2012.

10.    (LOSS) EARNINGS PER SHARE

Basic (loss) earnings per share is computed by dividing net income by the number of weighted-average ordinary shares outstanding during the period. Diluted (loss) earnings per share is computed using the weighted-average ordinary shares outstanding and, if dilutive, potential ordinary shares outstanding during the period. Potential ordinary shares represent the incremental ordinary shares issuable for RSUs and stock option exercises. The Company calculates the dilutive effect of outstanding RSUs and stock options on (loss) earnings per share by application of the treasury stock method.

The computations of basic and diluted (loss) earnings per share assumes that the number of ordinary shares outstanding for all periods prior to the closing of the Offering on May 28, 2014 was equal to the number of ordinary shares of SunEdison Semiconductor Limited outstanding on May 28, 2014.

Basic and diluted (loss) earnings per share (“EPS”) for the years ended December 31, 2014, 2013, and 2012 were calculated as follows:

	2014		2013		2012
	Basic	Diluted	Basic	Diluted	Basic	Diluted
	US$	US$	US$	US$	US$	US$
	(In millions, except per share amounts)
EPS Numerator:

Net (loss) income attributable to SunEdison Semiconductor Limited	(90.2)	(90.2)	(57.7)	(57.7)	121.3	121.3

EPS Denominator:

Weighted-average shares outstanding	41.5	41.5	41.5	41.5	41.5	41.5
(Loss) earnings per share	(2.17)	(2.17)	(1.39)	(1.39)	2.92	2.92

FS30

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

10.    (LOSS) EARNINGS PER SHARE (Continued)

The computations for diluted loss per share for the year ended December 31, 2014 excludes approximately 1.7 million options to purchase SunEdison Semiconductor shares and 1.6 million RSUs because the effect would have been anti-dilutive. No SunEdison Semiconductor options or RSUs were outstanding during the years ended December 31, 2013 and 2012.

11.    ACCUMULATED OTHER COMPREHENSIVE LOSS

Comprehensive income (loss) represents a measure of all changes in equity that result from recognized transactions and economic events other than transactions with owners in their capacity as owners. Other comprehensive income (loss) from the Company includes foreign currency translation and pension adjustments.

The following table presents the changes in each component of accumulated other comprehensive loss, net of tax:

	Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

Foreign Currency Items (1)
Beginning balance	(76.3)	(28.1)	(10.6)
Other comprehensive loss before reclassifications	(40.2)	(48.2)	(17.5)
Amounts reclassified from accumulated other comprehensive loss	—	—	—
Net other comprehensive loss	(40.2)	(48.2)	(17.5)
Balance at December 31	(116.5)	(76.3)	(28.1)

Available-for-sale Securities
Beginning balance	—	0.2	0.2
Other comprehensive loss before reclassifications	—	(0.2)	—
Amounts reclassified from accumulated other comprehensive loss	—	—	—
Net other comprehensive loss	—	(0.2)	—
Balance at December 31	—	—	0.2

Pension Plans
Beginning balance	(33.9)	(67.3)	(65.9)
Other comprehensive (loss) income before reclassifications	(30.7)	31.3	(4.3)
Amounts reclassified from accumulated other comprehensive loss	(0.1)	2.1	2.9
Net other comprehensive (loss) income	(30.8)	33.4	(1.4)
Amount of accumulated other comprehensive income transferred from SunEdison (2)	7.1	—	—
Balance at December 31	(57.6)	(33.9)	(67.3)

Accumulated other comprehensive loss at December 31	(174.1)	(110.2)	(95.2)

FS31

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

11.    ACCUMULATED OTHER COMPREHENSIVE LOSS (Continued)

(1)	Excludes foreign currency adjustments as it relates to non controlling interests. See the consolidated statements of comprehensive (loss) income.

(2)	Amount represents the non-cash transfer of accumulated other comprehensive income from SunEdison as part of the Formation Transactions.

The following table presents reclassifications from accumulated other comprehensive loss and the affected line in the consolidated statement of operations:

	Year Ended December 31,
	2014	2013	2012	Consolidated Statement of Operations
	US$	US$	US$
	(In millions)

Amortization of net actuarial gain (loss) and prior service credit (cost)	0.1	(2.1)	(2.9)	Marketing and administration expense

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES

Pension and Post-Employment Benefit Plans

We sponsor a defined benefit pension plan covering certain U.S. employees and a non-qualified pension plan under the Employee Retirement Income Security Act of 1974. The U.S. defined benefit plan covered most U.S. employees prior to January 2, 2002 when we ceased adding new participants to the plan and amended the plan to discontinue future benefit accruals for certain participants. Effective January 1, 2012, the accumulation of new benefits for all participants under the U.S. defined benefit pension plan was frozen. The non-qualified pension plan provides pension benefits in addition to the benefits provided by the U.S. defined benefit pension plan. Eligibility for participation in this plan requires coverage under the U.S. defined benefit plan and other specific circumstances. The non-qualified plan has also been amended to discontinue future benefit accruals.

We also sponsor defined benefit pension plans for our eligible employees in Japan and Taiwan.

Additionally, we provide post-retirement health care benefits and post-employment disability benefits to certain eligible U.S. employees. We amended the health care plan on January 1, 2002 to discontinue benefits for certain participants. Effective January 2, 2002, no new participants will be eligible for post-retirement health care benefits under the plan. The health care plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance.

Effective January 1, 2012, the amortization period for the unamortized unrealized loss was changed to the remaining life expectancy of the plan participants, which was derived from an actuarial mortality table. This change was triggered since substantially all the plan participants are now inactive or retired. Prior to 2012, the amortization period was derived based on the average remaining service period of the active participants expected to receive benefits.

FS32

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

Net periodic post-retirement benefit (income) cost consists of the following:

	Pension Plans			Health Care and Other Plans
Year ended December 31,	2014	2013	2012	2014	2013	2012
	US$	US$	US$	US$	US$	US$
	(In millions)

Service cost	1.0	1.0	1.1	—	—	—
Interest cost	7.1	6.7	7.8	0.7	0.7	0.8
Expected return on plan assets	(14.5)	(13.7)	(13.8)	—	—	—
Amortization of prior service credit	—	—	—	(0.7)	(0.7)	(0.7)
Net actuarial loss (gain)	1.8	2.9	4.1	(1.2)	(0.1)	(0.5)
Settlement charges	3.1	—	6.7	—	—	—
Net periodic benefit (income) cost	(1.5)	(3.1)	5.9	(1.2)	(0.1)	(0.4)

Our pension plans experienced increased lump sum payment activity in 2014 related to the 2014 reductions in force described in Note 4. This event triggered settlement accounting with the U.S. plan in 2014 because there were significant pension benefit obligations settled during 2014. Significant lump sum payment activity was also experienced in our pension plans in 2012 related to the 2011 global reduction in force described in Note 4. This event triggered settlement accounting in both the U.S. and foreign plans because there were significant pension benefit obligations settled during 2012. Settlement accounting was not triggered in 2013.

We use a measurement date of December 31 to determine pension and post-employment benefit measurements for the plans. Our pension and post-employment benefit (income) cost and obligations are actuarially determined, and we use various actuarial assumptions, including the interest rate used to discount the liabilities, the rate of compensation increase, and the expected return on plan assets to estimate our pension (income) cost and obligations. The following is a table of actuarial assumptions used to determine the net periodic benefit (income) cost:

	Pension Plans			Health Care and Other Plans
Year ended December 31,	2014	2013	2012	2014	2013	2012
Weighted-average assumptions:
Discount rate	3.80%	3.14%	3.65%	4.27%	3.38%	3.93%
Expected return on plan assets	8.39%	8.38%	8.34%	NA	NA	NA
Rate of compensation increase [1]	0.60%	0.44%	3.59%	3.75%	3.75%	3.75%
Current medical cost trend rate	NA	NA	NA	7.80%	8.00%	8.00%
Ultimate medical cost trend rate	NA	NA	NA	4.50%	4.50%	5.00%
Year the rate reaches ultimate trend rate	NA	NA	NA	2022	2022	2018

[1]	Effective January 1, 2012, the accumulation of new benefits for all participants under the U.S. defined benefit pension plan was frozen.

FS33

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

We determine the expected return on plan assets based on our pension plans’ intended long-term asset mix. The expected investment return assumption used for the pension plans reflects what the plans can reasonably expect to earn over a long-term period considering plan target allocations. The expected return includes an inflation assumption and adds real returns for the asset mix and a premium for active management, and subtracts expenses. While the assumed expected rate of return on the U.S. pension plan assets in 2014 and 2013 was 8.5%, the actual return experienced on our U.S. pension plan assets in 2014 and 2013 was 4.6% and 14.6%, respectively.

We consult with the plans’ actuaries to determine a discount rate assumption for pension and other post-retirement and post-employment plans that reflects the characteristics of our plans, including expected cash outflows from our plans, and utilize an analytical tool that incorporates the concept of a hypothetical yield curve.

The following summarizes the change in benefit obligation, change in plan assets, and funded status of the plans:

	Pension Plans		Health Care and Other Plans
Year ended December 31,	2014	2013	2014	2013
	US$	US$	US$	US$
	(In millions)
Change in benefit obligation:
Benefit obligation at beginning of year	197.0	223.5	17.1	21.5
Service cost	1.0	1.0	—	—
Interest cost	7.1	6.7	0.7	0.7
Plan participants’ contributions	—	—	0.4	0.4
Actuarial loss (gain)	25.9	(16.2)	1.1	(4.2)
Gross benefits paid	(9.3)	(15.0)	(1.2)	(1.3)
Settlements	(7.7)	—	—	—
Currency exchange gain	(2.7)	(3.0)	—	—
Benefit obligation at end of year	211.3	197.0	18.1	17.1

Change in plan assets:
Fair value of plan assets at beginning of year	181.2	171.8	—	—
Actual gain on plan assets	8.0	23.7	—	—
Employer contributions	1.0	0.8	0.8	0.9
Plan participants’ contributions	—	—	0.4	0.4
Settlements	(7.6)	—	—	—
Gross benefits paid	(9.3)	(15.0)	(1.2)	(1.3)
Currency exchange loss	(0.2)	(0.1)	—	—
Fair value of plan assets at end of year	173.1	181.2	—	—
Net amount recognized	(38.2)	(15.8)	(18.1)	(17.1)

Amounts recognized in statement of financial position:
Other assets, non-current	—	18.4	—	—
Accrued liabilities, current	(0.5)	(0.8)	(1.1)	(1.3)
Pension and post-employment liabilities, non-current	(37.7)	(33.4)	(17.0)	(15.8)
Net amount recognized	(38.2)	(15.8)	(18.1)	(17.1)

FS34

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

Amounts recognized in accumulated other comprehensive loss (before tax):

	Pension Plans		Health Care and Other Plans
As of December 31,	2014	2013	2014	2013
	US$	US$	US$	US$
	(In millions)

Net actuarial loss (gain)	84.6	57.1	(2.3)	(4.4)
Prior service credit	—	—	(10.6)	(11.4)
Net amount recognized	84.6	57.1	(12.9)	(15.8)
The estimated amounts that will be amortized from accumulated other comprehensive loss into net periodic benefit cost (income) in 2015 are as follows:

	Pension Plans	Health Care and Other Plans
	US$	US$
	(In millions)

Actuarial loss (gain)	3.0	(0.2)
Prior service credit	—	(0.7)
Total	3.0	(0.9)

The following is a table of the actuarial assumptions used to determine the benefit obligations of our pension and other post-employment plans:

	Pension Plans		Health Care and Other Plans
As of December 31,	2014	2013	2014	2013

Weighted-average assumptions:
Discount rate	3.24%	3.80%	3.58%	4.28%
Rate of compensation increase [1]	0.51%	0.54%	3.75%	3.75%

[1]	Effective January 1, 2012, the accumulation of new benefits for all participants under the U.S. defined benefit pension plan was frozen.

FS35

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

The composition of our plans and age of our participants are such that, as of December 31, 2014 and 2013, the health care cost trend rate no longer has a significant effect on the valuation of our other post-employment benefits plans.

The investment objectives of our pension plan assets are as follows:

•	Preservation of capital through a broad diversification among asset classes which react as nearly as possible, independently to varying economic and market circumstances,

•	Long-term growth, with a degree of emphasis on stable growth, rather than short-term capital gains,

•	To achieve a favorable relative return as compared with inflation, and

•	To achieve an above average total rate of return relative to capital markets.

The pension plans are invested primarily in marketable securities, including common stocks, bonds and interest-bearing deposits. The weighted-average allocation of our defined-benefit pension plan assets at year ended December 31 was as follows:

		Actual Allocation
Asset Category	2014 Target Allocation	2014	2013

Cash	–%	–%	2%
Group annuity contract	–%	36%	28%
Equity securities	30%	26%	59%
Fixed income securities	70%	38%	11%
Total	100%	100%	100%

Judgment is required in evaluating both quantitative and qualitative factors in the determination of significance for purposes of fair value level classification. Valuation techniques used are generally required to maximize the use of observable inputs and minimize the use of unobservable inputs.

A description of the valuation techniques and inputs used for instruments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy follows.

Mutual Funds

Mutual funds are valued at the closing price reported on the active market on which they are traded and are classified within Level 1 of the valuation hierarchy.

FS36

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

Group Annuity Contract

This investment represents a fully benefit-responsive guaranteed group annuity contract, with no maturity date. The group annuity contract is designed to provide safety of principal, liquidity and a competitive rate of return. The fair value of the group annuity contract is estimated to be the contract value, which represents contributions plus earnings, less participant withdrawals and administrative expenses. Contract value is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the arrangement. The crediting interest rate is reset quarterly to prevailing market rates, and the pension plan can make withdrawals from the group annuity contract subject to certain provisions and restrictions. These restrictions did not result in an impairment of value below contract value as of December 31, 2014 and 2013.

While we believe the valuation methods are appropriate and consistent with other market participants’ methods, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth by level within the fair value hierarchy the investments held by pension plans at December 31, 2014. This table does not include $3.6 million in cash and $0.9 million in pending dispositions receivables in accordance with the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	US$	US$	US$	US$
	(In millions)
Equity mutual funds:
Large cap funds	15.6	—	—	15.6
Mid cap funds	3.7	—	—	3.7
Small cap funds	3.8	—	—	3.8
International funds	13.6	—	—	13.6
Emerging market funds	6.7	—	—	6.7
Fixed income funds:			—
Investment grade bond funds	58.7	—	—	58.7
Corporate bond funds	3.7	—	—	3.7
Emerging market bond funds	2.4	—	—	2.4
Group annuity contract	—	—	60.4	60.4
Total assets at fair value	108.2	—	60.4	168.6

FS37

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

The following table sets forth by Level within the fair value hierarchy the investments held by the pension plans at December 31, 2013. This table does not include the $4.1 million in cash in accordance with the disclosure requirements of ASC 820.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	US$	US$	US$	US$
	(In millions)
Equity mutual funds:
Large cap funds	46.9	—	—	46.9
Mid cap funds	13.7	—	—	13.7
Small cap funds	13.8	—	—	13.8
International funds	22.8	—	—	22.8
Emerging market funds	9.3	—	—	9.3
Fixed income funds:
Investment grade bond funds	6.9	—	—	6.9
Corporate bond funds	13.3	—	—	13.3
Group annuity contract	—	—	50.4	50.4
Total assets at fair value	126.7	—	50.4	177.1

The table below sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the years ended December 31, 2014 and 2013.

	Year ended
	December 31, 2014	December 31, 2013
	US$	US$
	(In millions)

Balance, beginning of year	50.4	53.7
Purchases	14.9	0.2
Sales	(6.2)	(4.6)
Interest credit during the year	1.3	1.1
Balance, end of year	60.4	50.4
The Plans had no transfers between Levels 1, 2, and 3 for the years ended December 31, 2014 and 2013.

Our pension obligations are funded in accordance with provisions of applicable laws. The U.S. pension plan was underfunded by $7.0 million and overfunded by $18.4 million as of December 31, 2014 and 2013, respectively. Our foreign pension plans and health care and other plans were in an underfunded status as of December 31, 2014 and 2013. The accumulated benefit obligation for the U.S. pension plan was $176.5 million and the fair value of plan assets was $169.5 million as of December 31, 2014.

FS38

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

The U.S. pension plan assets exceeded the accumulated benefit obligation at December 31, 2013. The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets as of December 31, 2014 and 2013 were as follows:

	Pension Plans
	2014	2013
	US$	US$
	(In millions)

Projected benefit obligation, end of year	211.3	37.6
Accumulated benefit obligation, end of year	200.0	25.4
Fair value of plan assets, end of year	173.1	3.3
We expect contributions to our pension and post-employment plans in 2015 to be approximately $1.0 million and $1.1 million, respectively. We estimate that the future benefits payable for the pension and other post-retirement plans are as follows:

	Pension Plans	Health Care and Other Plans
	US$	US$
	(In millions)

2015	19.5	1.1
2016	15.9	1.1
2017	13.7	1.1
2018	13.3	1.1
2019	12.3	1.1
2020 - 2024	59.9	5.3
SunEdison received a notice from the Pension Benefit Guaranty Corporation (“PBGC”) in May 2014 that it intended to require an additional contribution to our U.S. pension plan under ERISA section 4062(e), which was transferred to us upon the completion of the Offering. SunEdison has not received a formal assessment or concluded the negotiation process with the PBGC. The PBGC announced a moratorium through the end of 2014 on the enforcement of 4062(e) cases on July 8, 2014. In December 2014, a new law went into effect that states 90%-funded plans are not required to make additional contributions to cover liability shortages. Under this new ruling, we have not made any modifications to our U.S. pension plan assets because our U.S. pension plan is over 90%-funded. We do not expect any final resolution with the PBGC to have a material impact on our financial condition or results of operations.

FS39

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

12.    POST-EMPLOYMENT AND OTHER EMPLOYEE-RELATED LIABILITIES (Continued)

Defined Contribution Plans

We sponsor a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all U.S. salaried and hourly employees, and a defined contribution plan in Taiwan covering most salaried and hourly employees of our Taiwan subsidiary. Our costs under this plan including allocated costs prior to the Offering included in our consolidated statements of operations totaling $3.9 million for 2014 and $4.0 million for 2013 and 2012.

Other Employee-Related Liabilities

Employees of our subsidiaries in Italy and Korea are covered by an end of service entitlement that provides payment upon termination of employment. Contributions to these plans are based on statutory requirements and are not actuarially determined. The accrued liability was $18.0 million at December 31, 2014 and $22.2 million at December 31, 2013, and is included in other long-term liabilities and accrued liabilities on our consolidated balance sheet. The accrued liability is based on the vested benefits to which the employee is entitled assuming employee termination at the measurement date.

13.    DERIVATIVES AND HEDGING INSTRUMENTS

SunEdison Semiconductor’s derivatives and hedging activities consist of:

		Assets (Liabilities) Fair Value
	Balance Sheet	As of December 31,
	Location	2014	2013
		US$	US$
		(In millions)

Derivatives not designated as hedging:

Currency forward contracts (1)	Prepaid and other current assets	0.2	—

Currency forward contracts (1)	Accrued liabilities	(0.9)	(3.1)

(1)	Currency forward contracts are recorded in the consolidated balance sheet at fair value using Level 1 inputs.

FS40

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

13.    DERIVATIVES AND HEDGING INSTRUMENTS (Continued)

		Losses for the Year Ended December 31,
	Statement of Operations Location	2014	2013	2012
		US$	US$	US$
		(In millions)

Derivatives not designated as hedging:

Currency forward contracts	Other, net	2.0	14.3	5.2
We utilize currency forward contracts to mitigate financial market risks of fluctuations in foreign currency exchange rates. We do not use derivative financial instruments for speculative or trading purposes. Gains and losses on these foreign currency exposures are generally offset by corresponding losses and gains on the related hedging instruments, reducing the net exposure to SunEdison Semiconductor. A substantial portion of our revenue and capital spending is transacted in the U.S. dollar. However, we do enter into transactions in other currencies, primarily the Japanese yen, euro, and South Korean won. We have established transaction-based hedging programs to protect against reductions in value and volatility of future cash flows caused by changes in foreign exchange rates. Our hedging programs reduce, but do not always eliminate, the impact of foreign currency exchange rate movements. We may have outstanding contracts with several major financial institutions for these hedging transactions at any point in time. Our maximum credit risk loss with these institutions is limited to any gain on our outstanding contracts. These currency forward contracts had net notional amounts of $65.1 million and $222.5 million as of December 31, 2014 and 2013, respectively, and are accounted for as economic hedges, for which hedge accounting was not applied.

14.    COMMITMENTS AND CONTINGENCIES

Operating Leases

We lease buildings, equipment and automobiles under operating leases. Rental expense was $9.0 million, $7.2 million, and $4.6 million for the years ended December 31, 2014, 2013, and 2012, respectively. The total future commitments under operating leases as of December 31, 2014 were $19.3 million, of which $17.0 million is noncancellable. Our operating lease obligations as of December 31, 2014 were as follows:

	Payment Due By Period
	Total	2015	2016	2017	2018	2019	Thereafter
	US$	US$	US$	US$	US$	US$	US$
	(In millions)

Operating leases	19.3	8.5	5.9	1.8	1.4	1.4	0.3

FS41

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

14.    COMMITMENTS AND CONTINGENCIES (Continued)

Purchase Obligations and Commitments

In connection with the sale of the Merano, Italy facilities in December 2014 as discussed in Note 4, we signed a long-term supply contract with the buyer to purchase certain committed quantities of products totaling 26 million euro through 2024. Expected future purchase commitments pertaining to this long-term supply contract are included in the following table.

Our unconditional purchase obligations with terms greater than one year as of December 31, 2014 were as follows:

	Payments Due By Period
	Total	2015	2016	2017	2018	2019	Thereafter
	US$	US$	US$	US$	US$	US$	US$
	(In millions)

Unconditional purchase obligations	52.2	12.5	10.0	8.9	4.7	4.4	11.7
We provided notice to several of our vendors with whom we had long-term supply contracts that we would no longer be fulfilling our purchase obligations under those contracts as part of our 2011 Global Plan announced in the fourth quarter of 2011. See Note 4. We recorded significant restructuring liabilities associated with the estimated settlements arising from these actions based on management's best estimates of the ultimate outcome of these contract resolutions at that time in connection with the restructuring. We had liabilities of $10.5 million as of December 31, 2013 associated with the settlements arising from these take-or-pay supply agreements and estimated purchase obligations, all recorded as short-term restructuring liabilities in the consolidated balance sheet. There are no such purchase obligation liabilities as of December 31, 2014 pertaining to the 2011 restructuring activities as we have paid these liabilities in 2014 in accordance with the terms of those settlements.

Indemnification

We have agreed to indemnify some of our semiconductor customers against claims of infringement of the intellectual property rights of others in our sales contracts with these customers. Historically, we have not paid any claims under these indemnification obligations, and we do not have any pending indemnification claims as of December 31, 2014 and 2013.

Legal Proceedings

We are involved in various legal proceedings, claims, investigations and other legal matters which arise in the ordinary course of business. Although it is not possible to predict the outcome of these matters, we believe that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position, cash flows or results of operations.

FS42

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

14.    COMMITMENTS AND CONTINGENCIES (Continued)

S.O.I.TEC Silicon on Insulator Technologies S.A. v. MEMC, Inc.

S.O.I. TEC Silicon on Insulator Technologies S.A. (“Soitec”) and Commissariat A L’Energie Atomique (“CEA”) filed a complaint against MEMC on May 19, 2008 in the U.S. District Court for the District of Delaware (Civil Action No. 08-292) alleging infringement, including willful infringement, by MEMC of three U.S. patents related to silicon-on-insulator technology, and requested damages and an injunction. Soitec and CEA filed an amended complaint on July 21, 2009, adding a fourth, related patent to the lawsuit. MEMC filed a counterclaim against Soitec for infringement of one of MEMC’s U.S. patents. The court bifurcated the case into two phases, a first liability phase, which, to the extent liability is found, would be followed by a second damages phase. In a memorandum opinion dated October 13, 2010, the court found that all of MEMC’s current products and processes do not infringe any valid claim of the four asserted Soitec patents.

The only remaining claim that Soitec continued to assert at trial after the court’s October 13, 2010 ruling in favor of MEMC, was a single patent claim directed against some mono-implant research and development efforts conducted by MEMC approximately six to eight years ago, none of which have occurred since 2006, and none of which are material or relevant to the current operations at MEMC. The court held a jury trial from October 25, 2010 to November 2, 2010. MEMC continued to assert at trial its counterclaim for infringement of MEMC’s patent. The jury found on November 2, 2010, that certain of Soitec’s wafers infringed the patent asserted by MEMC at trial. The jury also found that one of the Soitec patent claims was valid. This single patent claim covers MEMC’s mono-implant research and development efforts that ended in 2006. The court denied all post trial motions on July 13, 2011. Soitec subsequently filed an appeal and MEMC filed a cross-appeal. The appeal was fully briefed in the U.S. Court of Appeals for the Federal Circuit. The appeal was stayed pending en banc review of a jurisdictional question unrelated to the merits of the appeal.

We, Soitec, and CEA entered into a settlement agreement to resolve all outstanding claims and disputes relating to this litigation matter in November 2013. We and Soitec also entered into (i) a patent cross-licensing agreement, pursuant to which certain patents owned by each party relating to silicon-on-insulator (“SOI”) technologies will be licensed to the other party for research and development purposes, and (ii) a supply agreement, pursuant to which we will manufacture and sell to Soitec certain silicon wafer products at a discounted price in connection with the settlement agreement. The settlement included no upfront payment. However, in the event Soitec does not purchase a significant amount of wafers under the cross-license to receive the discount, we may be required to pay Soitec the maximum amount of $0.4 million in any future year.

FS43

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

15.    INCOME TAXES

We were historically included in SunEdison's consolidated U.S. federal income tax return as discussed in Note 2 “Summary of Significant Accounting Policies”; our income taxes are computed and reported herein under the “separate return” method for 2013 and 2012. Use of the separate return method may result in differences when the sum of the amounts allocated to carve-out tax provisions are compared with amounts presented in SunEdison’s consolidated financial statements. The related deferred tax assets and liabilities in that event, could be significantly different from those presented herein. Furthermore, certain tax attributes (i.e., net operating loss carryforwards) that were actually reflected in SunEdison’s consolidated financial statements may or may not exist at the carve-out level. We will file our own U.S. tax returns during 2015 for 2014 and have computed and reported our 2014 results based on the filing methods we will employ as a separate company.

The net (loss) income before income tax (benefit) expense consists of the following:

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

U.S.	(23.5)	(126.5)	(117.1)
Other	(64.3)	115.2	243.4
Total	(87.8)	(11.3)	126.3
Income tax expense (benefit) consists of the following:

	Current	Deferred	Total
	US$	US$	US$
	(In millions)

Year ended December 31, 2014:
Parent Company	9.7	—	9.7
U.S. Federal and State	0.8	—	0.8
Other	18.8	(26.7)	(7.9)
Total	29.3	(26.7)	2.6

Year ended December 31, 2013:
U.S. Federal	1.6	15.2	16.8
U.S. State	1.3	(0.1)	1.2
Other	17.8	8.2	26.0
Total	20.7	23.3	44.0

Year ended December 31, 2012:
U.S. Federal	(1.9)	—	(1.9)
Other	22.1	(16.6)	5.5
Total	20.2	(16.6)	3.6

FS44

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

15.    INCOME TAXES (Continued)

Effective Tax Rate

Income tax (benefit) expense for 2014 and 2013, respectively, differed from the amounts computed by applying the Singapore income tax rate of 17% to loss before income taxes and non controlling interests as the parent company is now domiciled in Singapore. Income tax expense for 2012 differed from the amounts computed by applying the statutory U.S. federal income tax rate of 35% to income before income taxes and non controlling interests.

	For the Year Ended December 31,
	2014	2013	2012

Income tax at statutory rate	17.0%	17.0%	35.0%

Increase (reduction) in income taxes:
Effect of international operations (1)	75.3	377.4	(18.4)
Foreign incentives	(0.4)	(19.5)	(3.5)
Tax authority positions, net	8.5	—	(3.1)
Valuation allowance	(62.4)	48.2	(6.7)
Other, net	(1.0)	0.3	(0.4)
Effective tax expense rate	3.0%	389.4%	2.9%

(1)
The Company determines the adjustment for taxes on international operations based on the difference between the statutory tax rate applicable to earnings in each foreign jurisdiction and the enacted rate of 17%, 17%, and 35% at December 31, 2014, 2013, and 2012, respectively.

The income tax expense for the year ended December 31, 2014 was primarily the result of the $62.7 million of tax expense associated with a favorable settlement of a polysilicon supply agreement with a subsidiary of SunEdison, a $7.5 million increase to the reserve for uncertain tax positions related to taxable income adjustments attributable to foreign operations, and taxes imposed on certain profitable operations in various foreign jurisdictions. This expense has been largely offset by the reduction of the valuation allowance of $86.9 million on certain deferred tax assets due to our ability to realize those benefits in the future. The 2013 net expense is primarily the result of the geographical mix of earnings from operations taxed at various rates. The 2012 net expense is primarily the result of the geographical mix of earnings from operations taxed at various rates, changes in valuation allowances, and a net decrease to the reserve for uncertain tax positions.

Certain of our subsidiaries have been granted a concessionary tax rate of zero percent on all qualifying income for periods of up to five to ten years based on investments in certain plant and equipment and other development and expansion activities, resulting in a tax benefit for 2014, 2013, and 2012 of $0.4 million, $2.2 million, and $4.6 million, respectively. The income tax rate for qualifying income under the incentive programs will be taxed at an incentive tax rate lower than the corporate tax rate. The Company is in compliance with the qualifying conditions of the tax incentives. The last of these incentives will expire in 2017.

FS45

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

15.    INCOME TAXES (Continued)

SunEdison’s U.S. operations are currently under examination by the IRS for the 2011 and 2012 tax years. We do not believe the finalization of this exam will result in any material adjustments to our tax positions. We also have statutes open for examination by certain international tax jurisdictions for tax years ranging between 2007 and 2013. We believe it is reasonably possible that examinations could be completed within the next twelve months and have recorded amounts in the financial statements that are reflective of the current status of open examinations.

We are domiciled in Singapore. Management has reviewed its repatriation policy during 2014 with respect to our planned legal structure. Recognition of Singapore or local withholding taxes on undistributed non-Singapore earnings would be triggered by a management decision to repatriate those earnings, although there is no current intention to do so. We plan foreign remittance amounts based on projected cash flow needs as well as the working capital and long-term investment requirements of our worldwide subsidiaries and operations, and after concluding that such remittances can be done in a tax-efficient manner. Determination of the amount of taxes that might be paid on these undistributed earnings if eventually remitted is not practicable. For the years ended December 31, 2013 and 2012, management reviewed its policy for repatriation of all our subsidiaries in view of the restructuring announcement made in December 2011 and determined that the undistributed earnings of all our foreign subsidiaries were not expected to be remitted to the United States in the foreseeable future.

Uncertain Tax Positions

A reconciliation of the beginning and ending balances of gross unrecognized tax benefits is as follows:

	For the year ended December 31,
	2014	2013
	US$	US$
	(In millions)

Beginning of year	1.4	1.6
Additions based on tax positions related to the current year	7.5	—
Reductions for tax positions of prior years	(0.2)	(0.2)
End of year	8.7	1.4
We had $8.9 million, $1.6 million, and $1.8 million as of December 31, 2014, 2013, and 2012, respectively, of unrecognized tax benefits, net of U.S. federal, state and local deductions, associated with open tax years for which we are subject to audit in various U.S. federal, state, and foreign jurisdictions. This also includes estimated interest and penalties. The change to the reserve for uncertain tax positions from December 31, 2013 to December 31, 2014 includes a net increase of $7.3 million primarily related to taxable income adjustments attributable to foreign operations. All of our unrecognized tax benefits as of December 31, 2014 and 2013 would favorably affect our effective tax rate if recognized. We are subject to examination in various jurisdictions for the 2007 through 2013 tax years. The Company recognized an immaterial amount in interest and penalties for the periods ended December 31, 2014, 2013, and 2012 and had $0.2 million accrued at December 31, 2014 and 2013, respectively, for the payment of interest and penalties.

FS46

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

15.    INCOME TAXES (Continued)

Deferred Taxes

The tax effects of the major items recorded as deferred tax assets and liabilities are:

	As of December 31,
	2014	2013
	US$	US$
	(In millions)
Deferred tax assets:
Inventories	4.8	5.7
Restructuring liabilities	5.2	10.3
Expense accruals	10.5	18.8
Property, plant, and equipment	7.0	104.2
Pension, medical, and other employee benefits	17.5	15.3
Net operating loss carry forwards	67.0	19.7
Tax credits	11.5	73.6
Other	6.3	12.8
Total deferred tax assets	129.8	260.4
Valuation allowance	(81.8)	(224.8)
Net deferred tax assets	48.0	35.6

Deferred tax liabilities:
Pension	—	(6.6)
Other	(5.0)	(7.5)
Total deferred tax liabilities	(5.0)	(14.1)
Net deferred tax assets	43.0	21.5

Our deferred tax assets and liabilities, netted by taxing location, are in the following captions in the consolidated balance sheet:

	As of December 31,
	2014	2013
	US$	US$
	(In millions)
Current deferred tax assets, net (recorded in deferred tax asset and accrued liabilities)	26.6	5.9
Non-current deferred tax assets, net (recorded in other assets and other liabilities)	16.4	15.6
Total	43.0	21.5

FS47

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

15.    INCOME TAXES (Continued)

Our net deferred tax assets totaled $43.0 million as of December 31, 2014, compared to $21.5 million as of December 31, 2013. The increase of $21.5 million in net deferred tax assets in 2014 is primarily attributable to the release of the valuation allowance on certain deferred tax assets due to our ability to realize those benefits in the future and an increase in net operating losses, partially offset by a reduction in deferred tax assets associated with property, plant, and equipment. We have valuation allowances of $81.8 million as of December 31, 2014. We believe that it is more likely than not, with our projections of future taxable income in certain foreign jurisdictions, that we will generate sufficient taxable income to realize the benefits of the net deferred tax assets of $43.0 million.

16.    RELATED PARTY TRANSACTIONS

Corporate Allocations

Refer to Note 1 for discussion on corporate expense allocations.

Transactions with Affiliates

We sell intermediate products such as polysilicon, trichlorosilane gas, ingots, scrap wafers, and other inventory items to SunEdison’s subsidiaries in the United States, Europe, and Asia for use in their operations. We also provide limited services to SunEdison following the Offering as outlined in a transition services agreement. Any receivables related to these sales and services to SunEdison are recognized as accounts receivable, affiliate in the consolidated balance sheet and shipment of products is recognized as net sales to affiliates in the consolidated statement of operations. Net sales to affiliates were $2.4 million, $9.1 million, and $6.8 million for the years ended December 31, 2014, 2013, and 2012 respectively. We had $4.3 million and $14.1 million of accounts receivable, affiliate as of December 31, 2014 and 2013, respectively.

We purchase products, primarily polysilicon, from SunEdison and its subsidiaries. SunEdison had in the past also performed financing, cash management, treasury, and other services for us on a centralized basis, and continues to provide limited services to us following the Offering as outlined in a transition services agreement. Accounts payable, affiliate were $9.4 million and $106.8 million as of December 31, 2014 and 2013, respectively.

In connection with the Offering, $62.4 million of accounts payable, affiliate was settled through a cash payment to SunEdison, after offsetting certain accounts receivable, affiliate and notes receivable, affiliate balances against accounts payable, affiliate balances with certain SunEdison subsidiaries. The amounts included in the offsetting transactions included $26.3 million of accounts receivable, affiliate and $3.8 million of notes receivable, affiliate balances that were outstanding as of March 31, 2014. The $26.3 million and $3.8 million non-cash transactions are excluded from the consolidated statements of cash flows.

FS48

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

16.    RELATED PARTY TRANSACTIONS (Continued)

Notes Receivable and Debt - Affiliate

Prior to the Offering, certain intercompany loans were made to/by certain SunEdison and SunEdison Semiconductor subsidiaries. The related notes matured in less than one year, but were generally renewed and, therefore, considered long-term and recorded in notes receivable, affiliate and long-term debt, affiliate. Interest on the notes was calculated based on fixed rates ranging from 2.00% to 3.00%. There were no notes receivable, affiliate outstanding as of December 31, 2014 and $18.7 million of notes receivable, affiliate was outstanding as of December 31, 2013. There was no long-term debt payable, affiliate outstanding as of December 31, 2014 and 2013.

We settled $15.0 million of notes receivable, affiliate from certain SunEdison subsidiaries by offsetting a portion of those amounts against accounts payable, affiliate we have with certain other SunEdison subsidiaries during the year ended December 31, 2014. Of the $15.0 million in settlements of notes receivable, affiliate balances, $12.0 million are non-cash transactions which are excluded from the consolidated statements of cash flows. The remaining $3.8 million in intercompany notes between SunEdison and SunEdison Semiconductor were settled in connection with the Offering, as previously discussed, by offsetting a portion of the intercompany loans against accounts payable, affiliate balances with certain SunEdison subsidiaries.

Interest income on intercompany notes receivable and interest expense on intercompany borrowings is recorded as interest, net - affiliates in the consolidated statements of operations.

17.    GEOGRAPHIC SEGMENTS

We are engaged in one reportable segment that includes the development, production, and marketing of semiconductor wafers with a wide variety of features satisfying numerous product specifications to meet our customers’ exacting requirements, which wafers are utilized in the manufacture of semiconductor devices.

Net sales to non-affiliates (see Note 16 for discussion of sales to affiliates):

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

Singapore	57.6	63.1	56.7
Foreign	780.1	848.4	870.7
Total	837.7	911.5	927.4

FS49

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

17.    GEOGRAPHIC SEGMENTS (Continued)

Foreign sales to non-affiliates were derived from sales to the following countries:

	For the Year Ended December 31,
	2014	2013	2012
	US$	US$	US$
	(In millions)

Taiwan	215.3	219.2	219.4
Korea	171.3	217.6	197.3
United States	123.0	130.3	147.7
Germany	67.4	62.4	48.6
China	43.2	40.1	46.5
Italy	33.0	36.7	42.8
France	32.1	38.2	33.0
Japan	23.3	25.6	55.7
Netherlands	19.2	16.4	16.1
Other foreign countries	52.3	61.9	63.6
Total	780.1	848.4	870.7

Net sales are attributed to countries based on the location of the customer.

Property, plant, and equipment, net of accumulated depreciation:

	As of December 31,
	2014	2013
	US$	US$
	(In millions)

Taiwan	195.2	208.9
Korea	111.4	125.8
Malaysia	95.2	98.6
United States	68.1	63.3
Italy	67.2	140.9
Japan	61.6	87.3
Other countries	0.1	0.1
Total	598.8	724.9

Credit Concentration

Our customers include semiconductor device manufacturers and are located in various geographic regions including North America, Europe, and the Asia-Pacific region. Our customers are generally well capitalized, and the concentration of credit risk is considered minimal. Sales to specific non-affiliate customers exceeding 10% of net sales for the years ended December 31, 2014, 2013, and 2012 were as follows:

FS50

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

17.    GEOGRAPHIC SEGMENTS (Continued)

	For the Year Ended December 31,
	2014		2013		2012
US$ in millions, except for percentages	Net Sales	Percent	Net Sales	Percent	Net Sales	Percent

Customer A	160.5	19.2%	191.2	21.0%	183.1	19.7%
Customer B	154.1	18.4%	144.4	15.8%	119.2	12.9%
Customer C	87.9	10.5%	100.8	11.1%	102.1	11.0%

18.    UNAUDITED QUARTERLY FINANCIAL INFORMATION

Quarterly financial information for 2014 and 2013 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	US$	US$	US$	US$
	(In millions, except per share amounts)
2014
Net sales	206.1	214.9	213.2	205.9
Gross profit	8.3	20.4	26.8	23.5
Net (loss) income	(15.2)	14.1	(79.4)	(10.5)
Net loss attributable to non controlling interests	0.6	0.2	–	–
Net (loss) income attributable to SunEdison Semiconductor Limited	(14.6)	14.3	(79.4)	(10.5)
Basic (loss) earnings per share	(0.35)	0.34	(1.91)	(0.25)
Diluted (loss) earnings per share	(0.35)	0.34	(1.91)	(0.25)
Market close share prices:
High	N/A	17.8	19.4	19.8
Low	N/A	15.0	15.5	16.1

2013
Net sales	232.4	244.0	232.6	211.6
Gross profit	22.5	31.4	21.1	6.7
Net (loss) income	(9.7)	(11.7)	9.3	(43.2)
Net loss attributable to non controlling interests	(0.8)	(1.5)	–	(0.1)
Net (loss) income attributable to SunEdison Semiconductor Limited	(10.5)	(13.2)	9.3	(43.3)
Basic (loss) earnings per share	(0.25)	(0.32)	0.22	(1.04)
Diluted (loss) earnings per share	(0.25)	(0.32)	0.22	(1.04)
Market close share prices:
High	N/A	N/A	N/A	N/A
Low	N/A	N/A	N/A	N/A

FS51

SunEdison Semiconductor Limited and Subsidiaries
Notes to Consolidated Financial Statements

19.    SUBSEQUENT EVENTS

On January 20, 2015, a secondary public offering of 17,250,000 ordinary shares was closed. In connection with this offering, SunEdison ceased to own more than 50% of our outstanding ordinary shares. We did not receive any of the proceeds from the sale of our ordinary shares in this offering. Upon completion of this offering, there continued to be 41,506,175 ordinary shares outstanding.

Additionally, the Company and SunEdison agreed, effective as of January 20, 2015, to replace 25% of the equity-based compensation awards relating to SunEdison stock that were unvested and held by our employees (including our non-U.S. employees, subject to applicable local laws) with adjusted stock options and RSUs, as applicable, for the Company’s ordinary shares, each of which generally preserves the value of the original awards. The Company issued options to purchase an aggregate of 442,791 ordinary shares with a weighted-average exercise price of $5.19 per share and an aggregate of 170,115 RSUs, in each case based on applicable SunEdison equity awards outstanding, and the Company’s and SunEdison’s share prices, as of market close on January 20, 2015. Each of the foregoing replacement awards was issued pursuant to the SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan. The remaining 75% of each unvested option and RSU as well as all vested options remained as options and RSUs continuing to vest in accordance with their terms, with employment by us to be deemed employment by SunEdison.

FS52

Supplementary Financial Information of
SunEdison Semiconductor Limited
Balance Sheet

Balance Sheet
As of December 31, 2014
US$’000
Assets

Current assets:
Cash and cash equivalents	18,185
Accounts receivable, net	43,919
Amounts due from subsidiaries	310,579
Amounts due from affiliates	3,254
Inventories	3,783
Other current assets	942
Total current assets	380,662

Assets under construction	64
Intangible assets	3,994
Investment in subsidiaries	1,161,038
Note receivable from subsidiary	144,432
Total assets	1,690,190

Liabilities and Shareholders’ Equity

Current liabilities:
Account payables	2,057
Amounts due to subsidiaries	549,738
Amounts due to affiliates	7,338
Notes payable to subsidiaries	254,775
Other current liabilities	11,453
Total current liabilities	825,361
Long-term debt	174,503
Total liabilities	999,864

Shareholders’ equity:
Ordinary shares, no par value; 41,506,176 issued as of December 31, 2014	943,272
Accumulated deficit	(78,801)
Accumulated other comprehensive loss	(174,145)
Total shareholders’ equity	690,326
Total liabilities and shareholders’ equity	1,690,190

FS53

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

1.    DOMICILE AND ACTIVITIES

SunEdison Semiconductor Limited (the “Parent”, “Company”, “we”, “us”, and “our”), registration number 201334164H, is a company incorporated in the Republic of Singapore on 20 December 2013. The address of the Parent’s registered office is 11, Lorong 3 Toa Payoh, Block B Jackson Square, 4th Floor, Singapore, 319579.

The principal activities of the Parent are those relating to investment holding and the trading of wafers to the semiconductor industry. The Parent, together with its direct and indirect subsidiaries (collectively the “Group”), is a global leader in the development, manufacture and sale of silicon wafers to the semiconductor industry. Silicon wafers are used as the base substrate for nearly all semiconductor devices, which in turn provide the foundation for the entire electronics industry.

No comparative figures are provided because this is the first set of supplementary financial information prepared by the Parent since the date of incorporation.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

In order to comply with the requirements of the Singapore Companies Act (the “Act”), the Parent must present the supplementary financial balance sheet above. This balance sheet is comprised solely from the standalone accounts of SunEdison Semiconductor Limited, the Parent company. This balance sheet is prepared in accordance with accounting principles generally accepted in United States of America (“US GAAP”), other than as noted in the paragraph entitled “Investment in Subsidiaries”.

Functional and presentation currency

This supplementary financial information is presented in United States (US) dollars which is the Parent’s functional currency.

Use of Estimates

The Parent uses estimates and assumptions in preparing the supplementary financial information that may affect reported amounts and disclosures. Estimates are used when accounting for depreciation, amortization, impairments, leases, inventory valuation, accrued liabilities including restructuring, warranties, and employee benefits, derivatives, stock-based compensation, and income taxes and asset recoverability, including allowances, among others. These estimates and assumptions are based on current facts, historical experience, and various other factors which deem to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The future results of operations would be affected to the extent there are material differences between the estimates and actual results.

FS54

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less from original dates of purchase are carried at cost, which approximates fair market value, and are considered to be cash equivalents. Cash and cash equivalents is comprised entirely of cash deposited in bank accounts.

Notes and receivables

Notes and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, notes and receivables are measured at amortised cost using the effective interest method, less any impairment losses.

Notes and receivables comprise accounts receivable, amounts due from subsidiaries and affiliates, note receivable from subsidiary, other current assets and cash and cash equivalents.

Inventories

Inventories consist of finished goods. Finished goods are stated at standard cost, as adjusted for variances, which approximates weighted-average actual cost. The valuation of inventory requires estimates used to value excess and slow moving inventory. The determination of the value of excess and slow moving inventory is based upon assumptions regarding future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Investment in subsidiaries

Investment in subsidiaries is accounted for using the equity method. Under this method, the Parent’s investment in subsidiaries is reported as a separate item on the Parent’s balance sheet. U.S. GAAP requires that these investments be consolidated rather than reported using the equity method.

Non-derivative financial liabilities

Financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade date at which the Parent becomes a party to the contractual provisions of the instrument.

The Parent derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the balance sheet when, and only when, the Parent has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

FS55

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Parent classifies non-derivative financial liabilities as other financial liabilities. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortised cost using the effective interest method.

Other financial liabilities comprise accounts payable, amounts due to subsidiaries and affiliates, notes payable to subsidiaries, other current liabilities and long-term debt.

Derivative Financial Instruments and Hedging Activities

The Parent utilizes currency forward contracts to mitigate financial market risks of fluctuations in foreign currency exchange rates. The Parent does not use derivative financial instruments for speculative or trading purposes. All derivative instruments are recorded in the balance sheet at fair value. The Parent has not designated any derivatives as hedge accounting. Derivatives not designated as hedge accounting and used to hedge foreign currency-denominated balance sheet items are reported directly in earnings along with offsetting transaction gains and losses on the items being hedged.

Income Taxes

Deferred income taxes arise primarily because of differences in the bases of assets or liabilities between financial accounting and tax accounting which are known as temporary differences. The Parent records the tax effect of these temporary differences as deferred tax assets (generally items that can be used as a tax deduction or credit in future periods) and deferred tax liabilities (generally items for which the Parent receives a tax deduction, but have not yet been recorded in the consolidated statement of operations). The Parent regularly reviews deferred tax assets for realizability, taking into consideration all available evidence, both positive and negative, including historical pre-tax and taxable income (losses), projected future pre-tax and taxable income (losses) and the expected timing of the reversals of existing temporary differences. In arriving at these judgments, the weight given to the potential effect of all positive and negative evidence is commensurate with the extent to which it can be objectively verified.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date. Valuation allowances are established when management determines that it is more likely than not that some portion, or all of the deferred tax asset, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

Tax positions are in compliance with applicable tax laws and regulations. Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.

FS56

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The supplementary financial information includes certain expenses of SunEdison, Inc. that were allocated for stock-based compensation, as well as stock-based compensation expense for the Parent’s stock. Stock-based compensation expense for all share-based payment awards is based on the estimated grant-date fair value. These compensation costs are recognized net of an estimated forfeiture rate for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Compensation costs, for ratable awards, are recognized for all grants on a straight-line basis over the requisite service period of the entire award. Forfeiture rates are estimated by taking into consideration the historical experience of SunEdison during the preceding four fiscal years.

The assumptions used are routinely examined in estimating the fair value of employee options granted. It was determined as part of this assessment, that the historical stock price volatility of guideline companies and the historical pattern of SunEdison option exercises are appropriate indicators of expected volatility and expected term since the Group did not have its own stock trading history prior to the Offering. The interest rate is determined based on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term of the award. The Black-Scholes option-pricing model is used to estimate the fair value of ratable and cliff vesting options. The grant date fair value was calculated for market condition awards using a probabilistic approach under a Monte Carlo simulation taking into consideration volatility, interest rates and expected term.

Contingencies

The Parent is involved in conditions, situations, or circumstances in the ordinary course of business with possible gain or loss contingencies that will ultimately be resolved when one or more future events occur or fail to occur. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, that amount will be accrued. When no amount within the range is a better estimate than any other amount, however, the minimum amount in the range will be accrued. The Parent continually evaluates uncertainties associated with loss contingencies and record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements; and (ii) the loss or range of loss can be reasonably estimated. Legal costs are expensed when incurred. Gain contingencies are not recorded until realized or realizable.

Fair Value Measurements

Fair value accounting guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability, and are based on market data obtained from sources independent of the Parent. Unobservable inputs reflect assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs as follows:

FS57

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

•
Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Parent has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Because valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•
Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Valuations for Level 2 are prepared on an individual instrument basis using data obtained from recent transactions for identical securities in inactive markets or pricing data from similar instruments in active and inactive markets.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Parent maintains various financial instruments recorded at cost in the December 31, 2014 balance sheets that are not required to be recorded at fair value. For these instruments, the Parent used the following methods and assumptions to estimate the fair value:

•
Cash equivalents, accounts receivable and payable, amounts due from and due to subsidiaries, amounts due to affiliates, notes receivable from and payable to subsidiaries, and other current liabilities are valued at cost, which approximates fair value because of the short maturity period; and

•
Long-term note payable to subsidiaries – fair value is based on the amount of future cash flows associated with each debt instrument discounted at a current estimated borrowing rate for similar debt instruments of comparable terms.

There were no transfers into or out of Level 1, Level 2, or Level 3 financial instruments during the period ended December 31, 2014.

3.    INVENTORIES

Inventories consist of finished goods. As of December 31, 2014, $3,783,000 of finished goods were held on consignment.

FS58

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

4.    NOTES RECEIVABLE/PAYABLE FROM/TO SUBSIDIARIES

Notes receivable/payable from/to subsidiaries consist of the following:

	As of December 31, 2014
	Total principal	Current and short-term	Long-term
	US$’000	US$’000	US$’000

Receivable	144,432	—	144,432
Payables	(429,278)	(254,775)	(174,503)

The note receivable from subsidiary is unsecured and bears interest at a rate of 3% per annum.

The notes payable to subsidiaries are unsecured and bear interest at rates ranging from 2% to 3%.

5.    STOCKHOLDERS’ EQUITY

Ordinary Shares

Holders of our ordinary shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Subject to any preferential rights of holders of any outstanding preference shares, holders of our ordinary shares will be entitled to receive dividends and other distributions in cash, stock, or property as may be declared by our Company from time to time. In the event of our liquidation, dissolution or winding up, the liquidator may, with the authority of a special resolution, divide amongst all shareholders in specie or in kind the whole or any part of our assets and may for such purpose set such value as the liquidator thinks fair upon any one or more classes of property to be divided as between the shareholders or between different classes of shareholders. The declaration and payment of future dividends on our ordinary shares, if any, will be at the sole discretion of the Board of Directors and is subject to restrictions contained in our debt agreements, Singapore law, and our articles of association. There were no dividends declared or paid during the period ended December 31, 2014.

Stock-Based Compensation

We have equity incentive plans that provide for the award of non-qualified stock options, performance shares, and restricted stock units (“RSUs”) to employees and non-employee directors. We filed a registration statement on Form S-8 on June 10, 2014 to register an aggregate of 11,000,000 ordinary shares reserved for issuance under the equity incentive plans we adopted in connection with the Offering. There were 7.7 million shares remaining available for future grant under these plans as of December 31, 2014.

Options to employees are generally granted upon hire and annually or semi-annually, usually with four-year ratable vesting. Certain shares of non-employee directors have a one year vesting period. No option has a term of more than ten years. The exercise price of stock options granted equals the market price on the date of the grant.

FS59

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

5.    STOCKHOLDERS’ EQUITY (Continued)

The following table presents information regarding outstanding stock options as of December 31, 2014, and changes during the period ended December 31, 2014 for the Company and its subsidiaries:

	Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (years)
		US$	US$’000
Outstanding at December 31, 2013	—	—	—	—
Granted	1,794,002	15.83	—	—
Exercised	—	—	—	—
Forfeited	(67,648)	17.39	—	—
Expired	—	—	—	—
Outstanding at December 31, 2014	1,726,354	15.77	4,800	9
Options exercisable at December 31, 2014	57,692	13.00	300	9

The weighted-average assumptions are as follows:

2014

Risk-free interest rate	1.2%
Expected stock price volatility	39.6%
Expected term until exercise (years)	4
Expected dividends	Nil

The weighted-average grant-date fair value per share of options granted was $5.15 for the period ended December 31, 2014. There were 3,530 options granted to employees of the Company, excluding amounts granted to subsidiary employees for the period ended December 31, 2014. Total unrecognized compensation cost related to these stock options was less than $100,000 as of December 31, 2014.

RSUs represent the right to receive a share of our stock at a designated time in the future, provided the stock unit is vested at the time. Recipients of RSUs do not pay any cash consideration for the RSUs or the underlying shares, and do not have the right to vote or have any other rights of a shareholder until the RSU has vested and the underlying shares of stock are distributed. RSUs granted to employees and non-employee directors usually have a four-year ratable vesting schedule, and certain grants are subject to performance conditions established at the time of grant.

FS60

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

5.    STOCKHOLDERS’ EQUITY (Continued)

The following table presents information regarding outstanding RSUs as of December 31, 2014, and changes during the period ended December 31, 2014:

	Restricted Stock Units	Aggregate Intrinsic Value US$’000	Weighted-Average Remaining Contractual Life (years)

Outstanding at December 31, 2013	—	—	—
Granted	1,604,725	—	—
Converted	—	—	—
Forfeited	(43,313)	—	—
Outstanding at December 31, 2014	1,561,412	28,900	2.1

The weighted-average fair value of RSUs on the date of grant was $16.93 for the period ended December 31, 2014. There were 109,977 RSUs granted to employees and non-employee directors of the Company excluding amounts granted to subsidiary employees, for the period ended December 31, 2014. Total unrecognized compensation cost related to these RSUs of $1,450,000 is expected to be recognized as of December 31, 2014 over a weighted-average period of approximately 2.75 years.

There was approximately $400,000 in stock-based compensation expense recorded in marketing and administration on the Statement of Operations for the period ended December 31, 2014 related to grants for Company employees and non-employee directors. This does not include expense related to grants to subsidiary employees.

The amount of stock-based compensation cost capitalized into inventory and fixed assets was not material for the period ended December 31, 2014. Further, the recognition of excess tax benefits from share-based payment arrangements was not material for the period ended December 31, 2014.

FS61

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

6.    ACCUMULATED OTHER COMPREHENSIVE LOSS

Comprehensive loss represents a measure of all changes in equity that result from recognized transactions and economic events other than transactions with owners in their capacity as owners. Other comprehensive loss from the Parent includes foreign currency translation and pension adjustments.

The following table presents the changes in each component of accumulated other comprehensive loss, net of tax:

For the Period Ended December 31, 2014
(US$’000)
Foreign Currency Items
Beginning balance	—
Other comprehensive loss before reclassifications	(174,145)
Amounts reclassified from accumulated other comprehensive loss	—
Ending balance	(174,145)

7.    EMPLOYEE BENEFITS

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which the Parent makes contributions into a separate entity for the benefit of employees and has no legal or constructive obligation to pay further amounts.

Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the periods during which services are rendered by employees.

Short-term benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognized for the amount expected to be paid under short-term cash bonus or incentive plans if the Parent has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

FS62

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

7.    EMPLOYEE BENEFITS (Continued)

Provisions

A provision is recognized if, as a result of a past event, the Parent has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

8.    DERIVATIVES AND HEDGING INSTRUMENTS

The Parent’s derivatives and hedging activities consist of:

		Assets (Liabilities) Fair Value
	Balance Sheet Location	As of December 31, 2014
		(US$’000)
Derivatives not designated as hedging:

Currency forward contracts (1)	Accrued liabilities	(103)

(1)	Currency forward contracts are recorded in the balance sheet at fair value using Level 1 inputs.

The Parent utilizes currency forward contracts to mitigate financial market risks of fluctuations in foreign currency exchange rates. The Parent does not use derivative financial instruments for speculative or trading purposes. Gains and losses on these foreign currency exposures are generally offset by corresponding losses and gains on the related hedging instruments, reducing the net exposure to the Parent. A substantial portion of revenue and capital spending is transacted in the U.S. dollar. However, the Parent enters into transactions in other currencies, primarily the Japanese yen, euro, and South Korean won. The Parent has established transaction-based hedging programs to protect against reductions in value and volatility of future cash flows caused by changes in foreign exchange rates. Hedging programs reduce, but do not always eliminate, the impact of foreign currency exchange rate movements. The Parent may have outstanding contracts with several major financial institutions for these hedging transactions at any point in time. The maximum credit risk loss with these institutions is limited to any gain on our outstanding contracts. These currency forward contracts had net notional amounts of $22,177,000 as of December 31, 2014 and are accounted for as economic hedges, for which hedge accounting was not applied.

FS63

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

9.    COMMITMENTS AND CONTINGENCIES

Indemnification

We have agreed to indemnify some of our semiconductor customers against claims of infringement of the intellectual property rights of others in our sales contracts with these customers. Historically, we have not paid any claims under these indemnification obligations, and we do not have any pending indemnification claims as of December 31, 2014 and 2013.

Legal Proceedings

We are involved in various legal proceedings, claims, investigations and other legal matters which arise in the ordinary course of business. Although it is not possible to predict the outcome of these matters, we believe that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position, cash flows or results of operations.

10.    INCOME TAXES

There was no current income tax expense during 2014 since the Parent incurred a pre-tax loss for the period.

Deferred Taxes

Tax effects of the major items recorded as deferred tax assets and liabilities are:

For the Period Ended December 31, 2014 US$’000
Deferred tax assets:
Net operating loss carry forwards	11,426
Other	30
Total deferred tax assets	11,456
Valuation allowance	(11,048)
Net deferred tax assets	408

Deferred tax liabilities:
Unremitted interest income	(408)
Total deferred tax liabilities	(408)
Net deferred tax	—

FS64

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

11.    RELATED PARTY TRANSACTIONS

Transactions with Affiliates

We sell intermediate products such as polysilicon, trichlorosilane gas, ingots, scrap wafers, and other inventory items to SunEdison's subsidiaries in the United States, Europe, and Asia for use in their operations.

For the purpose of the supplementary financial information, parties are considered to be related to the Parent if the Parent has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Parent and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Intercompany Transactions

We executed a settlement of a polysilicon supply agreement with our subsidiary during 2014. This settlement resulted in us obtaining an intercompany long term note receivable valued at 111.9 million euro at the date of the settlement in exchange for an equivalent 111.9 million euro account payable to our subsidiary at the contract termination date.  These represent non-cash transactions and did not have an impact on our statement of operations for the current period.

Other related party transaction

Other than disclosed elsewhere in the supplementary financial information, transactions with related parties are as follows:

2014
US$’000
Subsidiaries
- Sale of goods	351,133
- Purchase of goods	675,236
- Commission expense	1,829
- Management service and information technology fees	56,169
- Interest expense	7,966
- Royalty income	12,291

Affiliate
- Purchase of goods	11,950

The Parent engages in a variety of transactions with related corporations in the normal course of business. Such transactions include but are not limited to purchases of various raw materials. The related party transactions are carried out on terms negotiated between the parties which are intended to reflect competitive terms.

FS65

SunEdison Semiconductor Limited
Notes to Supplementary Financial Information

12.    SUBSEQUENT EVENTS

On January 20, 2015, a secondary public offering of 17,250,000 ordinary shares was closed. In connection with this offering, SunEdison, Inc. ceased to own more than 50% of our outstanding ordinary shares. We did not receive any of the proceeds from the sale of our ordinary shares in this offering. Upon completion of this offering, there continued to be 41,506,175 ordinary shares outstanding.

FS66

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						M94450-P67745	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNEDISON SEMICONDUCTOR LIMITED

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain	3.
To approve the cash compensation for SunEdison Semiconductor's non-employee directors for services rendered by them through the date of SunEdison Semiconductor's 2016 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, it's 2015 Annual General Shareholder Meeting.
								For	Against	Abstain

	Nominees:							☐	☐	☐

	1a.	Mr. Antonio R. Alvarez	☐	☐	☐

	1b.	Mr. Gideon Argov	☐	☐	☐

	1c.	Mr. Michael F. Bartholomeusz	☐	☐	☐

	1d.	Mr. Jeffrey A. Beck	☐	☐	☐

	1e.	Ms. Justine F. Lien	☐	☐	☐

	1f.	Dr. Shaker Sadasivam	☐	☐	☐	4.
To approve the general authorization for the directors of SunEdison Semiconductor to allot and issue ordinary shares, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting.
								☐	☐	☐

	1g.	Mr. Abdul Jabbar Bin Karam Din	☐	☐	☐

2.
To approve the re-appointment of KPMG LLP as SunEdison Semiconductor's independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015, and to authorize the Audit Committee of the Board of Directors to fix its remuneration through the date of SunEdison Semiconductor's 2016 Annual General Meeting of Shareholders.
			☐	☐	☐

5.
To approve the Share Repurchase Mandate authorizing the acquisition by SunEdison Semiconductor of its own issued ordinary shares, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting.
								☐	☐	☐

In their discretion, the proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Further details in respect of the above resolutions are set out in the proxy statement of SunEdison Semiconductor which is available at www.proxyvote.com.

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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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M94451-P67745

SUNEDISON SEMICONDUCTOR LIMITED Annual General Meeting of Shareholders July 29, 2015 7:00 AM CDT This proxy is solicited by the Board of Directors

The shareholder hereby appoints Shaker Sadasivam, Jeffrey Hall and Sally Townsley, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of SUNEDISON SEMICONDUCTOR LIMITED that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 7:00 AM, CDT on July 29, 2015, at the Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side